Exhibit 10.24

EXECUTION VERSION

Certain information marked as [***] has been excluded from this exhibit because it is both
(i) not material and (ii) is the type that the registrant customarily and actually treats as private or confidential.

COLLABORATION, OPTION AND LICENSE AGREEMENT

BY AND BETWEEN

Janssen Pharmaceuticals, Inc.,

MEIRAGTX UK II LIMITED

AND

MEIRAGTX HOLDINGS PLC

TABLE OF CONTENTS

1.	DEFINITIONS		1
2.	OVERVIEW OF COLLABORATION		26
	2.1.	Overview of Clinical Development Plan Activities	26
	2.2.	Overview of Research Plan Activities	28
	2.3.	Overview of CMC Development Plan Activities and Other Manufacturing Activities	28
3.	Non-Clinical RESEARCH		28
	3.1.	Research IRD Targets	29
	3.2.	Research Plans	29
	3.3.	Conduct of Research Activities	29
	3.4.	Research Budget	29
	3.5.	Research Records	30
	3.6.	Audits	30
	3.7.	Research Reports and Materials	31
	3.8.	Research Costs	32
	3.9.	Option	32
4.	LICENSES		33
	4.1.	Licenses to Janssen	33
	4.2.	Licenses to MeiraGTx	34
	4.3.	Sublicense Rights	35
	4.4.	Subcontractors	35
	4.5.	Third Party Licenses	36
	4.6.	Exclusivity	36
	4.7.	No Other Rights	37
	4.8.	MeiraGTx Know-How Transfer	37
5.	GOVERNANCE		38
	5.1.	Alliance Managers	38
	5.2.	Joint Steering Committee	38
	5.3.	Joint Research Committee	39
	5.4.	Joint Development Committee	39
	5.5.	Joint Manufacturing Committee.	40
	5.6.	Operational Teams	40
	5.7.	Committee Representatives and Meetings	41

-i-

	5.8.	Resolution of Committee Disputes	42
6.	DEVELOPMENT		42
	6.1.	Clinical IRD Products	42
	6.2.	Janssen Research IRD Products	46
7.	REGULATORY		46
	7.1.	Clinical IRD Products	46
	7.2.	Research IRD Products	49
	7.3.	Pharmacovigilance	50
8.	MANUFACTURING		50
	8.1.	Product Manufacturing outside Supply Agreements	50
	8.2.	Clinical Supply Agreement	51
	8.3.	Commercial Supply Agreement	51
	8.4.	Collaboration on CMC Development	51
	8.5.	[***] Manufacturing Services	54
9.	COMMERCIALIZATION		54
10.	FINANCIAL PROVISIONS		54
	10.1.	Upfront Payment	54
	10.2.	Research Costs	54
	10.3.	Clinical Development Costs	55
	10.4.	Clinical Development Manufacturing Costs	56
	10.5.	Process Development Costs	57
	10.6.	Development Milestone Payments	58
	10.7.	Commercial Milestone Payments	60
	10.8.	Royalties	61
	10.9.	Additional Royalty Provisions	61
	10.10.	Third Party Obligations	63
	10.11.	Reports and Royalty Payments	64
	10.12.	Disclaimer.	64
	10.13.	Payment Terms	64
	10.14.	Records and Audits	66
11.	INTELLECTUAL PROPERTY RIGHTS		67
	11.1.	Ownership under the Clinical IRD Programs and Research IRD Programs	67
	11.2.	Ownership under the CMC Development Collaboration	67
	11.3.	Duties to the Other Party	67

-ii-

	11.4.	Patent Prosecution and Maintenance	68
	11.5.	Third Party Infringement; Patent Actions	71
	11.6.	Product Infringement	74
	11.7.	Patents Licensed From Third Parties	74
	11.8.	Trademarks.	74
12.	CONFIDENTIALITY		74
	12.1.	Duty of Confidence	74
	12.2.	Exceptions	75
	12.3.	Authorized Disclosures	75
	12.4.	Terms of this Agreement	76
	12.5.	Use of Residuals.	76
	12.6.	Data Privacy	76
13.	PUBLICATIONS AND PUBLICITY		77
	13.1.	Use of Names	77
	13.2.	Press Releases and Publicity Related to this Agreement	77
	13.3.	Public Disclosures and Publications Related to the Programs or Products	77
	13.4.	Publications	78
	13.5.	Disclosures Required By Law	79
	13.6.	Publication	79
14.	EFFECTIVENESS		79
	14.1.	Effective Date	79
	14.2.	Filings	80
	14.3.	Outside Date	80
15.	TERM AND TERMINATION		80
	15.1.	Term	80
	15.2.	Termination	80
	15.3.	Rights in Insolvency	82
	15.4.	Effects of Expiration or Termination	83
	15.5.	Post-Termination Royalties to Janssen	86
	15.6.	Survival	86
	15.7.	Termination Not Sole Remedy	87
16.	REPRESENTATIONS, WARRANTIES AND COVENANTS		87
	16.1.	Representations and Warranties by Each Party	87
	16.2.	Representations, Warranties and Covenants by MeiraGTx	88

-iii-

	16.3.	Mutual Covenants	90
	16.4.	No Other Warranties	91
17.	INDEMNIFICATION; LIABILITY; INSURANCE		91
	17.1.	Indemnification by MeiraGTx	91
	17.2.	Indemnification by Janssen	91
	17.3.	Indemnification Procedure	92
	17.4.	Mitigation of Loss	94
	17.5.	Limited Liability	94
	17.6.	Insurance Obligations	94
18.	DISPUTE RESOLUTION		95
	18.1.	Dispute Resolution	95
	18.2.	Governing Law	97
	18.3.	Exclusions	97
	18.4.	Cumulative Remedies	98
	18.5.	Injunctive Relief	98
19.	GENERAL PROVISIONS		98
	19.1.	Assignment	98
	19.2.	Extension to Affiliates	99
	19.3.	Severability	99
	19.4.	Force Majeure	99
	19.5.	Waivers and Amendments	99
	19.6.	Relationship of the Parties	100
	19.7.	Notices	100
	19.8.	Further Assurances	101
	19.9.	No Third Party Beneficiary Rights	101
	19.10.	English Language	101
	19.11.	Interpretation	101
	19.12.	Entire Agreement	102
	19.13.	Counterparts	103

-iv-

Exhibits

Exhibit 1.34: Clinical Development Plans, Including Anticipated Costs and Timelines

Exhibit 1.34-1: Anticipated Costs and Timelines – CNGA3 Product

Exhibit 1.34-2: Anticipated Costs and Timelines – CNGB3 Product

Exhibit 1.34-3: Anticipated Costs and Timelines – RPGR Product

Exhibit 1.51: CMC Development Plans

Exhibit 1.103: Final Report Requirements

Exhibit 1.136: J&J Universal Calendar for 2019 and 2020

Exhibit 1.168: MeiraGTx Patents

Exhibit 1.221: IRD Genes

Exhibit 1.223: Research Plans

Exhibit 3.4: Research Budget Cap

Exhibit 3.5: Janssen Data Policies

Exhibit 4.4: MeiraGTx Subcontractors

Exhibit 8.2: Key Terms of Clinical Supply Agreement and Clinical Quality Assurance Agreement

Exhibit 8.3: Key Terms of Commercial Supply Agreement and Commercial Quality Assurance Agreement

Exhibit 8.4(a): CMC Development Plan Activities – Breakdown

Exhibit 16.2(b): Third Party Rights

Exhibit 16.2(g): MeiraGTx Existing Third Party Obligations

-v-

COLLABORATION, OPTION AND LICENSE AGREEMENT

This Collaboration, Option and License Agreement (this “Agreement”) is made as of January 30, 2019 (the “Execution Date”), by and between Janssen Pharmaceuticals, Inc., a Pennsylvania corporation located at 1125 Trenton-Harbourton Road, Titusville, NJ 08560, United States of America (“Janssen”), on the one hand, and MeiraGTx UK II Limited, a company organized and existing under the laws of England, located at 25 Provost Street, London N1 7NH, United Kingdom and MeiraGTx Holdings plc, a Cayman Islands corporation located at 430 East 29th Street, 10th Floor, New York, NY 10016, United States of America (MeiraGTx UK II Limited and MeiraGTx Holdings plc, individually or collectively, “MeiraGTx”), on the other hand. Janssen and MeiraGTx are each referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, MeiraGTx has technology and expertise in gene therapy, including viral vector design and optimization and gene therapy manufacturing, and is applying such technology to develop therapeutic products, including the Clinical IRD Products (as defined below);

WHEREAS, Janssen, together with its Affiliates, is engaged in the Research, Development, and Commercialization of biopharmaceutical products globally;

WHEREAS, MeiraGTx and Janssen desire to enter into a collaboration to jointly Develop the Clinical IRD Products to permit Janssen to Commercialize such Clinical IRD Products under an exclusive license from MeiraGTx, all under the terms and conditions set forth herein;

WHEREAS, MeiraGTx and Janssen also desire to enter into a collaboration where Janssen would co-fund MeiraGTx’s research on Research IRD Products (as defined below), and in return, MeiraGTx would grant Janssen an exclusive option to obtain an exclusive license to further Develop and Commercialize certain Research IRD Products, all under the terms and conditions set forth herein; and

WHEREAS, MeiraGTx and Janssen desire to collaborate on the Development of certain manufacturing and technical improvements and provide certain additional Manufacturing services, under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows.

1.DEFINITIONS

Unless the context otherwise requires, the capitalized terms in this Agreement have the meanings set forth below or the meaning as designated in the indicated places throughout this Agreement.

1.1.	“Accounting Standards” means GAAP, as generally and consistently applied throughout each Party’s organization.
1.2.	“Acquired Party” has the meaning set forth in Section 4.6(d).

1.3.	“Act” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq. and the United States Public Health Service (PHS) Act, 42 U.S.C. §§ 201 et seq.
1.4.

“Advancement Criteria” means the specific, objective criteria and standards that need to be fulfilled for a successful IND Submission in accordance with 21 C.F.R. §312 and any foreign counterpart to such regulation and any other requirements of any Regulatory Authority.

1.5.

“Adverse Event” means (a) any untoward medical occurrence in a Clinical Study subject or in a patient who is administered a Product, whether or not considered related to such Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom, or disease associated with the use of a Product or (b) finding from any animal or in vitro testing or toxicology study, whether or not conducted by the sponsor, that suggests a significant risk in humans exposed to the drug.

1.6.

“Affiliate” means, with respect to a Party, any Person that, directly or indirectly, controls, is controlled by, or is under common control with that Party, for so long as such control exists. For the purpose of this definition, “control” means any of the following: (a) direct or indirect ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, (b) status as a general partner in any partnership, or (c) any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity, whether through ownership of voting securities, by contract or otherwise. In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and in such case, such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

1.7.

“Affordable Basis” means selling a Product for [***]. In determining Affordable Basis, the Parties recognize that, to the extent that a Party engages a Third Party in the Commercialization of a Product on an Affordable Basis, [***].

1.8.	“Agreement” has the meaning set forth in the first paragraph of this Agreement.
1.9.	“Alliance Manager” has the meaning set forth in Section 5.1.
1.10.	“Annual Net Sales” means Net Sales of Product(s) in a Calendar Year.
1.11.

“Anti-Corruption Laws” means all Applicable Laws and international financial institution rules regarding corruption, bribery, ethical business conduct, money laundering, political contributions, gifts and gratuities, or lawful expenses to public officials, healthcare professionals, and private persons, agency relationships, commissions, lobbying, books and records, and financial controls, including the FCPA.

1.12.

“Applicable Law” means any applicable law, statute, code, ordinance, rule or regulation, enforceable guideline or other requirement, order, injunction, judgment, writ, stipulation, award, arbitration award, decree, other pronouncement having the effect of law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Authority applicable to any Party or such Party’s businesses, properties or assets, as may be amended from time to time.

1.13.	“Audited Party” has the meaning set forth in Section 10.14(b).
1.14.	“Auditing Party” has the meaning set forth in Section 10.14(b).
1.15.	“Auditor” has the meaning set forth in Section 10.14(b).
1.16.

“Biosimilar Product” means, in a particular country with respect to a particular Product, any biopharmaceutical product that: (a) has received all necessary approvals by the applicable Regulatory Authorities in such country to market and sell such product as a biopharmaceutical product; (b) is marketed or sold by a Third Party who is not a licensee or Sublicensee of Janssen or its Affiliates regarding such biopharmaceutical product; and (c) is approved as (i) a “biosimilar” (in the United States) of such Product, (ii) a “similar biological medicinal product” (in the EU) with respect to which such Product is the “reference medicinal product,” or (iii) if not in the US or EU, the foreign equivalent of a “biosimilar” or “similar biological medicinal product” of such Product, in each case, for use in such country pursuant to a regulatory approval process governing approval of generic biologics based on the then-current standards for regulatory approval in such country (e.g., the Biologics Price Competition and Innovation Act of 2009 or an equivalent under foreign law).

1.17.

“BLA” means: (a) a Biologics License Application as defined in the Act and the regulations promulgated thereunder; (b) an MAA in the EU; or (c) any equivalent or comparable application, registration or certification in any other country or region.

1.18.	“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks are authorized or required to be closed in New York, New York.
1.19.

“Calendar Quarter” means a financial quarter based on the J&J Universal Calendar for that year that is used by Janssen and Affiliates for internal and external reporting purposes; provided, however, that the first Calendar Quarter of the Term extends from the Effective Date to the end of the then-current Calendar Quarter, and the last Calendar Quarter extends from the first day of such Calendar Quarter until the effective date of the termination or expiration of this Agreement.

1.20.

“Calendar Year” means a year based on the J&J Universal Calendar for that year; provided, however, that the first Calendar Year of the Term extends from the Effective Date to the end of the then-current Calendar Year, and the last Calendar Year extends from the first day of such Calendar Year for the year during which termination or expiration of this Agreement will occur until the effective date of the termination or expiration of this Agreement.

1.21.	“CAPA” has the meaning set forth in Section 3.6.
1.22.

“cGCP” means the then-current ethical, scientific and quality standards, practices and procedures required by FDA for designing, conducting, recording and reporting trials that involve the participation of human subjects, as set forth in FDA regulations in 21 C.F.R. Parts 11, 50, 54, 56, and 312 and related FDA guidance documents, including the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance” and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline, or the equivalent Applicable Law of an applicable Regulatory Authority.

1.23.

“cGLP” means the then-current good laboratory practice standards as required by the FDA under 21 C.F.R. Part 58 and all applicable FDA rules, regulations, orders and guidance, and the requirements with respect to current good laboratory practices prescribed by the European Community, the OECD (Organization for Economic Cooperation and Development Council) and the ICH Guidelines, or the equivalent Applicable Law of an applicable Regulatory Authority.

1.24.

“cGMP” means the then-current good manufacturing practices as required by the FDA under provisions of 21 C.F.R. Parts 210 and 211 and all applicable FDA rules, regulations, orders and guidance, and the requirements with respect to current good manufacturing practices prescribed by the European Community under provisions of “The Rules Governing Medicinal Products in the European Community, Volume 4, Good Manufacturing Practices, Annex 13, Manufacture of Investigational Medicinal Products, July 2003,” or the equivalent Applicable Law of an applicable Regulatory Authority.

1.25.

“Challenge” or “Challenging” means, with respect to any MeiraGTx Patents, MeiraGTx Research Patents or Joint Patents, to contest the validity or enforceability of any such Patents, in whole or in part, in any court, arbitration proceeding or other tribunal, including the United States Patent and Trademark Office, the European Patent Office, and the United States International Trade Commission.  As used in this term “Challenge”, the term “contest” includes [***].

1.26.	“Challenged Patent” has the meaning set forth in Section 15.2(c).
1.27.

“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation; (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party; or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s assets or business to which the subject matter of this Agreement relates.

1.28.	“Claims” means all Third Party demands, claims, actions, suits, causes of action and proceedings.
1.29.

“Clinical Development Budget” has the meaning set forth in Section 6.1(d). Each Clinical Development Budget, upon approval in accordance with the terms and conditions herewith, will be automatically incorporated into this Agreement by reference and form a part of this Agreement.

1.30.

“Clinical Development Costs” means, with respect to each Clinical IRD Product [***] all costs and expenses incurred on or after the Effective Date in connection with the performance of any Clinical Development Plan Activities for such Clinical IRD Product in accordance with the applicable Clinical Development Plan, including FTE Costs and fees charged by Third Party service providers, but excluding (a) overhead costs and capital expenditures and (b) all Clinical Development Manufacturing Costs.

1.31.	“Clinical Development Manufacturing Activities” has the meaning set forth in Section 8.4(a).
1.32.

“Clinical Development Manufacturing Budget” has the meaning set forth in Section 8.4(b). Each Clinical Development Manufacturing Budget, upon approval in accordance with the terms and conditions herewith, will be automatically incorporated into this Agreement by reference and form a part of this Agreement.

1.33.

“Clinical Development Manufacturing Costs” means the fully-burdened cost incurred on or after the Effective Date (and, solely with respect to the Clinical Supply of the CNGA3 Product, such costs incurred prior to the Effective Date and as specified on Exhibit 1.34-1) by either Party or any of their respective Affiliates in connection with the performance of any Clinical Development Manufacturing Activities in accordance with this Agreement and consistent with (a) the applicable CMC Development Plan, (b) the Clinical Supply Agreement, and (c) all components defined in Commercial Manufacturing Costs, including in each case ((a)-(c)), all FTE Costs, Out-of-Pocket Costs, and depreciation of capital expenditures.

1.34.

“Clinical Development Plan” means the strategic plan for Developing a Clinical IRD Product, as such plan may be agreed to, approved, amended or updated from time to time in accordance with Section 6.1(c). Each Clinical Development Plan will be automatically incorporated into this Agreement by reference and form a part of Exhibit 1.34 in accordance with Section 6.1(c). The anticipated costs and timelines for activities under the Clinical Development Plan for the CNGA3 Product are attached hereto as Exhibit 1.34-1. The anticipated costs and timelines for activities under the Clinical Development Plan for the CNGB3 Product are attached hereto as Exhibit 1.34-2. The anticipated costs and timelines for activities under the Clinical Development Plan for the RPGR Product are attached hereto as Exhibit 1.34-3.

1.35.	“Clinical Development Plan Activities” has the meaning set forth in Section 6.1(c).

1.36.

“Clinical Development Plan Term” means the term of a Clinical Development Plan, as set forth in such Clinical Development Plan, provided that in no event will the Clinical Development Plan Term exceed the Term.

1.37.	“Clinical Development Records” has the meaning set forth in Section 6.1(g).
1.38.	“Clinical IRD Patents” has the meaning set forth in Section 11.4(b).
1.39.	“Clinical IRD Products” means: (a) the CNGB3 Product; (b) the CNGA3 Product; (c) the RPGR Product; and (d) [***].
1.40.	“Clinical IRD Target” means: (a) the CNGB3 Target; (b) the CNGA3 Target; (c) the RPGR Target; and (d) [***].
1.41.	“Clinical IRD Target Indication” means: (a) the CNGB3 Target Indication; (b) the CNGA3 Target Indication; (c) the RPGR Target Indication; and (d) [***].
1.42.	“Clinical Quality Assurance Agreement” has the meaning set forth in Section 8.2.
1.43.

“Clinical Study” means a (a) Phase 1 Study, (b) Phase 1/2 Study, (c) Phase 2 Study, (d) Phase 3 Study, (e) Pivotal Study or (f) other prospective study (including a non-interventional study or Natural History Study)  or post-Regulatory Approval study, in each case of this subsection (f) in humans to obtain information regarding a disease state or product, including information relating to the safety, tolerability, pharmacological activity, pharmacokinetics, dose ranging or efficacy of the product.

1.44.	“Clinical Supply” means, with respect to a Clinical IRD Product or Janssen Research IRD Product, such Product Manufactured for use in a Clinical Study of such Product under this Agreement.
1.45.	“Clinical Supply Agreement” has the meaning set forth in Section 8.2.
1.46.	“CMC” means chemistry, manufacturing and controls.
1.47.	“CMC Development Collaboration” has the meaning set forth in Section 8.4(a).
1.48.

“CMC Development Inventions” means all Inventions, including CMC data, arising out of the CMC Development Collaboration, whether made solely by or on behalf of a Party or jointly with the other Party under this Agreement.

1.49.

“CMC Development Know-How” means all Know-How, including CMC data, arising out of the CMC Development Collaboration, whether made solely by or on behalf of a Party or jointly with the other Party under this Agreement.

1.50.	“CMC Development Patents” mean all Patents Covering patentable CMC Development Inventions or CMC Development Know-How.

1.51.

“CMC Development Plan” means the strategic plan for the CMC Development Collaboration, as such plan may be agreed to, approved, amended or updated from time to time in accordance with Section 8.4(a). Each CMC Development Plan will be automatically incorporated into this Agreement by reference and form a part of Exhibit 1.51.

1.52.	“CMC Development Plan Activities” has the meaning set forth in Section 8.4(a).
1.53.	“CMC Development Technology” means the CMC Development Patents, CMC Development Inventions and CMC Development Know-How.
1.54.	“CMC Development Term” has the meaning set forth in Section 2.3.
1.55.	“CMO” means a Third Party contract Manufacturing organization.
1.56.	“CNGA3 Product” means: (a) MeiraGTx’s Gene Therapy Product [***] for the treatment of the CNGA3 Target Indication by expressing the CNGA3 Target; [***].
1.57.	“CNGA3 Target” means the [***].
1.58.	“CNGA3 Target Indication” means the inherited retinal disease resulting from the loss of function of the CNGA3 Target.
1.59.	“CNGB3 Product” means: (a) MeiraGTx’s Gene Therapy Product [***] for the treatment of the CNGB3 Target Indication by expressing the CNGB3 Target; [***].
1.60.	“CNGB3 Target” means the [***].
1.61.	“CNGB3 Target Indication” means the inherited retinal disease resulting from the loss of function of the CNGB3 Target.
1.62.	“Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq.
1.63.	“Commercial Manufacturing Costs” means [***].
1.64.	“Commercial Milestone Event” has the meaning set forth in Section 10.7(a).
1.65.	“Commercial Milestone Payment” has the meaning set forth in Section 10.7(a).
1.66.	“Commercial Quality Assurance Agreement” has the meaning set forth in Section 8.3.
1.67.	“Commercial Supply” means a Product Manufactured for Commercialization of such Product, including for Product launch.
1.68.	“Commercial Supply Agreement” has the meaning set forth in Section 8.3.
1.69.

“Commercialize” or “Commercialization” means to market, promote, detail, conduct Medical Affairs, distribute, import, export, offer to sell, use or sell biopharmaceutical products or conduct other commercialization activities, including activities directed to obtaining Pricing Approvals, conducting pre- and post-Regulatory Approval activities and launching and promoting such biopharmaceutical products in each country, as applicable.

1.70.

“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective under this Agreement, those reasonable, good faith efforts normally used by such Party under similar circumstances for similar products or product candidates owned or controlled by such Party, or to which such Party has similar rights, which product or product candidate is of similar market potential in such country and is at a similar stage in its development or product life, taking into account all relevant scientific, technical, operational, commercial, economic and other factors that may affect the Development, Regulatory Approval, Manufacturing or Commercialization of a product, including (as applicable):  actual and potential issues of safety, efficacy or stability; expected and actual product profile (including product modality, category and mechanism of action); stage of development or life cycle status; actual and projected Development, Regulatory Approval, Manufacturing, and Commercialization costs, timelines and budgets; any issues regarding the ability to Manufacture or have Manufactured the product; the likelihood of obtaining Regulatory Approvals; the timing of such approvals; labeling or anticipated labeling; the then-current competitive environment and the likely competitive environment at the time of projected entry into the market, including the expected and actual competitiveness of alternative products; past performance of the product or similar products; present and future market potential; existing or projected pricing, sales, reimbursement and profitability; and expected and actual proprietary position, strength and duration of patent protection and anticipated regulatory or other exclusivity as such company would normally use to accomplish a similar objective under similar circumstances. With respect to a Party’s obligations, Commercially Reasonable Efforts requires that the Party, to the extent doing so would be required by this Agreement and the definition of “Commercially Reasonable Efforts” to do so: [***]. To the extent that [***]. To the extent that [***].

1.71.

“Committee” means the Joint Steering Committee, the Joint Research Committee, the Joint Development Committee, the Joint Manufacturing Committee or any other subcommittee established under Section 5.2(b), as applicable.

1.72.	“Competing Product” means, with respect to any Product, any Gene Therapy Product that [***].
1.73.	“Completion Notice” has the meaning set forth in Section 3.7(c).
1.74.

“Confidential Information” means all confidential Know-How and other confidential information and data of a Party that is disclosed by or on behalf of a Party or any of its Affiliates or otherwise made available to the other Party or its Affiliates, whether made available orally, in writing or in electronic form, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this Agreement or of a financial, commercial, business, operational or technical nature. For clarity, the terms and conditions of this Agreement shall constitute the Confidential Information of both Parties and each Party will be deemed a Receiving Party with respect thereto, and all research results shall constitute the Confidential Information of both Parties during the Term (subject to Section 15.4(b)).

1.75.

“Control” or “Controlled” means, with respect to any Intellectual Property Rights, the legal authority or right (whether by ownership, license or otherwise, other than pursuant to this Agreement) of a Party to grant a license or a sublicense of or under such Intellectual Property Rights to another Person, or to otherwise disclose such Intellectual Property Rights to another Person, without violating any Applicable Law, breaching the terms of any agreement with a Third Party or misappropriating the proprietary or trade secret information of a Third Party, and, subject to Section 10.10, without incurring payment obligations by reason of licensing, sublicensing, or providing access to the other Party with respect thereto (unless such other Party agrees in writing to bear all such costs arising from the license, sublicense, or access to such item by such other Party). Notwithstanding anything to the contrary in this Agreement, in the event of a Change of Control of a Party, (a) any Intellectual Property Rights Controlled by any acquiring entity (and not Controlled by such Party or its Affiliates) immediately prior to the effective date of such Change of Control and (b) any Intellectual Property Rights independently developed or acquired by or on behalf of any acquiring entity without access to or use of any Intellectual Property Rights used or made available under this Agreement or pre-acquisition employees of such Party or its pre-acquisition Affiliates, in each case ((a) and (b)) shall not be deemed to be Controlled by such Party or its Affiliates after the effective date of such Change of Control for purposes of this Agreement.

1.76.	“Controlling Party” has the meaning set forth in Section 11.5(d).
1.77.

“Cover” or “Covered” means that, but for a license granted to a Person under a Valid Claim of a Patent, the act of Developing, Manufacturing, or Commercializing by such Person would infringe, or contribute to or induce the infringement of, such Valid Claim.

1.78.	“CPR Mediation Procedure” has the meaning set forth in Section 18.1(b).
1.79.	“CPR Rules” has the meaning set forth in Section 18.1(c)(i).
1.80.	“Damages” means all losses, liabilities, damages, taxes, costs and expenses of every kind and nature (including reasonable attorneys’ fees).
1.81.

“Data Exclusivity Right” means any data exclusivity rights or exclusive marketing rights conferred by any Regulatory Authority with respect to a Product (other than Patents), including orphan drug exclusivity, market exclusivity, data exclusivity, or pediatric exclusivity.

1.82.

“Debarred Person” means a Person that is: (a) debarred from or disqualified under the Act or any other governmental program; (b) on any of the FDA clinical investigator enforcement lists (including, the (i) Disqualified/Totally Restricted List, (ii) Restricted List and (iii) Adequate Assurances List); (c) excluded from participation in any governmental healthcare program or other federal or state program, convicted of an offense under 42 U.S.C. § 1320a-7, or otherwise deemed ineligible for participation in health care or federal or state programs; or (d) is the subject of a conviction described in 21 U.S.C. 335a or is subject to any similar sanction.

1.83.

“Deemed Sublicensee Distributor” means any Third Party appointed by Janssen or any of its Affiliates or its or their sublicensees to distribute, market, and sell Product, with or without packaging rights, in one or more countries in the Territory, in circumstances where: (a) the Third Party purchases Product from Janssen or its Affiliates or its or their sublicensees and otherwise makes an upfront, royalty or other payment (separate from a payment for supply of Product) to Janssen or its Affiliates or its or their sublicensees with respect to Product; or (b) the Third Party engages in material promotional activity under a co-promotion agreement with Janssen with respect to Product. For clarity, a Deemed Sublicensee Distributor shall be deemed a Sublicensee for the purpose of Net Sales and corresponding Royalty calculations.

1.84.

“Develop” or “Development” means any and all drug development activities, other than Research activities, conducted before or after obtaining Regulatory Approval that are reasonably related to or leading to the development, preparation and submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting or expanding Regulatory Approval or to the appropriate body for obtaining, supporting or expanding Pricing Approval, including all activities related to pharmacokinetic profiling, design and conduct of Clinical Studies, regulatory affairs, regulatory strategy, safety matters, statistical analysis, report writing, and Regulatory Filing creation and submission (including the services of outside advisors and consultants in connection therewith).

1.85.	“Development Milestone Event” has the meaning set forth in Section 10.6.
1.86.	“Development Milestone Payment” has the meaning set forth in Section 10.6.
1.87.	“Disclosing Party” has the meaning set forth in Section 12.1.
1.88.	“Dispute” has the meaning set forth in Section 18.1(a).
1.89.

“Distributor” means any Third Party appointed by Janssen or any of its Affiliates or its or their sublicensees to distribute, market, and sell Product, with or without packaging rights, in one or more countries in the Territory, in circumstances where: (a) the Third Party purchases Product from Janssen or its Affiliates or its or their sublicensees, but does not otherwise make any upfront, royalty or other payment (separate from a payment for supply of Product) to Janssen or its Affiliates or its or their sublicensees with respect to Product; and (b) the Third Party does not engage in any material promotional activity under a co-promotion agreement with Janssen with respect to Product.

1.90.	“Dollar” or “Dollars” or “$” means the legal tender of the United States of America.
1.91.

“Drug Master File” means, for each Product, the drug master file that includes detailed information about such Product, processes, facilities, articles or Materials used in the Manufacture of such Product, which is or is intended to be submitted to a Regulatory Authority, including “Drug Master Files” as defined in 21 C.F.R. § 314.420, any non-

United States equivalents and any equivalent information applicable for a Gene Therapy Product.

1.92.	“Effective Date” has the meaning set forth in Section 14.1
1.93.	“EMA” means the European Medicines Agency or any successor entity thereto.
1.94.	“End-of-Phase 2 Meeting” means any “End-of-Phase 2 Meeting” as described in 21 CFR 312.47, or, with respect to the EU, a similar meeting with the EMA.
1.95.	“EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto; except that, for purposes of this Agreement, the EU will be deemed to include [***].
1.96.	“European Commission” means the executive of the EU that promotes its general interest.
1.97.	“Execution Date” has the meaning set forth in the first paragraph of this Agreement.
1.98.	“Executive Officers” means the Chief Executive Officer of MeiraGTx and the Global Head of Janssen Research and Development of Janssen.
1.99.	“Existing Third Party Obligations” has the meaning set forth in Section 10.10(a).
1.100.	“FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1, et seq.).
1.101.	“FDA” means the United States Food and Drug Administration or any successor entity thereto.
1.102.	“Field” means the diagnosis, prevention or treatment of diseases and other conditions in all Indications in humans.
1.103.

“Final Report” means, with respect to each Research Plan, a final report containing, at a minimum, the contents of Exhibit 1.103, including [***]. A Final Report must contain the results of Research Plan Activities that [***].

1.104.	“Final Report Delivery Date” has the meaning set forth in Section 3.7(c).
1.105.

“First Commercial Sale” means, with respect to any Product, and on a country-by-country basis, the first commercial sale in an arm’s length transaction of such Product to a Third Party by Janssen, its Affiliates or Sublicensees in such country following receipt of applicable Regulatory Approval and Pricing Approval of such Product in such country. For clarity, the First Commercial Sale of a Product shall not include: (a) any distribution or other sale solely where the Product is supplied without charge or at the actual Manufacturing cost thereof (without allocation of indirect costs or any markup); (b) any sale by Janssen to its Affiliates or Sublicensees for further re-sale by such Affiliate or Sublicensee; or (c) sales for clinical trial purposes, early access or compassionate use programs.

1.106.	[***]
1.107.	“Force Majeure” has the meaning set forth in Section 19.4.
1.108.

“FTE” means a full-time person, or more than one person working the equivalent of a full-time person, working directly on performing Research Plan Activities, Clinical Development Plan Activities or CMC Development Plan Activities, where “full-time” is considered [***] per Calendar Year.  For clarity, indirect personnel (including support functions such as managerial, financial, legal or business development) shall not constitute FTEs.

1.109.	“FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs in such period.
1.110.

“FTE Rate” means [***]  The FTE Rate shall be adjusted annually in proportion to the Consumer Price Index for all Urban Consumers for [***] to [***], as published by the U.S. Department of Labor, Bureau of Statistics (national CPI-U; Base Period: 1982-84=100; available at http://www.bls.gov/cpi/home.htm).  Rate changes shall be effective as of the first (1st) day of the first (1st) Calendar Quarter of the Calendar Year. Notwithstanding the foregoing, for any time period during the Term that is less than a full Calendar Year, the above referenced rate will be proportionately reduced to reflect such portion of FTEs for such full Calendar Year.

1.111.

“Future Third Party Obligations” means any Intellectual Property Rights of a Third Party that Cover the composition of matter, use or Manufacture of, or are necessary or useful to use or make, a Product, excluding any Intellectual Property Rights under any Existing Third Party Obligation.

1.112.	“GAAP” means accounting principles generally accepted in the United States of America, as in effect from time to time, consistently applied.
1.113.	“Gene Therapy Product” means any [***] product that delivers [***] for purposes of [***].
1.114.	“Governing Law” has the meaning set forth in Section 18.2.
1.115.

“Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of: (a) any government of any country or territory; (b) any nation, state, province, county, city or other political subdivision thereof; (c) any supranational body; or (d) any arbitrator with binding authority.

1.116.	“HSR Act” means the Hart-Scott-Rodino Act of 1976.
1.117.

“HSR Clearance Date” means the earliest date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated under this Agreement have expired or have been terminated.

1.118.

“HSR Filing” means filings by Janssen and MeiraGTx with the United States Federal Trade Commission and the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto, or any foreign form substantially equivalent thereto.

1.119.	“Improved Clinical IRD Product” means, for any Clinical IRD Product, any Gene Therapy Product that: (a) contains [***]; and (b) [***].
1.120.	“Improved Janssen Research IRD Product” means, for any Janssen Research IRD Product, any Gene Therapy Product that: (a) contains [***]; and (b) [***].
1.121.

“IND” means an Investigational New Drug Application (including any amendments thereto) filed with the FDA pursuant to 21 CFR Part 312 before the commencement of a clinical trial of a Product, or a similar application filed with an applicable Regulatory Authority outside of the United States such as a clinical trial application or a clinical trial exemption, or any other equivalent or related regulatory submission, license or authorization.

1.122.	“IND Submission” means the submission of an IND to a Regulatory Authority in a Major Market Country.
1.123.	“Indemnification Claim Notice” has the meaning set forth in Section 17.3(b).
1.124.	“Indemnified Party” has the meaning set forth in Section 17.3(b).
1.125.	“Indemnifying Party” has the meaning set forth in Section 17.3(b).
1.126.	“Indemnitee” means a MeiraGTx Indemnitee or a Janssen Indemnitee, as the context requires.
1.127.	“Indication” means (a) any disease, condition or syndrome, or (b) any sign or symptom of or associated with a disease, condition or syndrome.
1.128.	“Initial Research Plan Term” has the meaning set forth in Section 2.2(b).
1.129.

“Insolvency Event” means, in relation to either Party, any one of the following: (a) that Party becomes insolvent according to Applicable Law; (b) that Party is the subject of voluntary or involuntary bankruptcy proceedings instituted on behalf of or against such Party (except for involuntary bankruptcy proceedings, which are dismissed within [***]; (c) an administrative receiver, receiver and manager, interim receiver, custodian, sequestrator, or similar officer is appointed in respect of that Party; (d) a notice shall have been issued to convene a meeting for the purpose of passing a resolution to wind up that Party, or such a resolution shall have been passed other than a resolution for the solvent reconstruction or reorganization of that Party; (e) a resolution shall have been passed by that Party or that Party’s directors to make an application for an administration order or to appoint an administrator; or (f) that Party proposes or makes any general assignment, composition, or arrangement with or for the benefit of all or some of that Party’s creditors or makes or suspends or threatens to suspend making payments to all or some of that Party’s creditors.

1.130.	“Intellectual Property Rights” means any Know-How, Inventions, Patents, and copyrights.
1.131.	“Interest Rate” has the meaning set forth in Section 10.13(f).
1.132.	“Interim Report” has the meaning set forth in Section 3.7(b).
1.133.	“Internal Research” means non-commercial research activities conducted by Janssen.
1.134.

“Invention” means any process, method, composition of matter, article of manufacture, discovery, improvement, or finding, including Know-How, patentable or otherwise, that is first developed, generated, conceived or reduced to practice as a result of a Party (acting solely or jointly with the other Party) exercising its rights or carrying out its obligations in accordance with this Agreement, whether directly or via its Affiliates, employees, agents or independent contractors, including all rights, title and interests in and to the intellectual property rights in and to any of the foregoing.

1.135.	“IRD Gene” means a gene whose loss of function is responsible for an inherited retinal disease.
1.136.

“J&J Universal Calendar” means the Johnson & Johnson universal calendar for a given year. The J&J Universal Calendar for 2019 and 2020 is set forth on Exhibit 1.136 attached hereto, and the J&J Universal Calendar for subsequent years will be provided to MeiraGTx by Janssen upon MeiraGTx’s request in writing from time to time.

1.137.	“Janssen” has the meaning set forth in the first paragraph of this Agreement.
1.138.	“Janssen Indemnitees” has the meaning set forth in Section 17.1.
1.139.

“Janssen Quality Requirements” means, with respect to (a) MeiraGTx’s Manufacturing or supply obligations for any Products under this Agreement and (b) the Clinical Studies to be conducted pursuant to this Agreement, in each case ((a) and (b)) the standards and requirements that meet Janssen’s or any Regulatory Authorities’ quality requirements.

1.140.	“Janssen Research IRD Patents” has the meaning set forth in Section 11.4(d)(ii).
1.141.

“Janssen Research IRD Product” means (a) any Research IRD Product for which Janssen has exercised the applicable Option in accordance with Section 3.9(b), and (b) any Improved Janssen Research IRD Product.

1.142.

“Janssen Technology” means all Patents, Inventions and Know-How Controlled by Janssen or its Affiliates during the Term that are necessary to conduct the Research Plan Activities for a Research IRD Product in accordance with the respective Research Plan, conduct the Clinical Development Plan Activities for a Clinical IRD Product in accordance with the respective Clinical Development Plan or conduct the CMC Development Plan

Activities in accordance with the respective CMC Development Plan, in each case of the foregoing to the extent the results of such activities are or will be incorporated into, with Janssen’s prior written permission, any Clinical IRD Product, Research IRD Product or Manufacturing process therefor.

1.143.	“Joint Development Committee” or “JDC” means the committee established as set forth in Section 5.4(a).
1.144.	“Joint Inventions” has the meaning set forth in Section 11.1(c).
1.145.	“Joint Manufacturing Committee” or “JMC” means the committee established as set forth in Section 5.5(a).
1.146.	“Joint Patents” has the meaning set forth in Section 11.1(c).
1.147.	“Joint Product Patents” mean all Joint Patents that Cover (a) one or more components of a Product; or (b) any approved use of a Product; [***].
1.148.	“Joint Research Committee” or “JRC” means the committee established as set forth in Section 5.3(a).
1.149.	“Joint Steering Committee” or “JSC” means the committee established as set forth in Section 5.2(a).
1.150.	“Joint Technology” means Joint Patents and Joint Inventions.
1.151.	“JRD” has the meaning set forth in Section 10.13(g).
1.152.

“Know-How” means any non-public or proprietary information and all other proprietary rights (including technical and scientific information) that may exist or be created under the laws of any jurisdiction in the world, including technical information, know-how, data (including pharmacological, toxicological, non-clinical and clinical data, analytical and quality control data, Manufacturing data and descriptions, market data, financial data or descriptions), Materials, research results, inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, expertise, other technology applicable to compounds, formulations, compositions or products, to their Manufacture, Development, registration, use or Commercialization, methods of assaying or testing them or processes for their Manufacture, formulations containment, compositions incorporating or comprising them, including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, Manufacturing, preclinical and clinical data, Regulatory Filings or Regulatory Materials and copies thereof, relevant to the Development, Manufacture, use or Commercialization of or which may be useful in studying, testing, development, production or formulation of products, or intermediates for the synthesis thereof, but excluding Patents.

1.153.	“Licensed Patent Action” has the meaning set forth in Section 11.5(a).

1.154.

“Loss of Market Exclusivity Due to a Biosimilar Product” means, with respect to any Product in any country, that both of the following events have occurred: (a) [***] and (b) one or more Biosimilar Product(s) of such Product are marketed or sold by one or more Third Parties who are not licensees or Sublicensees of Janssen or its Affiliates in such country.

1.155.

“Loss of Market Exclusivity Due to a Competing Product” means, with respect to any [***] in any country, that all of the following events have occurred: (a) one or more Competing Product(s) of such [***] (other than a Biosimilar Product of such [***]) are marketed or sold by one or more Third Parties who are not licensees or Sublicensees of Janssen or its Affiliates in such country; [***]

1.156.

“MAA” means an application for the authorization or approval to market Product(s) in any country or group of countries outside the United States, as defined by Applicable Law and filed with the Regulatory Authority of a given country or group of countries.

1.157.	“Major European Countries” means [***].
1.158.	“Major Market Countries” means the [***].
1.159.

“Manufacture” or “Manufacturing” means activities directed to producing, manufacturing, processing, sourcing of materials, filling, finishing, packaging, labeling, quality assurance testing and release, shipping and storage of a product.

1.160.	“Manufacturing Costs” means Clinical Development Manufacturing Costs or Commercial Manufacturing Costs, as applicable to the Product. For clarity, in no event shall [***].
1.161.	“Manufacturing Services Agreement” has the meaning set forth in Section 8.5.
1.162.	“Materials” means any tangible compositions of matter, articles of manufacture, assays, chemical, biological or physical materials, and other similar materials, including media composition.
1.163.

“Medical Affairs” means activities conducted by a Party’s or its Affiliate’s medical affairs department, including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in connection with patient registries, and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs and not to other activities that do not involve the promotion, marketing, sale, or other Commercialization of Products and are not conducted by a Party’s medical affairs department.

1.164.	“MeiraGTx” has the meaning set forth in the first paragraph of this Agreement.
1.165.	“MeiraGTx Facility” means the Manufacturing facility operated by MeiraGTx or its Affiliate located at 92 Britannia Walk, London, N1 7NQ, United Kingdom, or such other

Manufacturing facility operated by MeiraGTx or one of its Affiliates as mutually agreed by the Parties in writing.

1.166.	“MeiraGTx Indemnitees” has the meaning set forth in Section 17.2.
1.167.

“MeiraGTx Know-How” means any Know-How or Inventions Controlled by MeiraGTx or any of its Affiliates as of the Execution Date or thereafter until this Agreement expires or terminates, which are: (a) used in or otherwise relating to any Clinical IRD Product; or (b) otherwise used by MeiraGTx in the Development, Manufacture, or Commercialization of any Clinical IRD Product in the Field. The MeiraGTx Know-How excludes (y) any Know-How or Inventions embodied solely in the MeiraGTx [***] Technology and (z) any Joint Inventions.

1.168.

“MeiraGTx Patents” means any Patents Controlled by MeiraGTx or any of its Affiliates as of the Execution Date or thereafter until this Agreement expires or terminates, which Cover any Clinical IRD Products, Clinical IRD Targets, MeiraGTx Know-How in the Field or Clinical Development Plan Activities, including such Patents set forth on Exhibit 1.168. The MeiraGTx Patents exclude (a) any Patents that solely Cover the MeiraGTx [***] Technology and (b) any Joint Patents.

1.169.

“MeiraGTx Research Know-How” means any Know-How or Inventions Controlled by MeiraGTx or any of its Affiliates as of the Execution Date or thereafter until this Agreement expires or terminates that are used in or otherwise relating to any Research IRD Product (including any Janssen Research IRD Product). The MeiraGTx Research Know-How excludes (a) any Know-How or Inventions embodied solely in the MeiraGTx [***] Technology and (b) any Joint Inventions.

1.170.

“MeiraGTx Research Patents” means any Patents Controlled by MeiraGTx or any of its Affiliates as of the Execution Date or thereafter until this Agreement expires or terminates that claim or otherwise Cover any Research IRD Products (including any Janssen Research IRD Products), Research IRD Targets or MeiraGTx Research Know-How in the Field or otherwise Cover any Research Plan Activities. The MeiraGTx Research Patents exclude (a) any Patents that solely Cover the MeiraGTx [***] Technology and (b) any Joint Patents.

1.171.	“MeiraGTx Research Technology” means the MeiraGTx Research Know-How and the MeiraGTx Research Patents.
1.172.	“MeiraGTx [***] Technology” means MeiraGTx’s [***] technology, which directly relates to [***].
1.173.	“MeiraGTx Technology” means the MeiraGTx Know-How and the MeiraGTx Patents.
1.174.	“Missing Information Notice” has the meaning set forth in Section 3.7(c).
1.175.	“Natural History Study” means a human clinical study that follows a group of people over time who have, or are at risk of developing, a specific medical condition or disease.

1.176.

“Net Sales” means the gross amounts invoiced on sales of a Product by Janssen, or any of its Affiliates or Sublicensees, to a Third Party purchaser in an arms-length transaction, less the following customary and commercially reasonable deductions, determined in accordance with Janssen’s Accounting Standards and internal policies and actually taken, paid, accrued, allocated or allowed based on good faith estimates:

(a)trade, cash or quantity discounts, allowances and credits, excluding commissions for commercialization;

(b)excise taxes, use taxes, tariffs, sales taxes and customs duties, or other government charges imposed on the sale of Product (including value added tax, but only to the extent that such value added taxes are not reimbursable or refundable), and specifically excluding, for clarity, any income taxes assessed against the income arising from such sale;

(c)compulsory or negotiated payments and cash rebates or other expenditures to governmental authorities (or designated beneficiaries thereof) in the context of any national or local health insurance programs or similar programs; including pay-for-performance agreements, risk sharing agreements and government levied fees as a result of the Affordable Care Act;

(d)rebates, chargebacks, administrative fees and discounts (or equivalent thereof) to managed health care organizations, group purchasing organizations, insurers, pharmacy benefit managers (or equivalent thereof), specialty pharmacy providers, governmental authorities or their agencies or purchasers, reimbursers or trade customers, as well as amounts owed to patients through co-pay assistance cards or similar forms of rebate to the extent the latter are directly related to the prescribing of Product;

(e)outbound freight, shipment and insurance costs to the extent included in the price and separately itemized on the invoice price;

(f)retroactive price reductions, credits or allowances actually granted upon claims, rejections or returns of Product, including for recalls or damaged or expired goods, billing errors and reserves for returns;

(g)any invoiced amounts which are not collected by the selling Party or its Affiliates or Sublicensees, including bad debts; and

(h)any deductions in the context of payments that are due or collected significantly after invoice issuance.

All aforementioned deductions shall only be allowable to the extent they are commercially reasonable by Janssen and shall be determined, on a country-by-country basis, as incurred in the ordinary course of business in type and amount verifiable based on Janssen’s and its Affiliates’ reporting system.  All such discounts, allowances, credits, rebates, and other deductions shall be fairly and equitably allocated to Product and other products of Janssen and its Affiliates and Sublicensees such that Product does not bear a disproportionate portion of such deductions.

The following shall be excluded from Net Sales calculations for all purposes: (a) sales of Product for the use in conducting Clinical Studies or other scientific testing of Product in a country, (b) compassionate and named patient sales or sales on an Affordable Basis and (c) any disposition of Product as free samples, donations, patient assistance, test marketing programs or other similar programs or studies.

1.177.	“Non-Withholding Party” has the meaning set forth in Section 10.13(d).
1.178.	“Operational Team” has the meaning set forth in Section 5.6.
1.179.	“Option” has the meaning set forth in Section 3.9(b).
1.180.	“Option Election Date” has the meaning set forth in Section 3.9(b).
1.181.	“Option Exercise Notice” has the meaning set forth in Section 3.9(b).
1.182.	“Option Fee” has the meaning set forth in Section 3.9(b).
1.183.	“Option Opt-Out” has the meaning set forth in Section 3.9(b).
1.184.	“Option Opt-Out Date” has the meaning set forth in Section 3.9(b).
1.185.

“Option Period” means, for a given Research IRD Product, the period (a) beginning on the date that the Parties finalize a Research Plan for such Research IRD Target associated with such Research IRD Product and (b) expiring on (i) such date that is [***] after the Final Report Delivery Date with respect to such Research IRD Target associated with such Research IRD Product or (ii) such date that the Parties otherwise mutually agree to in writing.

1.186.

“Out-of-Pocket Costs” means, with respect to certain activities hereunder, direct expenses paid or payable by either Party or its Affiliates to Third Parties for services or materials specifically identifiable and incurred to conduct such activities for such Product in the Territory, including payments to contract personnel (including contractors, consultants and subcontractors) in each case, pursuant to the applicable Clinical Development Plan, Research Plan or CMC Development Plan, and provided that such expenses shall have been recorded as income statement items in accordance with such Party’s Accounting Standards and shall not include any pre-paid amounts, capital expenditures, or items intended to be covered by the FTE Rate.

1.187.	“Party” or “Parties” has the meaning set forth in the first paragraph of this Agreement.
1.188.

“Patents” means any and all (a) patents, (b) pending patent applications, including all provisionals applications, divisionals, continuations, substitutions, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) any other form of government-issued right substantially similar to any of the foregoing, and (f) all United States and foreign counterparts of any of the foregoing.

1.189.

“Person” means any individual, limited liability or general partnership, limited liability company, joint venture, firm, corporation, association, trust, unincorporated organization or other entity or body, including a Governmental Authority.

1.190.

“Phase 1 Study” means a clinical study of an investigational product in patients with the primary objective of characterizing its safety, tolerability, and pharmacokinetics and identifying a recommended dose and regimen for future studies. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and shall be deemed commenced when the first patient in such study has received his or her initial dose of a product. A “Phase 1 Study” shall include any clinical trial that would satisfy the requirements of 21 C.F.R. § 312.21(a), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States.

1.191.	“Phase 1/2 Study” means a combined Phase 1 Study and Phase 2 Study.
1.192.

“Phase 2 Study” means a clinical study of an investigational product in patients with the primary objective of characterizing its activity in a specific disease state as well as generating more detailed safety, tolerability, and pharmacokinetics information. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and shall be deemed commenced when the first patient in such study has received his or her initial dose of a product. A “Phase 2 Study” shall include any clinical trial that would satisfy the requirements of 21 C.F.R. § 312.21(b), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States.

1.193.

“Phase 3 Study” means a clinical study of an investigational product in patients that incorporates accepted endpoints for confirmation of statistical significance of efficacy and safety with the aim to obtain Regulatory Approval in any country as described in 21 C.F.R. § 312.21(c), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and shall be deemed commenced when the first patient in such study has received his or her initial dose of a product. For clarity, Phase 3 Studies include clinical studies of approved products for unapproved Indications.

1.194.

“Pivotal Study” means a human clinical study in any country that is prospectively designed to generate data intended to satisfy the requirements of 21 C.F.R. § 312.21(c) in the U.S. or a similar clinical study prescribed by a Regulatory Authority from another country, from time to time, pursuant to Applicable Law. For clarity, a Pivotal Study may be a Phase 2 Study, a Phase 1/2 Study, or a Phase 3 Study.

1.195.	“PO” has the meaning set forth in Section 10.13(c).
1.196.	[***]

1.197.

“Pricing Approval” means, with respect to a product and any country or regulatory jurisdiction, any pricing and reimbursement approvals that are commercially necessary to conduct a launch of such product in such country or regulatory jurisdiction (even if such approvals are not legally required to launch such product in such country or regulatory jurisdiction).  For purposes of illustration, with respect to the Major European Countries, the following pricing and reimbursement approvals are examples of those that are currently necessary to conduct a launch of a drug or biological product: in France, publication of the reimbursed price level in the official journal and registration on a reimbursement list by or on behalf of Comité Economique des Produits de Santé or Haute Autorité de Santé (or a successor agency); in Italy, publication of reimbursement in the Government’s Official Gazette (by Agenzia Italiana del Farmaco or a successor agency); in Germany, execution of contract with the head association of sick funds (GKV-Spitzenverband, Gesetzlichen Krankenversicherung, or a successor agency); in Spain, authorization by La Comisión Interministerial de Precios de los Medicamentos or La Comisión Nacional para el Uso Racional de los Medicamentos (or a successor agency) for national patient access to reimbursement by or on behalf of a Governmental Authority; and in the United Kingdom, a recommendation by the National Institute for Health and Care Excellence (or a successor agency) to obtain mandatory funding to enable broad market access.

1.198.	“Prior CDA” means that certain Confidential Disclosure Agreement, dated [***].
1.199.

“Priority Review Voucher” means a priority review voucher issued by the United States Department of Health and Human Services that entitles the holder of such voucher to Priority Review of a single human drug application submitted under Section 505(b)(1) of the Act or Section 351(a) of the United States Public Health Service Act, as further defined in Section 529(a)(2) of the Act (21 U.S.C. § 360ff(a)(2)).

1.200.

“Privacy and Data Security Laws” means all applicable privacy, security and data protection laws, rules, regulations, and guidelines with respect to privacy, security and data protection including the collection, processing, storage, protection and disclosure of Sensitive Information.

1.201.	“Process Development Activities” has the meaning set forth in Section 8.4(a).
1.202.

“Process Development Budget” has the meaning set forth in Section 8.4(c). Each Process Development Budget, upon approval in accordance with the terms and conditions herewith, will be automatically incorporated into this Agreement by reference and form a part of this Agreement.

1.203.

“Process Development Costs” means the fully-burdened cost incurred on or after the Effective Date by either Party or any of their respective Affiliates in connection with the performance of any Process Development Activities in accordance with this Agreement and consistent with the applicable CMC Development Plan, including all FTE Costs, Out-of-Pocket Costs, and depreciation of capital expenditures.

1.204.	“Product” means, as applicable, any Clinical IRD Product or Janssen Research IRD Product.

1.205.	“Product Infringement” has the meaning set forth in Section 11.6.
1.206.	“Product Marks” has the meaning set forth in Section 11.8.
1.207.	“Qualified Change of Control” means, with respect to MeiraGTx, a Change of Control in which the acquiring Person, as of the time of such Change of Control, (a) [***] or (b) [***].
1.208.	“Quality Agreement” means, as applicable, the Clinical Quality Assurance Agreement or the Commercial Quality Assurance Agreement.
1.209.	“Receiving Party” has the meaning set forth in Section 12.1.
1.210.

“Regulatory Approval” means, with respect to each product in any country or jurisdiction, the approval of the applicable Regulatory Authority necessary for the marketing and sale of such product in such country or jurisdiction by the relevant Regulatory Authority, excluding separate pricing or reimbursement approvals that may be required, as it may be amended or updated from time to time.

1.211.

“Regulatory Authority” means any Governmental Authority responsible for granting Regulatory Approvals for Products, including the FDA, EMA, European Commission and any corresponding national or regional regulatory authorities.

1.212.

“Regulatory Filings” means, with respect to any product, any application or submission to a Regulatory Authority of any appropriate regulatory application, and shall include any submission to a regulatory advisory board, MAA, and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings shall include any BLA or the corresponding application in any other country or group of countries.

1.213.

“Regulatory Lead Party” means, on a Clinical IRD Product-by-Clinical IRD Product basis, the Party allocated primary responsibility for all regulatory matters relating to such Clinical IRD Product including all Regulatory Filings and related Regulatory Materials in accordance with Section 7.1(a).

1.214.

“Regulatory Materials” means any notifications, communication, correspondence, registrations, approvals, or other filings made to, received from or otherwise conducted with a Regulatory Authority related to Developing, Manufacturing, or otherwise Commercializing a biopharmaceutical product in a particular country or jurisdiction, other than Regulatory Filings.

1.215.

“Research” or “Researching” means activities, other than Development, Manufacturing and Commercialization, related to the advance, design, delivery, discovery, generation, identification, optimization, profiling, characterization, production, process development, cell line development, pre-clinical development or non-clinical or pre-clinical studies of drug candidates and products, including such non-clinical studies and other material Development activities to be undertaken to generate data sufficient to enable the filing of an IND.

1.216.

“Research Budget” has the meaning set forth in Section 3.4. Each Research Budget, upon approval in accordance with the terms and conditions herewith, will be automatically incorporated into this Agreement by reference and form a part of this Agreement.

1.217.	“Research Budget Cap” has the meaning set forth in Section 3.4.
1.218.	“Research Costs” has the meaning set forth in Section 3.8.
1.219.	“Research IRD Patents” has the meaning set forth in Section 11.4(d)(i).
1.220.	“Research IRD Product” has the meaning set forth in Section 3.2.
1.221.	“Research IRD Target” means any IRD Gene nominated and approved by the JRC in accordance with Section 3.1.
1.222.

“Research IRD Target Indication” means, with respect to any Research IRD Target, the inherited retinal disease resulting from the loss of function of such Research IRD Target, as specified in a Research Plan.

1.223.

“Research Plan” means the strategic plan for Researching a Research IRD Product, as such plan may be agreed to, approved, amended or updated from time to time in accordance with Section 3.2. Each Research Plan, upon approval in accordance with the terms and conditions herewith, will be automatically incorporated into this Agreement by reference and form a part of Exhibit 1.223. In addition, each initial Research Plan will be attached hereto as a sequentially numbered part of Exhibit 1.223 upon approval in accordance with this Agreement (e.g., Exhibit 1.223-1, Exhibit 1.223-2).

1.224.	“Research Plan Activities” has the meaning set forth in Section 3.2.
1.225.	“Research Plan Term” means, subject to Section 2.2(b), the Initial Research Plan Term, together with if applicable, the Research Tail Period.
1.226.	“Research Records” has the meaning set forth in Section 3.5.
1.227.	“Research Results” mean all tangible Materials, and copies of all material data, results, and research records relating to a Research IRD Product generated in connection with a Research Plan.
1.228.	“Research Tail Notice” has the meaning set forth in Section 2.2(b).
1.229.	“Research Tail Period” has the meaning set forth in Section 2.2(b).
1.230.	“Residuals” means [***] hereunder.
1.231.	“Review Period” has the meaning set forth in Section 13.4(a).
1.232.	“Right of Reference” means the “right of reference or use” as that term is defined in 21 C.F.R. § 314.3(b) and any foreign counterpart to such regulation.

1.233.	“Royalty” or “Royalties” has the meaning set forth in Section 10.8.
1.234.	“Royalty Term” has the meaning set forth in Section 10.9(a).
1.235.	“[***] Product” means: (a) MeiraGTx’s Gene Therapy Product [***] for the treatment of the [***] Target Indication by expressing the [***] Target; [***].
1.236.	“[***] Product Opt-In Date” has the meaning set forth in Section 2.1(b)(iii).
1.237.	“[***] Target” means the [***].
1.238.	“[***] Target Indication” means the inherited retinal disease resulting from the loss of function of the [***] Target.
1.239.	“RPGR Product” means: (a) MeiraGTx’s Gene Therapy Product [***] for the treatment of the RPGR Target Indication by expressing the RPGR Target; [***].
1.240.	“RPGR Target” means the [***].
1.241.	“RPGR Target Indication” means the inherited retinal disease resulting from the loss of function of the RPGR Target.
1.242.

“Sales & Royalty Report” means a written report or reports showing each of: (a) the Net Sales of each Product in the Territory, on a US and ex-US basis, during the reporting period by Janssen and its Affiliates and Sublicensees; and (b) the Royalties payable, in United States Dollars, which shall have accrued hereunder with respect to such Net Sales.

1.243.	[***]
1.244.

“Senior Officers” means, for Janssen, the Therapeutic Area Head for Cardio Vascular and Metabolism or another senior executive designee with responsibilities and seniority comparable thereto, and for MeiraGTx, the Chief Executive Officer of MeiraGTx.

1.245.

“Sensitive Information” means personally identifiable information, which information may include names, address, other contact information, social security number, date of birth, passwords, protected health information, biometrics, personal identification numbers and codes or other information or data that is protected by Applicable Laws or can be used for identity theft.

1.246.	“Sole Inventions” has the meaning set forth in Section 11.1(b).
1.247.

“Sponsorship Transfer Date” means, on a Clinical IRD Product-by-Clinical IRD Product basis and country-by-country basis, the date, [***], on which Janssen shall become the sponsor of the IND for such Clinical IRD Product.

1.248.

“Sublicensee” means any Person, other than an Affiliate or a Distributor (but not a Deemed Sublicensee Distributor), to which a Party grants a sublicense of any right granted to such Party hereunder in accordance with the terms of this Agreement.

1.249.	“Supply Agreement” means, as applicable, the Clinical Supply Agreement or the Commercial Supply Agreement.
1.250.	“Target” means, as applicable, any Clinical IRD Target or Research IRD Target.
1.251.	“Target Indication” means, with respect to any IRD Gene, the inherited retinal disease resulting from the loss of function of such IRD Gene.
1.252.	“Technology” means Patents and Know-How.
1.253.	“Term” has the meaning set forth in Section 15.1.
1.254.	“Terminated Product” means any Product pursuant to which this Agreement is expired or terminated in accordance with the terms and conditions herein.
1.255.	“Territory” means all countries and territories of the world.
1.256.	“Third Party” means any Person other than a Party or an Affiliate of a Party.
1.257.	“Third Party Infringement” has the meaning set forth in Section 11.5(a).
1.258.

“Third Party License” means a written agreement between a Party or its Affiliates and a Third Party to license or acquire Third Party Intellectual Property Rights, including any such agreement entered into as a result of settlement of any claims for infringement of Third Party Intellectual Property Rights.

1.259.	“[***] Clinical Development Budget Period” has the meaning set forth in Section 6.1(d).
1.260.	“[***] Clinical Development Manufacturing Budget Period” has the meaning set forth in Section 8.4(b).
1.261.	“[***] Process Development Budget Period” has the meaning set forth in Section 8.4(c).
1.262.	“[***] Research Budget Period” has the meaning set forth in Section 3.4.
1.263.	“Trade Control Laws” mean all applicable statutory and regulatory requirements related to export controls, economic sanctions, trade embargoes, imports of goods and payment of custom duties.
1.264.	“Trademarks” mean all registered and unregistered trademarks, service marks, trade dress, trade names, logos, insignias, symbols, designs, and all other indicia of ownership, and combinations thereof.
1.265.	“[***]” means [***].
1.266.	“United States” or “U.S.” means the United States of America, its territories and possessions.

1.267.

“U.S. Export Control Laws” means all applicable U.S. laws and regulations relating to the export or re-export of commodities, technologies or services, including the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et seq., the Arms Export Control Act, 22 U.S.C. §§ 2778-2779, the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986, the U.S. Department of Commerce’s Export Administration Regulations, the U.S. Department of State’s International Traffic in Arms Regulations, and the economic sanctions programs administered by the U.S. Department of Treasury’s Office of Foreign Asset Controls.

1.268.

“Valid Claim” means: (a) a claim of any issued and unexpired Patent that (i) has not been dedicated to the public, disclaimed, revoked or held unenforceable or invalid by a decision of a Governmental Authority of competent jurisdiction from which no appeal can be taken, or a decision of a Governmental Authority of competent jurisdiction that can be appealed, but with respect to which an appeal has not been taken within the time allowed for appeal, and (ii) has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) a claim of any pending patent application that (i) has not been cancelled, withdrawn or abandoned, without being re-filed in another application in the applicable jurisdiction, (ii) has not been finally rejected by an administrative agency or other governmental action from which no appeal can be taken and (iii) has not been pending or filed more than [***] from the earliest possible priority date for such patent application; provided that if such claim is later issued, it shall from the issuance date forward be deemed to be a Valid Claim.

1.269.	“Withholding Party” has the meaning set forth in Section 10.13(d).

2.OVERVIEW OF COLLABORATION

2.1.Overview of Clinical Development Plan Activities.

(a)General Scope. The Parties will jointly Develop Clinical IRD Products through seeking Regulatory Approval for each of the Clinical IRD Products in accordance with the terms and conditions of this Agreement. MeiraGTx will have the primary responsibility to Develop each Clinical IRD Product in accordance with the Clinical Development Plan for each such Clinical IRD Product, including where applicable, conducting any necessary Development in order to submit the applicable Regulatory Filings to Regulatory Authorities. With respect to any Clinical IRD Product, following Regulatory Approval of such Clinical IRD Product in a country, Janssen will be responsible for conducting, at its cost and expense, Commercialization and post-approval Development of such Clinical IRD Product in such country. This Section 2.1(a) is qualified in its entirety by the more detailed provisions of this Agreement set forth below (including Section 2.1(b) and Section 6.1).

(b)[***] Product.

(i)[***] Meetings. As of the Execution Date, (A) the [***] Product is deemed not to be a Clinical IRD Product or Research IRD Product under this Agreement, (B) the [***]

Target is deemed not to be a Clinical IRD Target or a Research IRD Target under this Agreement and (C) the [***] Target Indication is deemed not to be a Clinical IRD Target Indication under this Agreement. To the extent not prohibited by Applicable Law, Janssen shall have the right to participate in any [***] in each case relating to the [***] Product, and MeiraGTx shall provide the [***] to Janssen. Prior to any [***], MeiraGTx shall also provide Janssen for review and comment at least [***] in advance of any deadline for comments [***] copies [***] by or on behalf of MeiraGTx prior to the relevant submission with respect to the [***] Product to Janssen, and incorporate reasonable comments thereto provided by Janssen.

(ii)Meeting Between Parties. Within [***] following the date that MeiraGTx provides to Janssen [***] with respect to the [***] Product, the Parties shall meet to discuss MeiraGTx’s plans for Developing the [***] Product. At or prior to such meeting between the Parties, MeiraGTx shall provide to Janssen all information in MeiraGTx’s possession or control reasonably necessary for Janssen to evaluate whether to make the [***] Product a Clinical IRD Product hereunder, including MeiraGTx’s [***] with respect to the [***] Product, information regarding [***] of the [***] Product, profile and full statistical analyses of the efficacy and safety of the [***] Product [***], MeiraGTx’s good faith forecasts of all future Clinical Development Costs of the [***] Product (including a proposed Clinical Development Plan and proposed Clinical Development Budget for the [***] Product as contemplated in Section 6.1(c) and Section 6.1(d)) and [***].

(iii)Opt-In Process. Within [***] following the date that the Parties meet to discuss MeiraGTx’s plans for Developing the [***] Product pursuant to Section 2.1(b)(ii), Janssen will notify MeiraGTx in writing whether Janssen will make the [***] Product a Clinical IRD Product hereunder. If Janssen notifies MeiraGTx that Janssen elects to make the [***] Product a Clinical IRD Product hereunder (such date, the “[***] Product Opt-In Date”), then (A) the [***] Product will automatically become a Clinical IRD Product, (B) the [***] Target will automatically become a Clinical IRD Target, (C) the [***] Target Indication will automatically become a Clinical IRD Target Indication, (D) the Development, Manufacturing and Commercialization terms applicable to Clinical IRD Products shall immediately go into effect in accordance herewith with respect to the [***] Product and (E) Janssen shall [***].

(iv)Declining to Opt-In. If Janssen notifies MeiraGTx in writing that Janssen will not elect to make the[***] Product a Clinical IRD Product hereunder, or if Janssen fails to notify MeiraGTx during such [***] period set forth in Section 2.1(b)(iii) that Janssen will elect to make the [***] Product a Clinical IRD Product hereunder, then, as of such date of notice or as of the end of such [***] period, as applicable: (A) the [***] Product will not become a Clinical IRD Product or Research IRD Product under this Agreement, the [***] Target will not become a Clinical IRD Target or Research IRD Target under this Agreement, and the [***] Target Indication will not become a Clinical IRD Target Indication or a Research IRD Target Indication under this Agreement; (B) MeiraGTx will retain its rights with regard to the Research, Development, Manufacture or Commercialization of the [***] Product and [***] Target; (C) MeiraGTx may continue the Research, Development, Manufacture and Commercialization of the [***] Product and [***] Target outside of this Agreement, [***]; (D) Janssen shall have [***]; (E) Janssen shall have no obligation to Develop, Manufacture or Commercialize the [***] Product; (F) Janssen shall have [***]; and (G) each of MeiraGTx and Janssen shall not be subject to the exclusivity obligations set forth in Section 4.6 with respect to the [***] Target.

2.2.Overview of Research Plan Activities.

(a)General Scope. During the applicable Research Plan Term, and in accordance with the terms and conditions of this Agreement, MeiraGTx will conduct Research on each Research IRD Target and design, synthesize, test and optimize Research IRD Products designed to treat the Research IRD Target Indication associated with such Research IRD Target in accordance with the applicable Research Plan and Janssen’s feedback, with the aim of achieving IND Submission for each of the Research IRD Products. As part of any Research Plan, upon the Parties’ mutual agreement, MeiraGTx may initiate Natural History Studies prior to any IND Submission with respect to the applicable Research IRD Target Indication associated with such Research IRD Target. Each Research IRD Target will be Researched according to a separate Research Plan, and Janssen will have an exclusive Option to select Research IRD Products arising out of any Research Plan Activities to advance such Research IRD Products, at Janssen’s sole cost and expense, into Development and Commercialization in accordance with Section 3.9(b). This Section 2.2(a) is qualified in its entirety by the more detailed provisions of this Agreement set forth below (including Article 3).

(b)Research Plan Term. With respect to each Research Plan, MeiraGTx will begin the respective Research Plan Activities on or [***] by the JSC pursuant to Section 3.2. MeiraGTx will continue such Research Plan Activities for [***] thereafter (the “Initial Research Plan Term”). Subject to all the other terms and conditions of this Agreement, Janssen may elect, at the end of the Initial Research Plan Term, to continue funding any ongoing and previously approved Research Plan Activities in accordance with the previously approved Research Budget and Section 3.8, until the respective Final Report Delivery Date or such other reasonable date mutually agreed by the Parties, by so notifying MeiraGTx in writing at least [***] before the end of the Initial Research Plan Term (such additional period, the “Research Tail Period,” and such notice, the “Research Tail Notice”). Any changes during the Research Tail Period to the respective ongoing and previously approved Research Plan and Research Plan Activities from the end of the Initial Research Plan Term shall require the Parties’ mutual written agreement. If MeiraGTx does not receive the Research Tail Notice from Janssen at least [***] before the end of the Initial Research Plan Term, then the Research Plan Activities shall cease [***] after the date that such Research Plan is first approved by the JSC. Notwithstanding the foregoing, nothing shall obligate MeiraGTx to conduct any further Research Plan Activities as of (a) the Final Report Delivery Date with respect to such Research Plan or (b) such date that this Agreement terminates with respect to such Research Plan.

2.3.Overview of CMC Development Plan Activities and Other Manufacturing Activities.

During the Term, and in accordance with the terms and conditions of this Agreement and the applicable Supply Agreements: (a) MeiraGTx will Manufacture certain Products for Janssen; and (b) [***] Beginning on such date that the Parties finalize a CMC Development Plan and for [***] thereafter (“CMC Development Term”), the Parties will collaborate together to Develop the Manufacturing process used for each clinical program undertaken hereunder in connection with each Clinical IRD Product and Research IRD Product. This Section 2.3 is qualified in its entirety by the more detailed provisions of this Agreement set forth below (including Article 8).

3.Non-Clinical RESEARCH

3.1.Research IRD Targets.

During the [***] period beginning on the Effective Date (or, if Janssen provides written notice to MeiraGTx at least [***] prior to the expiration of such [***] period of Janssen’s election to extend such period by another [***], during the [***] period beginning on the Effective Date), the JRC will nominate and approve IRD Genes (including, at the JRC’s discretion, any IRD Gene set forth in Exhibit 1.221) as Research IRD Targets. Subject to Section 3.2, any IRD Gene approved by the JRC as a Research IRD Target will become the subject of a Research Plan. During the applicable Research Plan Term or as otherwise mutually agreed by the Parties, MeiraGTx will conduct Research on each such Research IRD Target, subject to the terms and conditions herein.

3.2.Research Plans.

[***], the Parties will, through the JRC, jointly create a Research Plan for each Research IRD Target. Each Research Plan will set forth for such Research IRD Target: [***] The JRC shall develop and submit each initial Research Plan to the JSC for its review and approval, [***] in accordance herewith, and each initial Research Plan will be automatically attached hereto and form a part of Exhibit 1.223. From time to time, and at least on an annual basis, the JRC will develop, review, and approve amendments or updates to each Research Plan, subject to the terms and conditions of this Agreement. Each such amended or updated Research Plan will be deemed to be automatically replacing the respective Research Plan previously in effect, and will be automatically incorporated into this Agreement by reference and form a part of this Agreement. Each Research Plan shall also be consistent with the terms of this Agreement.

3.3.Conduct of Research Activities.

Following approval of each Research Plan as set forth in Section 3.2, with respect to each Research Plan, MeiraGTx will use Commercially Reasonable Efforts to perform (itself or through its Affiliates or subject to Section 4.4, permitted subcontractors) the Research Plan Activities associated with such Research Plan in accordance with the applicable Research Plan (including the timelines set forth therein) for the duration of the Research Plan Term. In performing its respective Research Plan Activities, MeiraGTx: (a) will conduct such activities in a good scientific manner and in compliance with all Applicable Laws in all material respects, including, where applicable, cGMP, cGLP, cGCP, good pharmacovigilance practices and current international regulatory standards; (b) will not employ or use any Debarred Person; and (c) will not use any MeiraGTx [***] Technology during the course of performing Research Plan Activities or incorporate any MeiraGTx [***] Technology into any Research IRD Product [***].

3.4.Research Budget.

Each Research Plan will be subject to a rolling budget covering Research Costs associated with the anticipated Research Plan Activities under such Research Plan to be performed during the [***] (such [***] period, the “[***] Research Budget Period”), in each case broken down by Calendar Quarter and broken out on a line item basis to show Out-of-Pocket Costs (including for Manufacturing related activities) and FTE Costs of FTEs directly engaged to perform each such Research Plan Activity (each, as agreed to, approved, amended or updated from time to time in accordance with this Section 3.4, a “Research Budget”). No Research Budget for any Calendar

Year shall exceed in any event the applicable Calendar Year cap provided in Exhibit 3.4 attached hereto without the prior written consent of both Parties (such cap, as may be amended by the Parties in writing, the “Research Budget Cap”). [***], the JRC shall develop and submit to the JSC for its review and approval, a Research Budget for each Research Plan, and upon the JSC’s approval, such Research Budget will be automatically incorporated into this Agreement by reference and form a part of this Agreement. Each Research Budget will be reviewed by the JRC and approved by the JSC (a) [***] based on: (i) the Parties’ good faith estimation of the anticipated Research Plan Activities to be conducted during the relevant [***] Research Budget Period; and (ii) information prepared by the Parties in good faith for their own internal planning processes relating to anticipated Research Plan Activities for such Research IRD Product; or (b) whenever the total Research Costs for any given Calendar Quarter are reasonably expected to be at least [***] percent ([***]%) higher than the Research Budget for such Calendar Quarter, whether as a result of any amendments to the Research Plan or increases in costs for the Research Plan Activities already planned for such Calendar Quarter. Each such amended or updated Research Budget will automatically replace the respective Research Budget previously in effect, and will be automatically incorporated into this Agreement by reference and form a part of this Agreement. With respect to any Calendar Quarter, in no event will a Party be responsible for any Research Costs that exceed the respective portion of the then-current Research Budget recommended and proposed by the JRC and approved by the JSC, except as otherwise provided in Section 10.2(b) or mutually agreed by the Parties in writing.

3.5.Research Records.

MeiraGTx will prepare and maintain, and cause its Affiliates and their respective employees and permitted subcontractors to prepare and maintain, records, accounts, notes, reports, data and laboratory notebooks with respect to the Research Plan Activities hereunder (“Research Records”), in sufficient detail and in a good scientific manner appropriate for scientific, regulatory and intellectual property protection purposes and in compliance with Applicable Law, which Research Records shall: (a) be segregated from other research activities not performed under this Agreement; and (b) be complete and accurate, and fully and accurately reflect all work done, data and developments made, and results achieved in the performance of the Research Plan Activities. MeiraGTx shall retain, and cause its Affiliates and their respective employees and permitted subcontractors to retain, Research Records for at least [***] or such longer period as may be required by Applicable Law. MeiraGTx shall comply with Janssen’s data policies set forth on Exhibit 3.5 attached hereto with regard to Research Records.

3.6.Audits.

With respect to any facility or site at which MeiraGTx conducts any Research Plan Activities, Janssen shall have the right, [***] upon reasonable written notice by Janssen, and during normal business hours, to inspect such site and facility of MeiraGTx or to accompany MeiraGTx to inspect any subcontractor site once per year and also for cause, to verify MeiraGTx’s compliance with Applicable Law in carrying out its obligations under this Agreement, including those relating to cGMP, cGLP, cGCP and good pharmacovigilance practices. In the event that any such facility or site is found to be non-compliant with cGMP, cGLP, cGCP or good pharmacovigilance practices during such an audit, and such non-compliance relates to or impacts any Research Plan Activities hereunder, MeiraGTx shall submit to Janssen proposed Corrective and Preventative Actions

(“CAPA”) within [***] after Janssen provides notice of such non-compliance. Janssen shall have the right to review and comment on such CAPA, which comments MeiraGTx shall consider in good faith.  MeiraGTx shall use Commercially Reasonable Efforts to implement such CAPA [***] after review and comment by Janssen. Except as may otherwise be provided in a Supply Agreement, if any Regulatory Authority or any other Governmental Authority conducts or gives notice of its intent to conduct any audit or inspection at any offices or facilities (including Research facilities) of MeiraGTx or any applicable permitted subcontractor where such audit or inspection relates to any Research IRD Product, then MeiraGTx will [***] notify Janssen and, to the extent such audit or inspection relates to a Research IRD Product and to the extent practicable and not prohibited by Applicable Law, secure for Janssen the right to participate in any such audit or inspection.

3.7.Research Reports and Materials.

(a)General. MeiraGTx will keep Janssen reasonably informed regarding the status, progress, and results of its Research Plan Activities under each Research Plan, including a review of results (including Manufacturing related campaign reports) and progress against timelines in such Research Plan through regularly scheduled JRC (and, if applicable, Operational Team) meetings. Through the course of such discussions, and notwithstanding anything herein to the contrary, with respect to each Research Plan, the Parties will mutually agree on the lead Research IRD Product to treat the Research IRD Target Indication with respect to any Research IRD Target (and on the plan for pre-IND Manufacturing of such lead Research IRD Product for the respective IND).

(b)Interim Reports. On [***], with respect to each Research Plan, MeiraGTx shall create and submit to the JRC (and, if applicable, the Operational Team) for its review and discussion, a written report (such report, an “Interim Report”) that includes: (i) a summary of the Research Plan Activities completed during the most recently completed [***] under such Research Plan; (ii) a copy of all results and data generated during such period related to such Research Plan; (iii)  progress against the timeline set forth in such Research Plan, with appropriate documentation to substantiate all such activities and results; and (iv) Research Costs incurred in the most recently completed [***] under such Research Plan. MeiraGTx shall also make its employees and consultants available for an in-person or telephonic meeting with Janssen at least [***] every [***] to discuss MeiraGTx’s progress with respect to the conduct of Research Plan Activities.

(c)Final Report. MeiraGTx shall provide Janssen with a written Final Report within [***] after the completion or earlier termination of each Research Plan. Janssen shall have [***] following receipt of the Final Report to notify MeiraGTx in writing if Janssen in good faith believes that any information is missing from the Final Report (a “Missing Information Notice”), which Missing Information Notice shall identify with reasonable detail such required information that Janssen believes is missing.  If Janssen delivers a Missing Information Notice to MeiraGTx, MeiraGTx shall deliver the missing required information identified in such Missing Information Notice as soon as practicable to Janssen, and Janssen will [***] notify MeiraGTx in writing upon Janssen’s confirmation that MeiraGTx has provided to Janssen all such missing required information that MeiraGTx must provide (a “Completion Notice”). The Final Report will be deemed complete on the date on which MeiraGTx receives the Completion Notice. If Janssen does not deliver a timely Missing Information Notice to MeiraGTx within the [***] period described above in this Section 3.7(c), the initial Final Report will be deemed complete on the date such [***] period lapses. For purposes of this Agreement, “Final Report Delivery Date” means the date upon which Janssen has received a complete Final Report in accordance with this Section 3.7(c). During the [***] period following the Final Report Delivery Date, MeiraGTx shall: (i) promptly update the Final Report if any new data relating to any Research IRD Product or Research IRD Target becomes available; and (ii) upon Janssen’s reasonable request, provide to Janssen and its representatives reasonable access during normal business hours to MeiraGTx’s personnel to discuss such updated Final Report.

3.8.Research Costs.

Subject to Section 10.2, the Parties will be responsible for the documented FTE Costs and Out-of-Pocket Costs, in each case, incurred by or on behalf of MeiraGTx during the Research Plan Term in accordance with the then-current Research Plan, including the cost of any Natural History Studies that are part of such Research Plan (collectively, the “Research Costs”) as follows:  Janssen will be responsible for [***] percent ([***]%) of all Research Costs under each Research Plan, and MeiraGTx will be responsible for [***] percent ([***]%) of all Research Costs under each Research Plan, in each case to the extent that such Research Costs are incurred [***]. All Research Costs will be reconciled and paid in accordance with the procedure described in Section 10.2. Notwithstanding anything herein to the contrary, Janssen will [***].

3.9.Option.

(a)Provision of Information. During the applicable Research Plan Term, Janssen and the JRC and JSC will assess the results provided in each Interim Report provided under a Research Plan, and the JSC will review and determine whether the Advancement Criteria for the respective Research IRD Product have been met. Janssen will determine (based on the Interim Reports or the Final Report for a given Research IRD Product) whether it wishes to further Develop any such Research IRD Product by exercising the Option as set forth in Section 3.9(b).

(b)Exercise of Option. Subject to the terms and conditions of this Agreement, with respect to each Research IRD Target, MeiraGTx hereby grants to Janssen an exclusive (even as to MeiraGTx) option (each, an “Option”), exercisable during the applicable Option Period, to obtain, on a Research IRD Target-by-Research IRD Target basis, the exclusive license (as set forth in Section 4.1(b)(ii)) to each Research IRD Product that treats the Research IRD Target Indication resulting from the loss of function of such Research IRD Target. With respect to each Research IRD Target, during the applicable Option Period, Janssen may exercise the applicable Option for such Research IRD Target by delivering a notice of Janssen’s exercise of such Option to MeiraGTx (each, an “Option Exercise Notice”) and paying MeiraGTx [***], which fee shall be non-creditable and non-refundable (each, an “Option Fee,” and such date of receipt of notice, the “Option Election Date”). After receipt of such Option Exercise Notice, MeiraGTx shall submit an invoice to Janssen for such Option Fee, and Janssen shall make such Option Fee payment to MeiraGTx within [***] after Janssen’s receipt of such invoice. For clarity, the [***]. As of such Option Election Date, each such Research IRD Product for which Janssen has exercised an Option will become a Janssen Research IRD Product, the exclusive license granted to Janssen in Section 4.1(b)(ii) for such Janssen Research IRD Product will become effective, and Janssen shall assume all responsibility, at Janssen’s sole cost and expense, for the further Development, Manufacture, and Commercialization of such Research IRD Product in accordance with this Agreement. In addition, with respect to any Option, and on a Research IRD Target-by-Research IRD Target basis, Janssen may deliver a written notice to MeiraGTx of its intention not to exercise such Option. If with respect to any given Option Janssen fails to provide an Option Exercise Notice before the expiration of the applicable Option Period, or if Janssen provides written notice to MeiraGTx that Janssen does not wish to exercise the applicable Option, then such Option will expire on a Research IRD Target-by-Research IRD Target basis (each, an “Option Opt-Out,” and each of such dates, an “Option Opt-Out Date”), and: (i) the exclusivity obligations applicable to MeiraGTx under Section 4.6(c) shall expire, and the exclusivity obligations applicable to Janssen under 4.6(b) shall not take effect, in each case with respect to each Research IRD Product that treats the Research IRD Target Indication resulting from the loss of function of such Research IRD Target; (ii) MeiraGTx may freely Develop, Manufacture and Commercialize, or grant to any Third Party rights to Develop, Manufacture and Commercialize, at MeiraGTx’s sole cost and expense, each such Research IRD Product without further obligation to Janssen; (iii) the non-exclusive license granted from MeiraGTx to Janssen in Section 4.1(b)(i) will terminate with respect to the Research Plan Activities applicable to each such Research IRD Product; (iv) Janssen shall have [***] except as otherwise expressly provided herein; (v) Janssen shall have no obligation to Develop or Commercialize any such Research IRD Product; and (vi) Janssen shall have [***].

4.LICENSES

4.1.Licenses to Janssen.

(a)Clinical IRD Products. Subject to the terms and conditions of this Agreement and each Supply Agreement, MeiraGTx hereby grants, on behalf of itself and its Affiliates, to Janssen an exclusive (even as to MeiraGTx), royalty-bearing, sublicensable (through multiple tiers, solely as provided in Section 4.3), transferable (in accordance with Section 19.1) license under the MeiraGTx Technology and MeiraGTx’s interest in the Joint Technology during the Term, to Develop, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, and otherwise exploit, Manufacture and Commercialize Clinical IRD Products in the Field in the Territory. For clarity, Janssen may not exercise its rights to make, have made (except by MeiraGTx or its Affiliates or permitted CMOs) or Manufacture Clinical IRD Products in the Field in the Territory except as expressly permitted in a Supply Agreement.

(b)Research IRD Products.

(i)Non-Exclusive License to Perform Obligations. Subject to the terms and conditions of this Agreement, MeiraGTx hereby grants, on behalf of itself and its Affiliates, to Janssen a non-exclusive, sublicensable (through multiple tiers, solely as provided in Section 4.3), transferable (in accordance with Section 19.1) license under the MeiraGTx Research Technology and MeiraGTx’s interest in the Joint Technology during the Term, for purposes of Janssen conducting its obligations under this Agreement, including any Research Plan Activities assigned to Janssen in the respective Research Plan.

(ii)Exclusive License Following Option Exercise. Subject to the terms and conditions of this Agreement and each Supply Agreement, with respect to each Janssen Research IRD Product, MeiraGTx hereby grants, on behalf of itself and its Affiliates, to Janssen an exclusive

(even as to MeiraGTx), royalty-bearing, sublicensable (through multiple tiers, solely as provided in Section 4.3), transferable (in accordance with Section 19.1) license, under the MeiraGTx Research Technology and MeiraGTx’s interest in the Joint Technology during the Term, to Research, Develop, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, and otherwise exploit, Manufacture and Commercialize such Janssen Research IRD Product in the Field in the Territory. For clarity, Janssen may not exercise its rights to make, have made (except by MeiraGTx or its Affiliates or permitted CMOs) or Manufacture Janssen Research IRD Products in the Field in the Territory except as expressly permitted in a Supply Agreement.

(c)Internal Research License.  Subject to the terms and conditions of this Agreement, MeiraGTx hereby grants, on behalf of itself and its Affiliates, to Janssen a non-exclusive, royalty-free, sublicensable (but only to its Affiliates) license, under the MeiraGTx Technology, MeiraGTx Research Technology and MeiraGTx’s interest in the Joint Technology to conduct Internal Research in the Field in the Territory. The license granted under this Section 4.1(c) shall be perpetual and survive any expiration of this Agreement and any termination of this Agreement by Janssen under Section 15.2(a)(i) for MeiraGTx’s uncured material breach or under Section 15.2(b) for a MeiraGTx Insolvency Event. In addition, upon an Option Opt-Out for a Research IRD Product pursuant to Section 3.9(b), the license granted under this Section 4.1(c) shall be perpetual and survive with respect to such Research IRD Product, except as otherwise expressly provided in this Section 4.1(c). [***]

4.2.Licenses to MeiraGTx.

(a)Clinical IRD Products.

(i)License Back for Performance of Obligations and Manufacture. Subject to the terms and conditions of this Agreement, with respect to each Clinical IRD Product, Janssen hereby grants, on behalf of itself and its Affiliates, to MeiraGTx a non-exclusive, royalty-free, sublicensable (solely as provided in Section 4.3), transferable (in accordance with Section 19.1) license, under the MeiraGTx Technology and both Parties’ interest in the Joint Technology to: (A) perform MeiraGTx’s obligations under this Agreement with respect to such Clinical IRD Product; and (B) make, have made and otherwise Manufacture such Clinical IRD Product in accordance with the terms herewith.

(ii)Non-exclusive License to Janssen Technology. Subject to the terms and conditions of this Agreement, with respect to each Clinical IRD Product, Janssen hereby grants, on behalf of itself and its Affiliates, to MeiraGTx, a non-exclusive, royalty-free, sublicensable (solely as provided in Section 4.3), transferable (in accordance with Section 19.1) license under the Janssen Technology during the Term, for purposes of MeiraGTx conducting its obligations under this Agreement, including any Clinical Development Plan Activities assigned to MeiraGTx in the respective Clinical Development Plan or the Manufacture of any Clinical IRD Products in accordance with the terms herewith.

(b)Research IRD Products.

(i)Non-Exclusive License Back for Manufacture. Subject to the terms and conditions of this Agreement, with respect to each Janssen Research IRD Product, Janssen hereby grants, on behalf of itself and its Affiliates, to MeiraGTx a non-exclusive, royalty-free, sublicensable (solely as provided in Section 4.3), transferable (in accordance with Section 19.1) license, under the MeiraGTx Research Technology and Janssen’s interest in the Joint Technology to make, have made and otherwise Manufacture such Janssen Research IRD Product in accordance with the terms herewith.

(ii)Non-Exclusive License to Janssen Technology. Subject to the terms and conditions of this Agreement, with respect to each Research IRD Product (including any Janssen Research IRD Product), Janssen hereby grants, on behalf of itself and its Affiliates, to MeiraGTx, a non-exclusive, royalty-free, sublicensable (solely as provided in Section 4.3), transferable (in accordance with Section 19.1) license under the Janssen Technology during the Term, for purposes of MeiraGTx conducting its obligations under this Agreement, including any Research Plan Activities assigned to MeiraGTx in the respective Research Plan or the Manufacture of any Research IRD Products in accordance with the terms herewith.

4.3.Sublicense Rights.

Janssen may sublicense through multiple tiers the rights granted to it by MeiraGTx under Section 4.1(a) and Section 4.1(b) at any time [***]; provided that: (a) each such sublicense shall be consistent with the terms and conditions of this Agreement (including Section 4.1 and Article 12) and shall be subject to any Third Party License requirements with respect to any Technology in-licensed by MeiraGTx and (b) each sublicense to a Third Party collaborator shall be in writing and shall contain terms prohibiting the Third Party collaborator from using any MeiraGTx Confidential Information, MeiraGTx Know-How or MeiraGTx Research Know-How for any purpose inconsistent with this Agreement. In the case of any sublicense by Janssen, Janssen shall remain primarily responsible for, and directly liable to MeiraGTx for, the payment of all royalties payable based on Net Sales of Product by any Janssen Sublicensee and the payment of all Development Milestone Payments and Commercial Milestone Payments even if a Sublicensee is responsible for the achievement of any such milestone with respect to any Product. Either Party may exercise its rights and perform its rights and obligations under this Agreement itself or through any of its Affiliates. Except for MeiraGTx sublicensing to an Affiliate or as permitted under Section 4.4, MeiraGTx may not sublicense the rights granted to it by Janssen under this Agreement without first obtaining, in each case, Janssen’s prior written consent (which shall not be unreasonably withheld, delayed, or conditioned), and any such sublicense must be consistent with the terms of this Agreement (including Section 4.2 and Article 12).

4.4.Subcontractors.

Each Party may engage subcontractors to perform any obligations assigned to it under this Agreement, except that: (a) [***]; (b) prior to [***]; (c) prior to [***]; (d) the subcontracting Party shall remain fully responsible for the work allocated to, and payment to, such subcontractors to the same extent it would if it had done such work itself; (e) each contract between a Party and a subcontractor shall be consistent with the provisions of this Agreement, including (i) obligations of confidentiality and non-use applicable to Confidential Information that are at least as stringent as those set forth in Article 12 and (ii) obligations of assignment of all Inventions and other

Intellectual Property Rights developed in the course of performing any such work under this Agreement to the subcontracting Party and obligations of cooperation to execute any documents to confirm or perfect such assignment; and (f) the subcontracting Party shall remain at all times fully liable for all acts or omissions of such subcontractor. Any reference to a Party’s performance hereunder shall include references to any performance by its subcontractors permitted in accordance with this Section 4.4.

4.5.Third Party Licenses.

All rights licensed to a Party from a Third Party and sublicensed to the other Party under this Agreement will be subject to and subordinate to the terms of the applicable Third Party License to the extent such terms apply to a sublicensee of such Third Party Intellectual Property Rights, except that no Party shall be obligated to comply with any such Third Party License until such Third Party License has been disclosed to such Party.

4.6.Exclusivity.

(a)Janssen Exclusivity for Clinical IRD Targets. On a Clinical IRD Target-by-Clinical IRD Target basis, beginning on (i) the Effective Date with respect to the CNGA3 Target, CNGB3 Target and RPGR Target and (ii) the [***] Product Opt-In Date with respect to the [***] Target, and ending on the earlier of (A) [***] of the Effective Date or (B) the expiration or termination of this Agreement with respect to the Clinical IRD Product associated with such Clinical IRD Target, [***] other than Researching, Developing, Manufacturing, and Commercializing Clinical IRD Products in accordance with the terms and conditions of this Agreement. In addition, on a Clinical IRD Product-by-Clinical IRD Product basis, beginning on [***] and for [***] thereafter, [***]

(b)Janssen Exclusivity for Research IRD Targets. On a Research IRD Target-by-Research IRD Target basis, beginning on the Option Election Date associated with the Janssen Research IRD Product intended to treat the Research IRD Target Indication resulting from the loss of function of such Research IRD Target and ending on the earlier of (i) the [***] of the Option Election Date associated with the Janssen Research IRD Product intended to treat such Research IRD Target Indication resulting from the loss of function of such Research IRD Target or (ii) the expiration or termination of this Agreement with respect to the Janssen Research IRD Product intended to treat such Research IRD Target Indication resulting from the loss of function of such Research IRD Target, [***] other than Researching, Developing, Manufacturing, and Commercializing Janssen Research IRD Products in accordance with the terms and conditions of this Agreement.

(c)MeiraGTx Exclusivity Obligations. Beginning on the Effective Date, [***] other than Researching, Developing, Manufacturing and Commercializing Gene Therapy Products in accordance with the terms and conditions of this Agreement. The prohibition contained in the immediately preceding sentence shall end:

[***]

provided, however, that if both subsections (ii) and (iii) above apply to any one particular case, the longer period described in subsection (ii) or (iii) shall apply thereto.

(d)Mergers and Acquisitions Involving Competing Products. Subject to Section 4.6(e), in the event that a Third Party merges with a Party or becomes an Affiliate of a Party or assets of a Third Party are combined with a Party or an Affiliate of a Party (“Acquired Party”) during the Term through merger, acquisition, consolidation or other similar transaction, and as of the closing date of such merger, acquisition, consolidation or other similar transaction, such Third Party is engaged in the Research, Development, Manufacture or Commercialization of a Competing Product, then, unless the Parties mutually agree otherwise, the Acquired Party or its new Affiliate (as applicable) shall have [***] from the closing date of such transaction to wind down or complete the Divestiture of such Competing Product, and its new Affiliate’s conduct of the Research, Development, Manufacture and Commercialization of such Competing Product during such [***] period shall not be deemed a breach of the Acquired Party’s exclusivity obligations set forth in this Section 4.6; provided that such new Affiliate conducts the Research, Development, Manufacture and Commercialization of such Competing Product during such [***] period independently of the activities of this Agreement and does not use any of the other Party’s Intellectual Property Rights or Confidential Information (except as may be separately licensed by such other Party to such new Affiliate) in such conduct.  “Divestiture”, as used in this Section 4.6(d), means the sale or transfer of rights to the Research, Development, Manufacture and Commercialization of a Competing Product to a Third Party without receiving a continuing share of profit, royalty payment or other economic interest in the success of such Competing Product.

(e)Qualified Change of Control.  In the event of a Qualified Change of Control involving MeiraGTx, Janssen shall have the right to terminate [***], by providing MeiraGTx with written notice at least [***] after the announcement of such Qualified Change of Control, with such termination to be effective within [***] of such notice; provided that all other obligations under this Agreement, including under Section 4.1 and Article 10, shall remain in full force and effect. For clarity, upon Janssen’s termination notice to MeiraGTx in accordance with the preceding sentence, (i) all Committees shall be disbanded and Janssen shall have sole and exclusive control with respect to any activities previously conducted pursuant to this Agreement and (ii) Janssen shall not have any further obligations to share any information, updates or reports with MeiraGTx with respect to any activities previously conducted pursuant to this Agreement, except with respect to Section 10.6, Section 10.7, Section 10.8, Section 10.9, Section 10.11 (including Sales & Royalty Reports) and any other applicable payment obligations. In the event that Janssen elects to not exercise its rights under this Section 4.6(e), the terms of Section 4.6(d) shall apply.

4.7.No Other Rights.

Each Party expressly reserves and retains all Patents, Know-How, and other intellectual property rights not expressly granted herein, and no right or license under any Intellectual Property Rights of either Party is granted or shall be granted by implication, estoppel or otherwise. Each licensee Party covenants to the licensor Party that the licensee Party shall not (and shall require that any of its Affiliates or Sublicensees shall not) use any of the licensor Party’s Intellectual Property Rights licensed under this Agreement for any purpose other than as expressly provided under this Agreement for such licensee Party.

4.8.MeiraGTx Know-How Transfer.

(a)Clinical IRD Products. Within [***] following the Effective Date, MeiraGTx will deliver to Janssen all copies of: (i) MeiraGTx Know-How reasonably necessary or useful for the Development or Commercialization of the Clinical IRD Products; and (ii) documents and files related to the MeiraGTx Patents Covering the Clinical IRD Products. Thereafter, on a [***] basis during the Term or as otherwise mutually agreed by the Parties, MeiraGTx shall [***] disclose to Janssen (through the JSC, JDC, or JRC, as applicable) any additional MeiraGTx Know-How reasonably necessary or useful for the Development or Commercialization of any Clinical IRD Product that came into existence after the prior disclosure, will provide reasonable assistance to Janssen in connection with understanding and using all such MeiraGTx Know-How for purposes consistent with the licenses and rights granted to Janssen under Section 4.1 and will provide any new documents or files related to the MeiraGTx Patents Covering the Clinical IRD Products that came into MeiraGTx’s possession or control after the prior disclosure. All costs of the transfer set forth in this Section 4.8(a) shall be deemed Clinical Development Costs hereunder and paid in accordance with the terms and conditions set forth in Section 6.1(f).

(b)Research IRD Products. With respect to any Janssen Research IRD Product, within [***] after Janssen’s exercise of the respective Option, MeiraGTx will deliver to Janssen all copies of: (i) MeiraGTx Research Know-How reasonably necessary or useful for the Development or Commercialization of the applicable Janssen Research IRD Product; and (ii) documents and files related to the MeiraGTx Research Patents Covering the Janssen Research IRD Product. Thereafter, on a [***] basis during the Term or as otherwise mutually agreed by the Parties, MeiraGTx shall [***] disclose to Janssen (through the JSC, JDC, or JRC, as applicable) any additional MeiraGTx Research Know-How reasonably necessary or useful for the Development or Commercialization of any Janssen Research IRD Product that came into existence after the prior disclosure, will provide reasonable assistance to Janssen in connection with understanding and using all such MeiraGTx Research Know-How for purposes consistent with the licenses and rights granted to Janssen under Section 4.1 and will [***]. All costs of the transfer set forth in this Section 4.8(b) shall be [***].

5.GOVERNANCE

5.1.Alliance Managers.

Within [***] following the Effective Date, each Party shall designate an individual employee to facilitate communication and coordination of the Parties’ activities under this Agreement and to provide support and guidance to the JSC (each, an “Alliance Manager”). Each Alliance Manager may not serve as a representative of its respective Party on any Committee.

5.2.Joint Steering Committee.

(a)Purpose; Formation. Within [***] following the Effective Date, the Parties shall establish a joint steering committee (the “JSC” or “Joint Steering Committee”). The JSC shall monitor, make certain decisions, and provide strategic oversight of the activities under this Agreement and facilitate communications between the Parties with respect to the Research, Development, Manufacturing, and Commercialization of the Products.

(b)Specific Responsibilities. In addition to providing general oversight of all activities hereunder, the JSC shall in particular have the following responsibilities, in each case to the extent the applicable decisions are not made at the level of another Committee: (i) reviewing and approving each initial Clinical Development Plan; (ii) reviewing and approving the overall regulatory strategy for the Clinical IRD Products; (iii) approving all material Regulatory Filings and Regulatory Materials as necessary, subject to Section 7.1(c); (iv) reviewing and approving each initial Research Plan for a Research IRD Target; (v) reviewing and approving each initial CMC Development Plan; (vi) approving, upon recommendation and proposal by the applicable Committee, Research Budgets, Clinical Development Budgets, Clinical Development Manufacturing Budgets and Process Development Budgets as provided herein (provided that no Research Budget for a Calendar Year shall exceed the respective Research Budget Cap for such Calendar Year); (vii) facilitating the flow of information with respect to the Development and Commercialization of the Products; (viii) receiving and discussing reports from the other Committees; (ix) providing guidance to the other Committees on all significant strategic issues that fall within the scope of such Committees; (x) establishing such additional joint subcommittees as it deems necessary to achieve the objectives and intent of this Agreement; (xi)facilitating the prosecution and maintenance with respect to Patents pursuant to Section 11.4 and resolving disputes with respect to such Patents; (xii) resolving disputes for which it is responsible as provided in this Agreement; and (xiii) performing such other functions as expressly provided in this Agreement.

5.3.Joint Research Committee.

(a)Purpose; Formation. Within [***] following the Effective Date, the Parties shall establish a committee to oversee the Research Plan Activities and otherwise facilitate the flow of information between the Parties with respect to, and provide a forum to discuss, Research Plan Activities (the “JRC” or “Joint Research Committee”).

(b)Specific Responsibilities. The JRC shall be responsible for: (i) nominating and approving IRD Genes to become Research IRD Targets; (ii) discussing, preparing, and recommending for submission to the JSC for approval, each initial Research Plan and discussing and approving as applicable amendments thereto; (iii) discussing, preparing, and recommending for submission to the JSC for approval, each Research Budget; (iv) overseeing and directing the Research Plan Activities, including Natural History Studies; (v) reviewing and discussing all reports describing the Research Plan Activities and the Research Results (including Interim Reports and Final Reports); (vi) performing such other functions as may be delegated to it by the JSC; and (vii) performing such other functions expressly delegated to it in this Agreement.

5.4.Joint Development Committee.

(a)Purpose; Formation. Within [***] following the Effective Date, the Parties shall establish a committee to oversee the Clinical Development Plan Activities of the Parties with respect to each Clinical IRD Product and otherwise facilitate the flow of information between the Parties with respect to, and provide a forum to discuss, the Development of Products (the “JDC” or “Joint Development Committee”).

(b)Specific Responsibilities. The JDC shall in particular have the following responsibilities: (i) reviewing, amending, and recommending for approval by the JSC, each initial Clinical Development Plan and discussing and approving as applicable amendments thereto; (ii) discussing, preparing, and recommending for submission to the JSC for approval, each Clinical Development Budget; (iii) reviewing and monitoring the Parties’ Clinical Development Plan Activities and progress against each Clinical Development Plan, including facilitating discussions between the Parties regarding the Development of each Clinical IRD Product; (iv) reviewing and recommending to the JSC for approval all material Regulatory Filings and all Regulatory Materials as necessary or as requested by the JSC, subject to Section 7.1(c); (v) discussing and recommending to the JSC for approval the overall regulatory strategy for each Clinical IRD Product; (vi) discussing the Development reports; (vii) determining the timing of the transition between the Parties with respect to regulatory matters pursuant to Section 7.1(a)(iii); (viii) reviewing and monitoring the Parties’ Development activities with respect to safety matters; (ix) developing and reviewing the overall publication strategy for the Parties in connection with this Agreement, subject to Section 13.4; (x) performing such other functions as may be delegated to it by the JSC; and (xi) performing such other functions expressly delegated to it in this Agreement.

5.5.Joint Manufacturing Committee.

(a)Purpose; Formation. Within [***] following the Effective Date, the Parties shall establish a committee to oversee and coordinate the Manufacturing activities of the Parties with respect to each Clinical IRD Product or Research IRD Product and otherwise facilitate the flow of information between the Parties with respect to, and provide a forum to discuss, the Manufacturing of Products and the CMC Development Collaboration (the “JMC” or “Joint Manufacturing Committee”).

(b)Specific Responsibilities. The JMC shall in particular have the following responsibilities: (i) reviewing, amending, and recommending for approval by the JSC initial Manufacturing plans, initial CMC Development Plans and discussing and approving as applicable amendments thereto, including with respect to capacity; (ii) discussing, preparing, and recommending for submission to the JSC for approval each Clinical Development Manufacturing Budget and Process Development Budget; (iii) overseeing the Manufacturing of Products used in Development activities, including discussing any potential supply issues, interruptions, the outcome of any Regulatory Authority inspection of Manufacturing facilities used by or on behalf of MeiraGTx, and any remedial actions required, if applicable, as a result of such inspection; (iv) overseeing the CMC Development Plan Activities for all Clinical IRD Products, Research IRD Products, and Janssen Research IRD Products; (v) collaborating on the creation of the Manufacturing-related Regulatory Filings and all Regulatory Materials for any Clinical IRD Product and any Research IRD Product being Manufactured by or on behalf of MeiraGTx; (vi) overseeing the Know-How transfer of Manufacturing technology to Janssen in accordance with any Supply Agreement; (vii) reviewing and approving specifications for Clinical IRD Products and Research IRD Products; (viii) performing such other functions as may be delegated to it by the JSC; and (ix) performing such other functions expressly delegated to it in this Agreement.

5.6.Operational Teams.

From time-to-time, each of the JSC, JRC, JDC or JMC may establish and delegate specific matters or duties within its responsibilities to directed teams (each, an “Operational Team”), the composition, operation, and responsibilities of which will be determined by the applicable establishing Committee. Operational Teams may be established on an ad hoc basis for purposes of a specific activity or on such other basis as the applicable establishing Committee may determine. Each Operational Team will report to, and its activities will be subject to the oversight of, the applicable establishing Committee and the JSC, and no Operational Team’s authority may exceed that specified for the applicable establishing Committee. Any disagreement between the representatives of the Parties on any Operational Teams will be referred to the applicable establishing Committee for resolution in accordance with Section 5.8.

5.7.Committee Representatives and Meetings.

(a)Committee Representatives. Each Party shall initially appoint [***], and no more than [***] representatives to each Committee, with the exception of the JSC, which shall have [***] representatives from each Party. Each Committee representative shall have appropriate knowledge and expertise within the applicable Party to make decisions or recommendations arising within the scope of the applicable Committee’s responsibilities. Each Party may replace its representatives on any Committee upon written notice to the other Party. Each Party shall appoint [***] of its representatives on each Committee to act as a co-chairperson of such Committee. The responsibility for running each meeting of each Committee shall alternate between the co-chairpersons of such Committee from meeting-to-meeting, with Janssen’s co-chairperson running the first meeting of each Committee. The co-chairpersons of each Committee shall jointly prepare and circulate agendas to such Committee’s representatives before each such Committee meeting and shall direct the preparation of reasonably detailed documentation for each such Committee meeting, which shall be approved by the Committee’s co-chairpersons and circulated to Committee representatives within [***] of such meeting. Unless mutually agreed upon by the Parties, any member of one Committee shall not be a member of another Committee under this Agreement, and Alliance Managers and Senior Officers may not serve on any Committee.

(b)Non-Committee Representatives. Each Party may [***] invite [***], in addition to its representatives, to attend Committee meetings in a non-voting capacity; provided that if either Party intends to have any Third Party attend such a meeting, such Party shall obtain the other Party’s prior written consent for such Third Party to attend such meeting, which consent shall not be unreasonably withheld, conditioned, or delayed; and provided further that each Party’s co-chairperson of the JMC may attend any JDC meeting in a non-voting capacity and each Party’s co-chairperson of the JDC may attend any JMC meeting in a non-voting capacity, in each case without the consent of the other Party. Each Party shall be responsible for ensuring that each Committee member that it appoints and each Third Party that it invites to a Committee meeting complies with the confidentiality and non-use obligations set forth in this Agreement.

(c)Meetings. Each Committee shall hold meetings at such times as it elects to do so, but at least [***] in the case of the JRC, the JDC and the JMC, and at least [***] in the case of the JSC; provided that the JSC shall hold its first meeting no later than [***] from the Effective Date. Meetings of any Committee may be held in person or by audio or video teleconference; provided that unless otherwise agreed by the Parties, at least [***] meeting per [***] for each Committee shall be held in person. Notwithstanding Section 5.7(a), upon the Parties’ mutual agreement, any meeting of a Committee may be combined with any meeting of another Committee. Each Party shall be responsible for all of its own costs and expenses of participating in any Committee meetings. No action taken at any meeting of a Committee shall be effective unless at least [***] Committee representative of each Party is participating in such meeting.

(d)Dissolution. Each Committee will continue to exist until the earlier of completion of such Committee’s obligations under this Agreement or mutual agreement of the Parties to disband such Committee; provided that following the dissolution of the JSC, the JSC may, upon the Parties’ agreement, continue to meet on a [***] basis (or more or less frequently, if mutually agreed by the Parties) solely to serve as a forum for sharing and discussing information.

5.8.Resolution of Committee Disputes.

(a)Votes. All decisions of each Committee shall be made by [***] vote, with each Party’s representatives on the respective Committee collectively having [***] vote.

(b)Disputes. If, after reasonable discussion and good-faith consideration of each Party’s view on a particular matter before any Committee other than the JSC and within the scope of its authority, the representatives of the Parties on such Committee cannot reach an agreement as to such matter within [***] after such matter was brought to such Committee for resolution, such disagreement shall be referred to the JSC for resolution. If, after reasonable discussion and good-faith consideration of each Party’s view on a particular matter before the JSC and within the scope of its authority, the representatives of the Parties on the JSC cannot reach an agreement as to such matter within [***] after such matter was brought to the JSC for resolution or after such matter has been referred to the JSC from another Committee, such disagreement shall be referred to the Senior Officers for resolution.

(c)Final Decision-Making Authority. If the Senior Officers cannot in good faith resolve a particular matter within [***] after such matter has been referred to them, then:  [***]

(d)No Other Powers. Notwithstanding anything herein to the contrary, each Committee shall have only the powers assigned expressly to it in this Article 5 and elsewhere in this Agreement, and no Committee shall have any power to amend, modify or waive compliance with this Agreement, or to impose additional obligations on a Party beyond those provided in this Agreement.

6.DEVELOPMENT

6.1.Clinical IRD Products.

(a)Clinical IRD Products. Subject to the terms and conditions of this Agreement (including Section 2.1(b)), the Parties will collaborate with one another to Develop the Clinical IRD Products.

(b)Responsibility. Subject to the oversight of the JSC and JDC, the Parties will jointly collaborate with one another on the Development of each Clinical IRD Product in accordance with this Agreement and the applicable Clinical Development Plan for such Clinical IRD Product, including conducting any necessary Research to support BLA approval for such Clinical IRD Product.

(c)Clinical Development Plans. The anticipated costs and timelines for activities under the Clinical Development Plans for the CNGA3 Product, the CNGB3 Product and the RPGR Product are attached hereto as parts of Exhibit 1.34.  [***] with respect to the CNGA3 Product, CNGB3 Product and RPGR Product, the JDC shall develop and submit to the JSC for its review and approval, a Clinical Development Plan for each such Clinical IRD Product, and upon the JSC’s approval, each such initial Clinical Development Plan will be attached hereto and form a part of Exhibit 1.34. If Janssen elects to make the [***] Product a Clinical IRD Product in accordance with Section 2.1(b), no later than [***] following the [***] Product Opt-In Date, the JDC shall develop and submit to the JSC for its review and approval, a Clinical Development Plan for the [***] Product, and upon the JSC’s approval, such initial Clinical Development Plan shall be attached hereto and form a part of Exhibit 1.34. In the event that any Clinical Development Plan for a Clinical IRD Product conflicts with the anticipated costs and timelines set forth in Exhibit 1.34 for such Clinical IRD Product, the Clinical Development Plan shall control. Each Clinical Development Plan will set forth in reasonable detail at all times (i) all activities that are necessary or useful to be undertaken to achieve and maintain Regulatory Approval in the relevant Major Market Country for such Clinical IRD Product (the “Clinical Development Plan Activities”), (ii) an estimated timeline for completing such activities and the respective Clinical Development Plan Term, (iii) the respective deliverables for such activities and (iv) the allocation of responsibilities between the Parties for performance of each such activity. The terms of, and Clinical Development Plan Activities set forth in, each Clinical Development Plan will at all times be designed to expedite Regulatory Approval, reimbursement and Commercialization of the Clinical IRD Product that is the subject of such Clinical Development Plan, and to be in compliance with all Applicable Laws and in accordance with professional and ethical standards customary in the biopharmaceutical industry. From time to time, and at least on an annual basis, the JDC will develop, review and approve amendments or updates to each Clinical Development Plan for a Clinical IRD Product, subject to the remaining terms and conditions of this Agreement. Each such amended or updated Clinical Development Plan will automatically replace the respective Clinical Development Plan previously in effect, and will be automatically incorporated into this Agreement by reference and form a part of this Agreement. Each Clinical Development Plan shall also be consistent with the terms of this Agreement.

(d)Clinical Development Budgets. Each Clinical Development Plan, when approved by the Parties in accordance with Section 6.1(c), will be subject to a rolling budget covering Clinical Development Costs associated with the anticipated Clinical Development Plan Activities for such Clinical IRD Product to be performed during the [***] (such [***] period, the “[***] Clinical Development Budget Period”), in each case broken down by Calendar Quarter and broken out on a line item basis to show Out-of-Pocket Costs and FTE Costs of FTEs directly engaged to perform each such Development activity including for each Development activity with respect to each Clinical Study conducted thereunder (each, as agreed to, approved, amended or updated from time to time in accordance with this Section 6.1(d), a “Clinical Development Budget”). [***] with respect to the CNGA3 Product, CNGB3 Product and RPGR Product, and [***] in the event that Janssen elects to make the [***] Product a Clinical IRD Product in accordance with Section 2.1(b), the JDC shall develop and submit to the JSC for its review and approval, a Clinical Development Budget for the respective Clinical IRD Product, and upon the

JSC’s approval, each such Clinical Development Budget will be automatically incorporated into this Agreement by reference and form a part of this Agreement. Each Clinical Development Budget will be reviewed by the JDC and approved by the JSC (i) at least [***] (and [***] of the applicable [***] Clinical Development Budget Period) based on: (A) the Parties’ good faith estimation of the anticipated Clinical Development Plan Activities to be conducted during the relevant [***] Clinical Development Budget Period; and (B) information prepared by the Parties in good faith for their own internal planning processes relating to anticipated Clinical Development Plan Activities for such Clinical IRD Product; or (ii) whenever the total Clinical Development Costs for any given Calendar Quarter are reasonably expected to be at least [***] percent ([***]%) higher than the Clinical Development Budget for such Calendar Quarter, whether as a result of any amendments to the Clinical Development Plan or increases in costs for the Clinical Development Plan Activities already planned for such Calendar Quarter (provided, however, that following the beginning of a Calendar Year, the JSC may not increase the Clinical Development Budget for such Calendar Year by more than [***] percent ([***]%) without the Parties’ prior written approval). Each such amended or updated Clinical Development Budget will automatically replace the respective Clinical Development Budget previously in effect, and will be automatically incorporated into this Agreement by reference and form a part of this Agreement. With respect to any Calendar Quarter, in no event will a Party be responsible for any Clinical Development Costs that exceed the respective portion of the then-current Clinical Development Budget recommended and proposed by the JDC and approved by the JSC, except as otherwise provided in Section 10.3(b).

(e)Conduct of Clinical Development Activities. On a Clinical IRD Product-by-Clinical IRD Product basis, Janssen and MeiraGTx will each use Commercially Reasonable Efforts to perform their respective Clinical Development Plan Activities in accordance with each Clinical Development Plan (including the timelines set forth therein). In performing its respective Clinical Development Plan Activities, each Party: (i) will conduct such activities in good scientific manner and in compliance with all Applicable Laws in all material respects, including, where applicable, those relating to cGMP, cGLP, cGCP, good pharmacovigilance practices and requirements for protection of human subjects; (ii) will not employ or use any Debarred Person; and (iii) in the case of MeiraGTx, will not use any MeiraGTx [***] Technology during the course of performing any Clinical Development Plan Activities or incorporate any MeiraGTx [***] Technology into any Clinical IRD Product unless otherwise mutually agreed to by the Parties.

(f)Clinical Development Costs. Janssen will be responsible for one hundred percent (100%) of all Clinical Development Costs for each Clinical IRD Product; provided, however, that in no event will any Clinical Development Costs for any Calendar Quarter exceed the applicable Clinical Development Budget for such Calendar Quarter, except as otherwise provided in Section 10.3(b). Notwithstanding anything herein to the contrary, in no event [***].

(g)Clinical Development Records. Each Party will prepare and maintain, and cause its Affiliates and their respective employees and permitted subcontractors to prepare and maintain, records, accounts, notes, reports and data with respect to the Clinical Development Plan Activities hereunder (“Clinical Development Records”), in sufficient detail and in a good scientific manner appropriate for scientific, regulatory, and intellectual property protection purposes and in compliance with Applicable Law and such Party’s standard practices (including cGLP with respect to activities that require cGLP compliance to be submitted in Regulatory Filings including INDs and BLAs), which Clinical Development Records will: (i) be segregated from other development activities not performed under this Agreement; and (ii) be complete and accurate, and fully and accurately reflect all work done, data and developments made, and results achieved in the performance of the Clinical Development Plan Activities. Each Party shall retain, and cause its Affiliates and their respective and permitted subcontractors to retain, Clinical Development Records for at least [***] or such longer period as may be required by Applicable Law. Each Party shall comply with Janssen’s data policies set forth on Exhibit 3.5 attached hereto with regard to Clinical Development Records.

(h)Audits. With respect to any facility or site at which a Party conducts any Clinical Development Plan Activities, and subject to the terms of any agreement between such Party and any applicable permitted subcontractor with respect to any facility or site of such subcontractor, the other Party shall have the right, at its own expense, upon reasonable written notice by such other Party, and during normal business hours, to inspect such site and facility of such Party or to accompany such Party to inspect any subcontractor site once per year and also for cause, to verify such Party’s compliance with Applicable Law in carrying out its obligations under this Agreement, including those relating to cGMP, cGLP, cGCP, good pharmacovigilance practices and requirements for protection of human subjects. In the event that any such facility or site is found to be non-compliant with cGMP, cGLP, cGCP, good pharmacovigilance practices and requirements for protection of human subjects during such an audit, and such non-compliance relates to or impacts any Clinical Development Plan Activities hereunder, the audited Party shall submit to the auditing Party proposed CAPA within [***] after the auditing Party provides notice of such non-compliance. The auditing Party shall have the right to review and comment on such CAPA, which comments the audited Party shall consider in good faith.  The audited Party shall use Commercially Reasonable Efforts to implement such CAPA [***] after review and comment by the auditing Party. Except as may otherwise be provided in a Supply Agreement, if any Regulatory Authority or any other Governmental Authority conducts or gives notice of its intent to conduct any audit or inspection at any offices or facilities (including Development facilities) of MeiraGTx or any applicable permitted subcontractor where such audit or inspection relates to any Clinical IRD Product, then MeiraGTx will [***] notify Janssen and, to the extent such audit or inspection relates to a Clinical IRD Product and to the extent practicable and not prohibited by Applicable Law, secure for Janssen the right to participate in any such audit or inspection.

(i)Reports. Each Party will: (i) provide to the JDC, on a [***], or [***] by the JDC, an update regarding any Clinical Development Plan Activities conducted by or on behalf of such Party hereunder; and (ii) promptly (and where safety is concerned, immediately within [***]) share with the other Party all material developments and information that it comes to possess relating to the Development of each Clinical IRD Product, including: (A) safety concerns (including Adverse Events and any planned or actual inspection of any MeiraGTx facility by a Regulatory Authority or audit of any subcontractor providing material services to MeiraGTx by MeiraGTx or any Regulatory Authority); (B) study reports and data generated from Clinical Studies and (C) any significant Clinical Development Costs incurred by MeiraGTx. Each Party shall also make its employees and consultants available for an in-person or telephonic meeting with the other Party at least once every Calendar Quarter to discuss such Party’s progress with respect to the conduct of the Clinical Development Plan Activities hereunder.

(j)Improved Clinical IRD Products. The Parties will only Develop an Improved Clinical IRD Product in accordance with the terms herewith with the written consent of both Parties; provided, however, that [***], then [***].

6.2.Janssen Research IRD Products.

(a)Responsibility and Costs. Janssen will be solely responsible for conducting, at its sole cost and expense, Development of each Janssen Research IRD Product, except that Janssen will use Commercially Reasonable Efforts to Develop [***].

(b)Reports. Janssen will provide to the JDC, on a [***] basis for its review and discussion, a high-level report summarizing: (i) any material Development and regulatory activities for each Janssen Research IRD Product under Development by or on behalf of Janssen over the prior Calendar Quarter; and (ii) any planned future Development and regulatory activities for each Janssen Research IRD Product (if any), including those activities it anticipates to initiate or has initiated for the following Calendar Year.

(c)Additional Support for Janssen Research IRD Products. On a Janssen Research IRD Product-by-Janssen Research IRD Product basis, Janssen may request that MeiraGTx assist in subsequent Development of such Janssen Research IRD Product. At MeiraGTx’s sole discretion, it may elect to provide such assistance, in which case it will so notify Janssen in writing and thereafter MeiraGTx’s costs of Developing such Janssen Research IRD Product shall be [***].

(d)Improved Janssen Research IRD Products. The Parties will only Research or Develop an Improved Janssen Research IRD Product in accordance with the terms herewith with the written consent of both Parties, provided, however, that [***], then [***].

7.REGULATORY

7.1.Clinical IRD Products.

(a)Responsibility for Regulatory Matters.

(i)Regulatory Lead Party. Subject to the review and approval of the JDC and JSC, on a Clinical IRD Product-by-Clinical IRD Product and country-by-country basis, (A) MeiraGTx will be the Regulatory Lead Party prior to [***]; and (B) Janssen will be the Regulatory Lead Party on and after [***]. On and after [***] for a Clinical IRD Product, Janssen will have responsibility for all regulatory matters relating to such Clinical IRD Product, including with respect to Regulatory Filings and meetings with Regulatory Authorities; provided that MeiraGTx will reasonably cooperate with Janssen to provide any reasonable additional assistance or materials reasonably requested by Janssen.

(ii)General. Subject to the review and approval of the JDC and this Section 7.1, on a Clinical IRD Product-by-Clinical IRD Product and country-by-country basis, until [***], MeiraGTx as the Regulatory Lead Party for such Clinical IRD Product shall be responsible for (A) overseeing, monitoring and coordinating all regulatory actions, communications, and filings with, and submissions to, each Regulatory Authority with respect thereto, (B) interfacing, corresponding and meeting with each Regulatory Authority with respect thereto and (C) seeking and maintaining all Regulatory Filings with respect to such Clinical IRD Product.

(iii)Transition. With respect to each Clinical IRD Product, within a reasonable period following the Effective Date as determined by the JDC, MeiraGTx shall take all actions required by the FDA (and, where relevant, other Regulatory Authorities) to designate Janssen as the express and authorized regulatory agent of record for MeiraGTx in the United States (and, as applicable, other countries) for the purposes of Development and regulatory activities for such Clinical IRD Product in the United States (and, as applicable, such other countries). On a Clinical IRD Product-by-Clinical IRD Product basis and country-by-country basis, upon a date prior to the applicable Sponsorship Transfer Date as reasonably determined by the JDC, MeiraGTx will [***] assign and transfer to Janssen or its designee all existing Regulatory Filings and other Regulatory Materials with respect to such Clinical IRD Product, including all Drug Master Files and all written correspondence, minutes of meetings and memoranda of oral communications with any Regulatory Authority, on electronic media (including rendered source documents when available), to the extent not already provided to Janssen previously; provided, however, that Regulatory Filings and other Regulatory Materials with respect to such Clinical IRD Product generated on or after the Effective Date shall be provided in accordance with Janssen’s instructions (including Janssen’s formatting and Electronic Common Technical Document (eCTD) requirements). Each Party will submit to the applicable Regulatory Authority all filings, letters and other documentation necessary to effect such assignment and transfer as soon as practicable, in an efficient and seamless manner for such Clinical IRD Product. Each Party shall provide to the other Party a copy of any and all notices received by such Party from such Regulatory Authority confirming such assignment and transfer.

(iv)Right of Reference. For each Clinical IRD Product, each Party hereby grants and will cause its Affiliates, licensees, and Sublicensees to grant to the other Party, a Right of Reference to, and a right to access, copy and use, all information and data (including all CMC information) included in or used in support of any Drug Master File maintained by or on behalf of such Party that relates to such Clinical IRD Product to the extent necessary for the other Party to Develop or Manufacture such Clinical IRD Product in accordance with the applicable Clinical Development Plan or CMC Development Plan. From and after the Sponsorship Transfer Date, MeiraGTx hereby grants and will cause its Affiliates, licensees, and Sublicensees to grant to Janssen, a Right of Reference to, and a right to copy, access, and otherwise use, all information and data (including all CMC information) included in or used in support of any Drug Master File maintained by or on behalf of MeiraGTx that relates to such Clinical IRD Product to the extent not transferred to Janssen pursuant to Section 7.1(a)(iii). Notwithstanding anything to the contrary in this Agreement, MeiraGTx will not, and will cause its Affiliates, licensees, and Sublicensees not to, withdraw or inactivate any Regulatory Filing that Janssen, its Affiliates or Sublicensees reference or otherwise use pursuant to this Section 7.1(a)(iv). In addition, Janssen hereby grants and will cause its Affiliates, licensees, and Sublicensees to grant to MeiraGTx a Right of Reference to, and a right to access, copy and use, all information and data (including CMC information) included in or used in support of any Drug Master File maintained by or on behalf of Janssen that relate to the RPGR Product to the extent necessary to Research, Develop, Manufacture or Commercialize the [***] Product, solely in the event that Janssen elects to not make the [***] Product a Clinical IRD Product in accordance with Section 2.1(b). [***]

(b)Regulatory Meetings. Until the Sponsorship Transfer Date for any Clinical IRD Product, MeiraGTx will: (i) provide Janssen with reasonable advance notice of all substantive meetings, conferences, and discussions (whether in person or by telephonic or video conference) with any Regulatory Authorities pertaining to such Clinical IRD Product; (ii) provide Janssen with draft briefing materials and meeting presentations for review reasonably in advance and consider in the preparation of such meetings, conferences or discussions any reasonable input timely provided by Janssen; and (iii) to the extent not prohibited by Applicable Law, grant Janssen the right to participate in any such meetings, conferences or discussions and facilitate such participation (such number of representatives to attend to be determined by Janssen). If Janssen elects not to participate in such meetings, conferences or discussions, MeiraGTx shall provide Janssen, upon Janssen’s request, with written summaries of such meetings, conferences or discussions in English after the conclusion thereof.

(c)Regulatory Filings. Until the Sponsorship Transfer Date of any Clinical IRD Product, MeiraGTx will: (i) provide to Janssen for review and comment in accordance with such timeframes specified by the JDC (such timeframe to be no less than [***] in advance of any regulatory deadline, or if any Regulatory Authority deadline is sooner, as reasonably in advance as possible), copies in English of all Regulatory Filings and Regulatory Materials to be submitted (other than routine correspondence and administrative documents and documents related to Pricing Approval) by or on behalf of MeiraGTx prior to the relevant submission with respect to such Clinical IRD Product; (ii) incorporate reasonable comments thereto provided by Janssen; and (iii) [***] notify and provide Janssen any Regulatory Materials (other than routine correspondence and administrative documents and documents related to Pricing Approval) received from any Regulatory Authority with respect to such Clinical IRD Product.

(d)Regulatory Vouchers. If a Priority Review Voucher is issued to MeiraGTx for any Clinical IRD Product, then MeiraGTx will transfer such Priority Review Voucher to Janssen. If Janssen elects to transfer to a Third Party or otherwise monetize such Priority Review Voucher, the proceeds thereof will be allocated [***], with [***] percent ([***]%) to Janssen and [***] percent ([***]%) to MeiraGTx. If Janssen uses such Priority Review Voucher for one of its programs or for the programs of one of its Affiliates, then: (i) the value of such Priority Review Voucher will be determined by: (A) taking the values of the [***] most recent publicly disclosed sales or transfers of a Priority Review Voucher as of the time that the Party was granted such Priority Review Voucher; (B) removing the highest and lowest of such [***] publicly disclosed values; and (C) averaging the values of the remaining [***] publicly disclosed values; and (ii) the determined value of such Priority Review Voucher will be allocated [***], with [***] percent ([***]%) to Janssen and [***] percent ([***]%) to MeiraGTx.

(e)[***] Product. In the event that Janssen notifies MeiraGTx that Janssen does not elect to make the [***] Product a Clinical IRD Product or that Janssen fails to notify MeiraGTx that Janssen will make the [***] Product a Clinical IRD Product, in each case as set forth in Section 2.1(b), then MeiraGTx shall [***] notify Janssen of [***] that directly relates to or impacts any Clinical IRD Product or Janssen Research IRD Product. In addition, if Janssen becomes aware of [***], MeiraGTx shall [***] provide any [***].

7.2.Research IRD Products.

(a)Responsibility and Costs for Regulatory Matters. For each Janssen Research IRD Product, Janssen will be solely responsible, [***] for determining the regulatory plans and strategies and other regulatory matters relating to such Janssen Research IRD Product, including: (i) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, each Regulatory Authority with respect to such Janssen Research IRD Product; and (ii) interfacing, corresponding, and meeting with each Regulatory Authority. Janssen shall invite MeiraGTx to attend, in an observational role or, to the extent permitted by Applicable Law, in a participatory role, material meetings and telephone conferences with regulators regarding such Janssen Research IRD Product. MeiraGTx will cooperate with and provide reasonable assistance to Janssen and its designees upon Janssen’s request in connection with filings to any Regulatory Authority relating to such Janssen Research IRD Product, including by executing any required documents, providing access to personnel and providing Janssen with copies of all reasonably required documentation (such documents to be generated and provided to Janssen in accordance with Janssen’s formatting requirements and Electronic Common Technical Document (eCTD) requirements, to the extent that such documents are generated on or after the Effective Date).

(b)Ownership of Regulatory Filings. For each Janssen Research IRD Product, Janssen or its designee will own all Regulatory Filings and related Regulatory Materials with respect to each such Janssen Research IRD Product, including any Drug Master Files maintained by or on behalf of MeiraGTx primarily related to and reasonably necessary for the Development of such Janssen Research IRD Product. At Janssen’s request, MeiraGTx will [***] assign and transfer to Janssen, all Regulatory Filings and related Regulatory Materials with respect to such Janssen Research IRD Product that is in the possession or control of MeiraGTx and exclusively related to such Janssen Research IRD Product (such Regulatory Materials to be generated and provided to Janssen in rendered source document format when available and in accordance with Janssen’s formatting requirements and Electronic Common Technical Document (eCTD) requirements, to the extent that such documents are generated on or after the Effective Date), and each Party will submit all filings, letters and other documentation necessary to effect such assignment and transfer to the applicable Regulatory Authority as soon as reasonably practicable, but no later than [***] after such request for such Janssen Research IRD Product. Each Party shall provide to the other Party a copy of any and all notices received by such Party from such Regulatory Authority confirming such assignment and transfer.

(c)Right of Reference. MeiraGTx hereby grants, and will cause its Affiliates, licensees, and Sublicensees to grant, to Janssen, at the request of Janssen or its Affiliates or Sublicensees, a Right of Reference to, and a right to copy, access, and otherwise use, all information and data (including all CMC information) included in or used in support of any Drug Master File maintained by or on behalf of MeiraGTx that relates to a Janssen Research IRD Product to the extent necessary to Research, Develop, Manufacture or Commercialize such Janssen Research IRD Product, in each case, not transferred to Janssen pursuant to Section 7.2(b). Notwithstanding anything to the contrary in this Agreement, MeiraGTx will not, and will cause its Affiliates, licensees, and Sublicensees not to, withdraw or inactivate any Regulatory Filing that Janssen, its Affiliates or Sublicensees reference or otherwise use pursuant to this Section 7.2(c).  [***]

(d)Regulatory Vouchers. Janssen shall have the sole right to apply for any Priority Review Voucher for any Janssen Research IRD Product. [***].

7.3.Pharmacovigilance.

On a Product-by-Product basis, the Parties shall negotiate in good faith and mutually agree upon a written pharmacovigilance agreement for each Product no later than the earliest of (a) close of the Phase 3 Study for such Product, (b) the Sponsorship Transfer Date for such Product, or (c) engagement in Commercialization for such Product. Each such written pharmacovigilance agreement shall contain provisions to ensure that the safety data exchange and other pharmacovigilance responsibilities of both Parties with respect to regulatory reporting requirements are fulfilled in accordance with Applicable Laws with respect to such Product. Janssen will take the lead for safety and hold the global safety database on behalf of both Parties for all Clinical IRD Products no later than [***], Janssen will take the lead for safety and hold the global safety database on behalf of both Parties for all Janssen Research IRD Products as of such date determined by the JDC, and the respective pharmacovigilance agreement shall contain safety lead and global safety database provisions consistent with the foregoing.

7.4.Clinical Study Quality Agreement.

The Parties shall use good faith efforts to negotiate and execute [***] following the Effective Date an agreement to govern the conduct and quality of Clinical Studies, consistent with good pharmacovigilance practices and Janssen Quality Requirements.

8.MANUFACTURING

8.1.Product Manufacturing outside Supply Agreements.

(a)For Research. Subject to the terms and conditions of this Agreement and the oversight of the JSC and JMC, MeiraGTx will Manufacture (i) Clinical IRD Products required for Research under Section 6.1(b) in accordance with the applicable CMC Development Plans and (ii) Research IRD Products for Research in accordance with the applicable CMC Development Plans, in each case ((i) and (ii)) in accordance with Janssen Quality Requirements.

(b)For Development. Subject to the terms and conditions of this Agreement and the oversight of the JSC and JMC, MeiraGTx will Manufacture Clinical IRD Products for use in respective Clinical Studies in accordance with Janssen Quality Requirements.

(c)MeiraGTx Facility. All Products to be Manufactured by MeiraGTx as set forth in this Section 8.1 will be Manufactured at the MeiraGTx Facility. If MeiraGTx wishes to use a CMO to Manufacture any Product, MeiraGTx shall first offer such Manufacturing opportunity to Janssen, and Janssen shall have [***] to respond regarding whether it wishes to be engaged as a CMO of such Product for MeiraGTx. If Janssen responds to MeiraGTx within such [***] period that Janssen wishes to be engaged as a CMO, then the Parties will [***] negotiate in good faith and agree upon the terms of such Manufacturing. If Janssen responds to MeiraGTx within such [***] period that Janssen does not wish to be engaged as a CMO, or if Janssen fails to respond within such [***] period, then MeiraGTx may use a Third Party as its CMO, provided that

MeiraGTx obtains Janssen’s prior written consent thereto (not to be unreasonably withheld, conditioned or delayed) prior to engaging such CMO for such services.

(d)Price for Supply of Products. The costs for Manufacturing Products in accordance with Section 8.1(a) shall be set forth in the Clinical Development Manufacturing Budget. The Manufacturing of Clinical IRD Products in accordance with Section 8.1(b) shall be [***]. Janssen shall [***].

8.2.Clinical Supply Agreement.

At such time as directed by the JSC and subject to the oversight of the JMC, the Parties will [***] negotiate in good faith a definitive clinical supply agreement for MeiraGTx to Manufacture and supply Janssen Research IRD Products for use in respective Clinical Studies (“Clinical Supply Agreement”), along with the associated quality agreement for such Janssen Research IRD Products (“Clinical Quality Assurance Agreement”). The Clinical Supply Agreement and the Clinical Quality Assurance Agreement will contain such terms provided in Exhibit 8.2 attached hereto. The Clinical Supply Agreement and Clinical Quality Assurance Agreement will each also be consistent with the terms and conditions of this Agreement and contain other terms and conditions customary for agreements of such nature. The Clinical Supply Agreement and the Clinical Quality Assurance Agreement will each be executed prior to the initiation of any Clinical Study applicable to the Products supplied thereunder.

8.3.Commercial Supply Agreement.

At such time as directed by the JSC and subject to the oversight of the JMC, the Parties will [***] negotiate in good faith a definitive commercial supply agreement for MeiraGTx to Manufacture and supply Clinical IRD Products for Commercial Supply (“Commercial Supply Agreement”), along with the associated quality agreement for such Clinical IRD Products (“Commercial Quality Assurance Agreement”). The Commercial Supply Agreement and Commercial Quality Assurance Agreement will contain such terms provided in Exhibit 8.3 attached hereto. The Commercial Supply Agreement and Commercial Quality Assurance Agreement will each also be consistent with the terms and conditions of this Agreement and contain other terms and conditions customary for agreements of such nature. The Commercial Supply Agreement and Commercial Quality Assurance Agreement will each be executed by the Parties at least [***] prior to the reasonably anticipated date of the First Commercial Sale of any Clinical IRD Product.

8.4.Collaboration on CMC Development.

(a)CMC Development Plan. Subject to the oversight of the JMC and JSC, during the CMC Development Term, Janssen and MeiraGTx will each collaborate with one another to Develop the Manufacturing process used for each clinical program undertaken hereunder in connection with any Clinical IRD Product or Research IRD Product, to identify certain technical Manufacturing process improvements and efficiencies and to share data packages necessary for regulatory filings in connection therewith (“CMC Development Collaboration”). The Parties will undertake the CMC Development Collaboration in accordance with this Agreement and one or more CMC Development Plans, which plan will set forth (i) all activities that are necessary or useful to be undertaken by each Party in connection with such CMC Development Collaboration

(the “CMC Development Plan Activities”), (ii) an estimated timeline for completing such activities, (iii) the respective deliverables for such activities and (iv) the allocation of responsibilities between the Parties for performance of each such activity. In addition, the CMC Development Plan Activities will comprise of: (x) those specific activities listed under “Clinical Development Manufacturing Activities” in Exhibit 8.4(a) attached hereto (“Clinical Development Manufacturing Activities”) and (y) those specific activities listed under “Process Development Activities” in Exhibit 8.4(a) attached hereto (“Process Development Activities”).  In the event that any CMC Development Plan Activity does not fall under one of the specific activities listed in Exhibit 8.4(a), the JMC shall discuss and determine whether such CMC Development Plan Activity should be (1) treated as a Clinical Development Manufacturing Activity hereunder and subject to the cost provisions set forth in Section 8.4(d) or (2) treated as a Process Development Activity hereunder and subject to the cost provisions set forth in Section 8.4(e). The JMC shall develop and submit an initial CMC Development Plan to the JSC for its review and approval,[***], and upon the JSC’s approval, such initial CMC Development Plan will be automatically attached hereto and form a part of Exhibit 1.51. From time to time, and at least on an annual basis, the JMC shall propose, review and approve amendments or updates to each CMC Development Plan, subject to the remaining terms and conditions of this Agreement. Each such amended or updated CMC Development Plan will automatically replace the respective CMC Development Plan previously in effect, and will be automatically incorporated into this Agreement by reference and form a part of this Agreement. Each CMC Development Plan shall also be consistent with the terms of this Agreement. The Parties will use Commercially Reasonable Efforts to carry out their respective obligations under each CMC Development Plan.

(b)Clinical Development Manufacturing Budget. The CMC Development Collaboration will be subject to a rolling budget covering Clinical Development Manufacturing Costs associated with the anticipated Clinical Development Manufacturing Activities to be performed during the [***] (such [***] period, the “[***] Clinical Development Manufacturing Budget Period”), in each case broken down by Calendar Quarter and broken out on a line item basis to show Out-of-Pocket Costs and FTE Costs of FTEs directly engaged to perform each such Clinical Development Manufacturing Activity and further broken down by Party (the “Clinical Development Manufacturing Budget”). [***] after the Effective Date, the Clinical Development Manufacturing Budget will be developed by the JMC, and recommended and proposed to the JSC for review and approval, and upon approval by the JSC, each such Clinical Development Manufacturing Budget will be automatically incorporated into this Agreement by reference and form a part of this Agreement. The Clinical Development Manufacturing Budget will be reviewed by the JMC and approved by the JSC (i) at least [***] (and [***] for the first Calendar Year of the applicable [***] Clinical Development Manufacturing Budget Period) based on: (A) the Parties’ good faith estimation of the anticipated Clinical Development Manufacturing Activities to be conducted during the relevant [***] Clinical Development Manufacturing Budget Period; and (B) information prepared by the Parties in good faith for their own internal planning processes relating to anticipated Clinical Development Manufacturing Activities; or (ii) whenever the total Clinical Development Manufacturing Costs for any given Calendar Quarter are reasonably expected to be at least [***] percent ([***]%) higher than the Clinical Development Manufacturing Budget for such Calendar Quarter, whether as a result of any amendments to the CMC Development Plan or increases in costs for the Clinical Development Manufacturing Activities already planned for such Calendar Quarter (provided, however, that following the beginning of a Calendar Year, the JSC may not increase the Clinical Development Manufacturing

Budget for such Calendar Year by more than [***] percent ([***]%) without the Parties’ prior written approval). Each such amended or updated Clinical Development Manufacturing Budget will automatically replace the respective Clinical Development Manufacturing Budget previously in effect, and will be automatically incorporated into this Agreement by reference and form a part of this Agreement. With respect to any Calendar Quarter, in no event will a Party be responsible for any Clinical Development Manufacturing Costs that exceed the respective portion of the then-current Clinical Development Manufacturing Budget recommended and proposed by the JMC and approved by the JSC, except as otherwise provided in Section 10.4(b).

(c)Process Development Budget. The CMC Development Collaboration will be subject to a rolling budget covering Process Development Costs associated with the anticipated Process Development Activities to be performed during the [***] (such [***] period, the “[***] Process Development Budget Period”), in each case broken down by Calendar Quarter and broken out on a line item basis to show Out-of-Pocket Costs and FTE Costs of FTEs directly engaged to perform each such Process Development Activity and further broken down by Party (the “Process Development Budget”). [***] following the Effective Date, the Process Development Budget will be developed by the JMC, and recommended and proposed to the JSC for review and approval, and upon approval by the JSC, each such Process Development Budget will be automatically incorporated into this Agreement by reference and form a part of this Agreement. The Process Development Budget will be reviewed by the JMC and approved by the JSC (i) at least [***] (and [***] for the first Calendar Year of the applicable [***] Process Development Budget Period) based on: (A) the Parties’ good faith estimation of the anticipated Process Development Activities to be conducted during the relevant [***] Process Development Budget Period; and (B) information prepared by the Parties in good faith for their own internal planning processes relating to anticipated Process Development Activities; or (ii) whenever the total Process Development Costs for any given Calendar Quarter are reasonably expected to be at least [***] percent ([***]%) higher than the Process Development Budget for such Calendar Quarter, whether as a result of any amendments to the CMC Development Plan or increases in costs for the Process Development Activities already planned for such Calendar Quarter (provided, however, that following the beginning of a Calendar Year, the JSC may not increase the Process Development Budget for such Calendar Year by more than [***] percent ([***]%) without the Parties’ prior written approval). Each such amended or updated Process Development Budget will automatically replace the respective Process Development Budget previously in effect, and will be automatically incorporated into this Agreement by reference and form a part of this Agreement. With respect to any Calendar Quarter, in no event will a Party be responsible for any Process Development Costs that exceed the respective portion of the then-current Process Development Budget recommended and proposed by the JMC and approved by the JSC, except as otherwise provided in Section 10.5(b).

(d)Clinical Development Manufacturing Costs. Janssen will be responsible for [***] of the documented Clinical Development Manufacturing Costs; provided, however, that in no event will any Clinical Development Manufacturing Costs for any Calendar Quarter exceed the applicable Clinical Development Manufacturing Budget for such Calendar Quarter, except as otherwise provided in Section 10.4(b). All Clinical Development Manufacturing Costs shall be reconciled and paid in accordance with the procedure described in Section 10.4. Notwithstanding anything herein to the contrary, [***].

(e)Process Development Costs. Janssen and MeiraGTx will each be responsible for [***] of the documented Process Development Costs; provided, however, that in no event will a Party’s portion of any Process Development Costs for any Calendar Quarter exceed its portion of the applicable Process Development Budget for such Calendar Quarter, except as otherwise provided in Section 10.5(b). All Process Development Costs shall be reconciled and paid in accordance with the procedure described in Section 10.5. Notwithstanding anything herein to the contrary, in no event will [***] of any Process Development Costs [***].

8.5.[***] Manufacturing Services.

During the [***] after the Effective Date, if MeiraGTx intends to grant any Third Party the right to reserve for such Third Party one (1) vector Manufacturing suite at the MeiraGTx Facility for Manufacturing of any product other than a Product, then MeiraGTx shall [***]. If Janssen notifies MeiraGTx in writing within [***] of receipt of MeiraGTx’s notice that Janssen desires to [***], then the Parties [***] (the “Manufacturing Services Agreement”), which agreement will contain customary terms and conditions, including [***], except that, if Janssen [***] for Manufacturing. If Janssen either responds to MeiraGTx that [***].

9.COMMERCIALIZATION

Janssen will be solely responsible, at its sole cost and expense, for all aspects of Commercialization in the Territory of each Clinical IRD Product and each Janssen Research IRD Product, including planning and implementation, distribution, booking of sales, pricing and reimbursement, except that Janssen shall use Commercially Reasonable Efforts, at its expense, to Commercialize (a) for each Clinical IRD Target, [***] and (b) for each Research IRD Target for which Janssen has exercised an Option, [***], in each case ((a) and (b)) following the obtaining of Regulatory Approval for such Clinical IRD Product or Janssen Research IRD Product (as applicable) and [***] such Regulatory Approval has been obtained.

10.FINANCIAL PROVISIONS

10.1.Upfront Payment.

Provided that this Agreement is not terminated in accordance with Section 14.3, Janssen shall pay to MeiraGTx within [***], a one-time, non-refundable, non-creditable payment of One Hundred Million Dollars ($100,000,000) in partial consideration of the collaborations, options, licenses and rights granted by MeiraGTx to Janssen under this Agreement (“Upfront Payment”). For clarity, Janssen shall have no obligation to pay the Upfront Payment in the event that this Agreement is terminated in accordance with Section 14.3.

10.2.Research Costs.

(a)Invoices. For each Research Plan, commencing upon the first Calendar Quarter immediately following the date that such Research Plan is first approved by the JSC pursuant to Section 3.2 and continuing thereafter during the applicable Research Plan Term so long as MeiraGTx incurs Research Costs under this Agreement, MeiraGTx will submit to Janssen within [***] after the conclusion of each Calendar Quarter an invoice setting forth the Research Costs that MeiraGTx incurred in performing its Research Plan Activities under such Research Plan in such Calendar Quarter. Each invoice shall include the nature and amount of Research services rendered or deliverables provided, and each invoice shall provide proper support for expenses included on the invoice. Reasonable support documents for Out-of-Pocket Costs include invoices or pro forma invoices from Third Party vendors. For FTE reimbursement, proper support includes an FTE time report break down by function.

(b)Research Costs. Within [***] after receipt of such invoice, Janssen shall make a reconciliation payment to MeiraGTx equal to [***] percent ([***]%) of all Research Costs incurred during such Calendar Quarter; provided, however, that if the total Research Costs for such Calendar Quarter exceeds the Research Budget for such Calendar Quarter, then MeiraGTx will provide written notice to Janssen as far in advance as reasonably possible of such cost overrun along with a reasonably detailed explanation of such cost overrun. Janssen shall pay for such excess only if: (i) the JSC approves of such excess; or (ii) such excess exceeds the Research Budget for such Calendar Quarter by [***] percent ([***]%) or less and is attributable to a change in Applicable Law; provided, however, that in no event will any total Research Costs for a Calendar Year exceed the Research Budget Cap for such Calendar Year, which excess may only be approved by the Parties in writing. Janssen shall not be obligated to pay for any Research Costs in excess of the Research Budget except as otherwise set forth in this Section 10.2(b) or with the Parties’ written approval therefor. All such reconciliation payments shall be non-creditable and non-refundable. In addition, subject to the terms and conditions herein, if any Research Plan Activities will exceed the respective portion of the applicable Research Budget or extend beyond the applicable Research Plan Term, then (1) MeiraGTx shall provide written notice to Janssen, as far in advance as reasonably possible, that MeiraGTx intends to not perform such Research Plan Activities (with reasonable detail regarding such Research Plan Activities and Research Costs), (2) MeiraGTx shall afford the JSC or the Parties, as applicable, a reasonable opportunity to approve additional funding or reimburse such Research Plan Activities as permitted in this Section 10.2(b), and (3) MeiraGTx shall not be obligated to undertake such Research Plan Activities unless the JSC or the Parties, as applicable, agree to provide such additional funding as permitted in this Section 10.2(b).

10.3.Clinical Development Costs.

(a)Invoices. For each Clinical IRD Product (and any Janssen Research IRD Product subject to Section 6.2(c)), commencing upon the first Calendar Quarter immediately following the Effective Date and continuing thereafter so long as MeiraGTx incurs Clinical Development Costs under this Agreement, MeiraGTx will submit to Janssen within [***] after the conclusion of such Calendar Quarter an invoice setting forth the Clinical Development Costs MeiraGTx incurred in such Calendar Quarter. Each invoice shall include the nature and amount of Development services rendered or deliverables provided, and each invoice shall provide proper support for expenses included on the invoice. Reasonable support documents for Out-of-Pocket Costs include invoices or pro forma invoices from Third Party vendors. For FTE reimbursement, proper support includes an FTE time report break down by function.

(b)Clinical Development Costs. Within [***] after receipt of such invoice and report, Janssen will pay to MeiraGTx all the Clinical Development Costs set forth in each such invoice; provided, however, that if the total Clinical Development Costs for such Calendar Quarter exceeds the Clinical Development Budget for such Calendar Quarter, then MeiraGTx will provide written notice to Janssen as far in advance as reasonably possible of such cost overrun along with a reasonably detailed explanation of such cost overrun. Janssen shall pay for such excess only if: (i) the JSC approves of such excess; or (ii) such excess exceeds the Clinical Development Budget for such Calendar Quarter by [***] percent ([***]%) or less and is attributable to (A) a change in Applicable Law, (B) a variation in actual patient enrollment from projected patient enrollment or (C) a change to a clinical trial protocol required or requested by any Regulatory Authority; provided, however, that in no event will total Clinical Development Costs in any given Calendar Year exceed the Clinical Development Budget for such Calendar Year by more than [***] percent ([***]%), which excess may only be approved by the Parties in writing. Janssen shall not be obligated to pay for any Clinical Development Costs in excess of the Clinical Development Budget except as otherwise set forth in this Section 10.3(b). All such payments of MeiraGTx’s Clinical Development Costs shall be non-creditable and non-refundable. In addition, subject to the terms and conditions herein, if any Clinical Development Plan Activities will exceed the respective portion of the applicable Clinical Development Budget or extend beyond the applicable Clinical Development Plan Term, then (x) MeiraGTx shall provide written notice to Janssen, as far in advance as reasonably possible, that MeiraGTx intends to not perform such Clinical Development Plan Activities (with reasonable detail regarding such Clinical Development Plan Activities and Clinical Development Costs), (y) MeiraGTx shall afford the JSC or the Parties, as applicable, a reasonable opportunity to approve additional funding or reimburse such Clinical Development Plan Activities as permitted in this Section 10.3(b), and (z) MeiraGTx shall not be obligated to undertake such Clinical Development Plan Activities unless the JSC or the Parties, as applicable, agree to provide such additional funding as permitted in this Section 10.3(b).

10.4.Clinical Development Manufacturing Costs.

(a)Invoices. For each Clinical IRD Product (and any Janssen Research IRD Product subject to Section 6.2(c)), commencing upon the [***] following the Effective Date and continuing thereafter so long as MeiraGTx incurs Clinical Development Manufacturing Costs under this Agreement, MeiraGTx will submit to Janssen within [***] after the conclusion of such Calendar Quarter an invoice setting forth the Clinical Development Manufacturing Costs MeiraGTx incurred in such Calendar Quarter. Each invoice shall include the nature and amount of services rendered or deliverables provided in connection with Clinical Development Manufacturing Activities, and each invoice shall provide proper support for expenses included on the invoice. Reasonable support documents for Out-of-Pocket Costs include invoices or pro forma invoices from Third Party vendors. For FTE reimbursement, proper support includes an FTE time report break down by function.

(b)Clinical Development Manufacturing Costs. Within [***] after receipt of such invoice and report, Janssen will pay to MeiraGTx [***] the Clinical Development Manufacturing Costs set forth in each such invoice; provided, however, that if the total Clinical Development Manufacturing Costs for such Calendar Quarter exceeds the Clinical Development Manufacturing Budget for such Calendar Quarter, then MeiraGTx will provide written notice to Janssen as far in advance as reasonably possible of such cost overrun along with a reasonably detailed explanation of such cost overrun. Janssen shall pay for such excess only if: (i) the JSC approves of such excess; or (ii) such excess exceeds the Clinical Development Manufacturing Budget for such Calendar Quarter by [***] percent ([***]%) or less and is attributable to (A) a change in Applicable Law, (B) a variation in actual patient enrollment from projected patient enrollment or (C) a change to a clinical trial protocol required or requested by any Regulatory Authority; provided, however, that in no event will total Clinical Development Manufacturing Costs in any given Calendar Year exceed the Clinical Development Manufacturing Budget for such Calendar Year by more than [***] percent ([***]%), which excess may only be approved by the Parties in writing. Janssen shall not be obligated to pay for any Clinical Development Manufacturing Costs in excess of the Clinical Development Manufacturing Budget except as otherwise set forth in this Section 10.4(b). All such payments of MeiraGTx’s Clinical Development Manufacturing Costs shall be non-creditable and non-refundable. In addition, subject to the terms and conditions herein, if any Clinical Development Manufacturing Activities will exceed the respective portion of the applicable Clinical Development Manufacturing Budget or extend beyond the applicable CMC Development Term, then (x) MeiraGTx shall provide written notice to Janssen, as far in advance as reasonably possible, that MeiraGTx intends to not perform such Clinical Development Manufacturing Activities (with reasonable detail regarding such Clinical Development Manufacturing Activities and Clinical Development Manufacturing Costs), (y) MeiraGTx shall afford the JSC or the Parties, as applicable, a reasonable opportunity to approve additional funding or reimburse such Clinical Development Manufacturing Activities as permitted in this Section 10.4(b), and (z) MeiraGTx shall not be obligated to undertake such Clinical Development Manufacturing Activities unless the JSC or the Parties, as applicable, agree to provide such additional funding as permitted in this Section 10.4(b).

10.5.Process Development Costs.

(a)Invoices. Within [***] after the conclusion of each Calendar Quarter, MeiraGTx and Janssen each will submit to the other Party an invoice setting forth the Process Development Costs it incurred in such Calendar Quarter under the CMC Development Plan. Each invoice shall include the nature and amount of services rendered or deliverables provided in connection with Process Development Activities, and each invoice shall provide proper support for expenses included on the invoice. Reasonable support documents for Out-of-Pocket Costs include invoices or pro forma invoices from Third Party vendors. For FTE reimbursement, proper support includes an FTE time report break down by function.

(b)Process Development Costs. Within [***] after receipt of such invoices, the Parties will confer and agree in writing on whether a reconciliation payment is due from MeiraGTx to Janssen or Janssen to MeiraGTx, and if so, the amount of such reconciliation payment, so that [***] Process Development Costs; provided, however, that if the Process Development Costs incurred by a Party for such Calendar Quarter exceeds such Party’s Process Development Budget for such Calendar Quarter, then such Party will provide written notice to the other Party as far in advance as reasonably possible of such cost overrun along with a reasonably detailed explanation of such cost overrun. The other Party shall pay for its portion of such excess only if: (i) the JSC approves of such excess; or (ii) such excess exceeds the Process Development Budget for such Calendar Quarter by [***] percent ([***]%) or less and is attributable to a change in Applicable Law; provided, however, that in no event will total Process Development Costs in any given Calendar Year exceed the Process Development Budget for such Calendar Year by more than [***] percent ([***]%), which excess may only be approved by the Parties in writing. The Party owed a reconciliation in connection with any Process Development Costs shall provide an invoice for the amount of such reconciliation payment to the paying Party, and such paying Party will make such reconciliation payment to the other Party, within [***] following receipt of the other

Party’s invoice for such amount. Janssen shall not be obligated to pay for any portion of Process Development Costs in excess of the applicable portion of the applicable Process Development Budget except as otherwise set forth in this Section 10.5(b). All such payments shall be non-creditable and non-refundable. In addition, subject to the terms and conditions herein, if any Process Development Activities will exceed the respective portion of the applicable Process Development Budget or extend beyond the applicable CMC Development Term, then (x) MeiraGTx shall provide written notice to Janssen, as far in advance as reasonably possible, that MeiraGTx intends not to perform such Process Development Activities (with reasonable detail regarding such Process Development Activities and Process Development Costs), (y) MeiraGTx shall afford the JSC or the Parties, as applicable, a reasonable opportunity to approve additional funding or reimburse such Process Development Activities as permitted in this Section 10.5(b), and (z) MeiraGTx shall not be obligated to undertake such Process Development Activities unless the JSC or the Parties, as applicable, agree to provide such additional funding as permitted in this Section 10.5(b).

10.6.Development Milestone Payments.

In partial consideration of the cooperation of MeiraGTx in conducting the Clinical Development Plan Activities hereunder, and subject to Section 10.10(b), on a Product-by-Product basis, Janssen shall make milestone payments to MeiraGTx (each, a “Development Milestone Payment”) upon the first (1st) achievement of each milestone event set forth in this Section 10.6 (each, a “Development Milestone Event”) as set forth in the applicable tables below. Each Development Milestone Payment shall be non-refundable and non-creditable.

(a)Clinical IRD Products. Subject to the terms and conditions of this Section 10.6, on a Clinical IRD Product-by-Clinical IRD Product basis, Janssen shall make the Development Milestone Payments provided below to MeiraGTx upon the first (1st) achievement of the corresponding Development Milestone Event for the applicable Clinical IRD Product. Each Development Milestone Payment for a Clinical IRD Product will be payable only once with respect to the respective Clinical IRD Product, even if the corresponding Development Milestone Event occurs: (i) more than once; (ii) with respect to more than one (1) Gene Therapy Product that treats the same Clinical IRD Target Indication as such Clinical IRD Product, including if such Clinical IRD Product [***]; or (iii) for Development Milestone Events set forth in the tables below, with respect to more than one (1) Indication. The aggregate total of all Development Milestone Payments made with respect to each Clinical IRD Product shall not exceed the amount identified as the Development Milestone Cap for such Clinical IRD Product in the applicable table below.

(i)RPGR Product

Development Milestone Event	Development Milestone Payment (USD)
[***]	[***]
[***]	[***]

[***]	[***]
[***]	[***]

(ii)CNGB3 Product

Development Milestone Event	Development Milestone Payment (USD)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(iii)CNGA3 Product

Development Milestone Event	Development Milestone Payment (USD)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(iv)[***] Product (subject to Section 2.1(b))

Development Milestone Event	Development Milestone Payment (USD)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)Research IRD Products. Subject to the terms and conditions of this Section 10.6, on a Janssen Research IRD Product-by-Janssen Research IRD Product basis, Janssen shall make the Development Milestone Payments provided below to MeiraGTx upon the first (1st) achievement of the corresponding Development Milestone Event for each Janssen Research IRD Product. Each Development Milestone Payment for a Janssen Research IRD Product will be payable only once, even if the corresponding Development Milestone Event occurs: (i) more than once; (ii) with respect to more than one (1) Gene Therapy Product that treats the same Research IRD Target Indication as such Janssen Research IRD Product, including if such Janssen Research IRD Product [***]; or (iii) for Development Milestone Events set forth in the table below, with respect to more than one Indication. The aggregate total of all Development Milestone Payments made with respect to each Janssen Research IRD Product shall not exceed the amount identified as the Development Milestone Cap for such Janssen Research IRD Product in the table below.

(i)Each Janssen Research IRD Product

Development Milestone Event	Development Milestone Payment (USD)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(c)Payment Terms for Development Milestone Payments. Janssen shall provide MeiraGTx with written notice of the achievement of each Development Milestone Event for which payment is due hereunder within [***] after the Calendar Quarter in which such Development Milestone Event has been achieved. After receipt of such notice, MeiraGTx shall submit an invoice to Janssen for the corresponding Development Milestone Payment, and Janssen shall make the corresponding Development Milestone Payment to MeiraGTx within [***] after Janssen’s receipt of such invoice.

10.7.Commercial Milestone Payments.

(a)Commercial Milestone Payments and Events for Clinical IRD Products. In partial consideration of the cooperation provided by MeiraGTx to Janssen under this Agreement, and subject to Section 10.10(b), on a Clinical IRD Product-by-Clinical IRD Product basis, Janssen shall make one (1)-time payments of each of the sales milestone payments indicated below (each, a “Commercial Milestone Payment”) to MeiraGTx when the worldwide, aggregate (i.e., cumulative since First Commercial Sale) Net Sales of a Clinical IRD Product first achieves the Dollar thresholds indicated in the table below (each, a “Commercial Milestone Event”). Each Commercial Milestone Payment will be payable only once with respect to a Clinical IRD Product, notwithstanding the number of times a Dollar threshold indicated in the table below is reached. Each Commercial Milestone Payment shall be non-refundable and non-creditable.

Commercial Milestone Event	Commercial Milestone Payment (USD)
[***]	[***]
[***]	[***]
[***]	[***]

(b)Payment Terms for Commercial Milestone Payments. Janssen shall provide MeiraGTx with written notice of the achievement of each Commercial Milestone Event within [***] after the Calendar Quarter in which such Commercial Milestone Event is achieved. Janssen shall make the corresponding Commercial Milestone Payment to MeiraGTx within [***] following the end of the Calendar Quarter in which such Commercial Milestone Event was achieved.

(c)Commercial Milestone Terms for Janssen Research IRD Products. For the avoidance of doubt, Janssen does not owe MeiraGTx any commercial milestone payments for Research IRD Products.

10.8.Royalties.

In partial consideration of the collaborations, options, licenses and rights granted by MeiraGTx to Janssen under this Agreement, Janssen shall make royalty payments to MeiraGTx, on a Product-by-Product basis, based on Annual Net Sales of the applicable Product within the Field in the Territory, as reported by Janssen or its Affiliates or Sublicensees for each Calendar Quarter, at the applicable rates set forth below during the applicable Royalty Term and subject to Section 10.9, Section 10.10, and where applicable, Section 15.2(a)(ii) (such payments, “Royalties”).

(a)Clinical IRD Products. Janssen shall pay to MeiraGTx Royalties, on a Clinical IRD Product-by-Clinical IRD Product basis, on Annual Net Sales for each Clinical IRD Product within the Field in the Territory equal to twenty percent (20%) of Annual Net Sales of such Clinical IRD Product in the Territory.

(b)Janssen Research IRD Products. Janssen shall pay to MeiraGTx Royalties, on a Janssen Research IRD Product-by-Janssen Research IRD Product basis, on Annual Net Sales for each such Janssen Research IRD Product within the Field in the Territory equal to [***] percent ([***]%) of Annual Net Sales of such Janssen Research IRD Product in the Territory.

10.9.Additional Royalty Provisions.

(a)Royalty Term. Subject to this Section 10.9, on a Product-by-Product and country-by-country basis, the Royalties due under Section 10.8 shall be payable on Annual Net Sales commencing from the First Commercial Sale of such Product in a country until the later of: (i) expiration of the last Valid Claim of: [***] in each case ((A)-(D)) in such country; (ii) ten (10) years from the date of the First Commercial Sale of such Product in such country; or (iii)

expiration of the last Data Exclusivity Right applicable to such Product in such country (the “Royalty Term”).

(b)Royalty Step-Down. For each Product and for any period during the Royalty Term in which the sale of such Product in a given country is neither: (i) Covered by any Valid Claim described in Section 10.9(a)(i); nor (ii) protected by any Data Exclusivity Right applicable to such Product in such country, then the Royalty rate applicable to Net Sales of such Product in such country during such period shall be equal to [***] percent ([***]%) of the applicable Royalty rate set forth in Section 10.8 on Net Sales (i.e., [***] percent ([***]%) for Clinical IRD Products and [***] percent ([***]%) for Janssen Research IRD Products).

(c)Loss of Market Exclusivity of a Product Due to a Biosimilar Product. On a country-by-country basis, if a Loss of Market Exclusivity Due to a Biosimilar Product occurs with respect to a Product in a country, the Royalty rate applicable to Net Sales of such Product in such country shall be equal to [***] percent ([***]%) of the applicable Royalty rate set forth in Section 10.8 on Net Sales from the date such Loss of Market Exclusivity Due to a Biosimilar Product occurs until the end of the Royalty Term (i.e., [***] percent ([***]%) for Clinical IRD Products and [***] percent ([***]%) for Janssen Research IRD Products).

(d)Loss of Market Exclusivity of a Clinical IRD Product Due to a Competing Product. On a country-by-country basis, if a Loss of Market Exclusivity Due to a Competing Product occurs with respect to a Clinical IRD Product in a country, the Royalty rate applicable to Net Sales of such Clinical IRD Product in such country shall be equal to [***] percent ([***]%) of the applicable Royalty rate set forth in Section 10.8 on Net Sales from [***] until [***] (i.e., [***]% for Clinical IRD Products).

(e)Single Royalty. Only a single Royalty shall be due under this Agreement: (i) with respect to the sale of the same unit of Product; and (ii) on the sale of a Product even if the Manufacture or Commercialization of such Product Covered more than one (1) Valid Claim described in Section 10.9(a)(i).

(f)Royalty Minimum. Notwithstanding anything to the contrary in this Agreement, in no event will the applicable Royalty otherwise due to MeiraGTx in a Calendar Quarter be reduced by more than [***] due to the deductions contemplated in this Agreement (i.e., not below [***] for Clinical IRD Products and [***] percent ([***]%) for Janssen Research IRD Products); provided, however, that [***].

(g)Compulsory Licenses and Other Step-In Rights. If Janssen, its Affiliates or any of its Sublicensees are required to grant any licenses or other rights to a Third Party (including any Governmental Authority) to Develop, Manufacture, or Commercialize a Product because of the actions of any Governmental Authority, then the Royalty rates set forth in Section 10.8 shall not apply, and instead, [***] for each such Product reflecting the applicable market for such Product in such country, subject to [***].

(h)Combination Products. In the event that a Party reasonably determines that any Product will be incorporated into any other product sold by Janssen or its Affiliates or Sublicensees and such Product will not be priced separately from such other product sold by Janssen or its

Affiliates, such Party shall [***] provide written notice thereof to the other Party. Upon receipt of such notice, the Parties shall [***] enter into good faith discussions to determine the reasonable Net Sales value with respect to such Product, which shall be [***].

10.10.Third Party Obligations.

(a)Existing Third Party Obligations. [***] shall remain responsible for the payment of royalty, milestone, and other payment obligations, if any, due to Third Parties in connection with any Third Party License that exists as of the Effective Date and under which MeiraGTx Technology or MeiraGTx Research Technology has been licensed to MeiraGTx and is sublicensed to Janssen under Section 4.1 for Clinical IRD Products and Janssen Research IRD Products (the “Existing Third Party Obligations”). All such payments in respect of the Existing Third Party Obligations shall be made [***] in accordance with the terms of its agreements with the applicable Third Party License.

(b)Future Third Party Obligations. If either Party reasonably determines that licensing Future Third Party Obligations would be necessary or useful to Develop, Manufacture, or Commercialize any Product in the Field in the Territory under this Agreement, then MeiraGTx shall have the first right to negotiate and acquire (subject to Janssen’s approval; and, for clarity, if MeiraGTx declines to exercise its first right to negotiate and acquire such Future Third Party Obligations or otherwise fails to do so within [***] of any request therefor by Janssen, Janssen shall have the right to do so) a Third Party License to such Future Third Party Obligations. If either Party negotiates and acquires a Third Party License to such Future Third Party Obligations, then: (i) [***]; (ii) [***]; provided, however, that Janssen shall have the right to [***] for such Product [***] percent ([***]%) of the [***] paid to such Third Party under such Third Party License, and to the extent that Janssen cannot [***] paid to such Third Party exceed any [***] owed to MeiraGTx for such Product at the time of payment to such Third Party, then Janssen may [***] payable for such Product; and (iii) Janssen thereafter shall have the right to [***] up to [***] percent ([***]%) of the [***] subject to the following conditions: (A) Janssen may [***] and [***]; (B) such [***]; (C) if any such Third Party License either: (1) includes additional Intellectual Property Rights other than Intellectual Property Rights that are Controlled by a Third Party and that are necessary or useful to Develop, Manufacture, or Commercialize any Product in the Field in the Territory; or (2) Covers products other than such Product, then any such [***] would be equitably allocated by Janssen in good faith among all products and programs to which such Third Party License applies; and (D) to the extent that Janssen cannot [***], then Janssen may [***].

(c)Breaches, Amendments and Terminations. Neither MeiraGTx nor its Affiliates will breach or default under any Existing Third Party Obligation or any Third Party License for a Future Third Party Obligation.  Neither MeiraGTx nor its Affiliates will terminate any such Third Party License in a manner that would terminate any rights that are licensed to Janssen hereunder or otherwise diminish the scope or exclusivity of such Intellectual Property Rights licensed to Janssen hereunder.  In the event that MeiraGTx or one of its Affiliates receives notice of a potential dispute in connection with or an alleged breach by MeiraGTx or one of its Affiliates under any such Third Party License, where termination of such Third Party License or any diminishment of the scope or exclusivity of such Intellectual Property Rights licensed to Janssen hereunder is or could be sought by the counterparty, then MeiraGTx will [***], but in no event less than [***] thereafter, provide written notice thereof to Janssen and grant Janssen the right (but not the obligation) to cure such alleged breach, to the extent not prohibited by such Third Party License. In the event that MeiraGTx receives a notice of termination of such a Third Party License by a counterparty, MeiraGTx will [***], but in any event within [***] following receipt of such notice, notify Janssen of such termination in writing. In the event that MeiraGTx or one of its Affiliates intends to materially amend such a Third Party License, then MeiraGTx will [***], but in no event less than [***] before, provide written notice thereof to Janssen.  Janssen will have the right (but not the obligation), acting reasonably, to reject any amendment that would increase Janssen’s obligations under this Agreement (including any financial obligations) or diminish the licenses or rights granted to Janssen under this Agreement and in the event of any such rejection, neither MeiraGTx nor its Affiliates will enter into any such amendment unless and until Janssen approves such amendment.

10.11.Reports and Royalty Payments.

For as long as Royalties are due under Section 10.8, Janssen shall furnish to MeiraGTx a draft Sales & Royalty Report, within [***] after the end of each Calendar Quarter, showing the estimated amount of Annual Net Sales of Products and Royalties due for such Calendar Quarter. Janssen shall furnish to MeiraGTx a final Sales & Royalty Report and pay such Royalties contained in such final Sales & Royalty Report within [***] following the end of the applicable Calendar Quarter.

10.12.Disclaimer.

MeiraGTx expressly acknowledges and agrees that, despite the efforts and obligations required by this Agreement which may result in the achievement of a Development Milestone Event, Commercial Milestone Event or Net Sales of Product, such event or Net Sales of Product may not be achieved and MeiraGTx, in that case, would not be entitled to receive such further payments hereunder (the Development Milestone Payment, Commercial Milestone Payment or Royalties, as the case may be), other than (i) the Upfront Payment, (ii) Research Costs to be paid as set forth in Section 10.2, (iii) Clinical Development Costs to be paid as set forth in Section 10.3, (iv) Clinical Development Manufacturing Costs to be paid as set forth in Section 10.4, (v) Process Development Costs to be paid as set forth in Section 10.5, (vi) any Option Fee (if and when the respective Option is exercised as set forth in Section 3.9(b)), (vii) such portion of the proceeds of Priority Review Vouchers to be paid to MeiraGTx as set forth in Section 7.1(d) and (viii) such other costs to be paid by Janssen for Manufacturing of Products as set forth in Section 8.1(d). Any Development Milestone Payment, Commercial Milestone Payment or Royalties are contingent upon satisfaction of the conditions provided for herein which may not be satisfied. Except as otherwise expressly provided herein (but without waiving the implied covenant of good faith and fair dealing), Janssen will be under no obligation to use its Commercially Reasonable Efforts, best efforts or any other standard of diligence with respect to satisfying the conditions to any payment hereunder.

10.13.Payment Terms.

(a)Manner of Payment. All payments to be made by a Party hereunder will be made in Dollars by wire transfer to such bank account as the other Party may timely designate to the other in writing. Any payment which falls due on a date which is not a Business Day in the location from which the payment will be made may be made on the next succeeding Business Day in such location. For the avoidance of doubt, no payment obligations shall be incurred by either Party under or in connection with this Agreement unless and until the Effective Date.

(b)Currency Exchange. With respect to Annual Net Sales invoiced in Dollars, the Annual Net Sales and the amounts due to MeiraGTx under this Agreement shall be expressed in Dollars. When the conversion of payments from any foreign currency is required to be undertaken by Janssen, the Dollar equivalent shall be calculated using Janssen’s then-current standard exchange rate methodology as applied in its external reporting for the conversion of foreign currency sales into Dollars.

(c)Invoices. All invoices hereunder to be paid by a Party must reference a valid purchase order (“PO”) number which the other Party shall provide to such Party within [***] after the Effective Date and invoices shall include the nature and amount of services rendered or deliverables provided and such other terms and conditions specified herein. Invoices to Janssen must be sent to the Johnson & Johnson Accounts Payable Department via [***] if MeiraGTx establishes a web invoice account or sent by postal mail to the address indicated on the PO. Invoices to MeiraGTx must be sent to [***], with a cc to [***]. The other Party reserves the right to return to such Party unprocessed and unpaid those invoices that do not reference the applicable PO number.  For clarity, no invoices shall be required with respect to any Royalties due under Section 10.8.

(d)Withholding Taxes. Either Party (the “Withholding Party”) may withhold from payments due to the other Party (the “Non-Withholding Party”) amounts for payment of any withholding tax that is required by Applicable Law to be paid to any taxing authority with respect to such payments, which shall be remitted in accordance with Applicable Law. Any such tax required to be withheld will be an expense of and borne by the Non-Withholding Party. If any such tax is assessed against and paid by the Withholding Party, then the Non-Withholding Party will indemnify and hold harmless the Withholding Party from and against such tax, including interest. The Withholding Party shall provide to the Non-Withholding Party all relevant documentation and correspondence, and shall also provide to the Non-Withholding Party any other cooperation or assistance on a reasonable basis as may be necessary to enable the Non-Withholding Party to claim exemption from such withholding taxes and to receive a refund of such withholding tax or claim a foreign tax credit. The Withholding Party shall give proper evidence from time to time as to the payment of any such tax. The Parties shall cooperate with each other in seeking deductions under any double taxation or other similar treaty or agreement from time to time in force. Such cooperation may include the Withholding Party making payments from a single source, where possible.

(e)Tax Forms.  On the date of execution of this Agreement, MeiraGTx will deliver to Janssen an accurate and complete Internal Revenue Service Form W-8BEN-E certifying that MeiraGTx is entitled to the applicable benefits under the Income Tax Treaty between the United Kingdom and the United States.

(f)Late Payments. Any undisputed payments or portions thereof due hereunder which are not paid when due will bear interest at the rate per annum equal to the lesser of: [***] or (ii) the highest rate permitted by Applicable Law, calculated on the number of days such payment is paid after the date such payment is due, and compounded monthly (the “Interest Rate”).

(g)Janssen Entities. [***] acting as paying agent for Janssen, may make certain payments due under this Agreement, and Janssen shall reimburse [***] for all such payments.

10.14.Records and Audits.

(a)Records. Each Party shall keep complete, true, and accurate books and records in accordance with its Accounting Standards in relation to this Agreement, including with respect to Research Costs, Clinical Development Costs, Clinical Development Manufacturing Costs, Process Development Costs, Manufacturing Costs, Net Sales, and such other information contained in Sales & Royalty Reports. Each Party shall keep such books and records for at least [***] following the Calendar Year to which they pertain.

(b)Audits. Each Party (the “Auditing Party”) may, upon written request, cause an internationally-recognized independent accounting firm (the “Auditor”), which is reasonably acceptable to the other Party (the “Audited Party”), to inspect the relevant records of such Audited Party and its Affiliates to verify the payments made and amounts reported by the Audited Party and the related reports, statements, and books of accounts, as applicable. Such audit shall be limited to a period of time no more than [***] immediately preceding the year in which the audit is requested, and an audit of the records relating to a particular Calendar Year may be conducted once and not more than once. Before beginning its audit, the Auditor shall execute a written undertaking acceptable to the Audited Party by which the Auditor shall agree to keep confidential all information made available to the Auditor during the audit. Each Party and its Affiliates shall make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the Auditing Party. The records shall be reviewed to verify the accuracy of the Audited Party’s Sales & Royalty Report and other payment obligations and compliance with the financial terms of this Agreement. Such inspection right shall not be exercised more than [***], unless the audit reveals a non-compliance by the Audited Party with the terms of this Agreement in which case the audit may be repeated within [***] to confirm compliance. The Auditing Party agrees to hold in confidence all information received and learned in the course of any audit in accordance with Article 12. The Auditor shall provide a draft audit report and basis for any determination to the Audited Party prior to distributing the final report so that the Audited Party can provide comment on the draft report. The final audit report will be provided to the Audited Party at the time such report is provided to the Auditing Party.

(c)Overpayments and Underpayments. If the final result of the inspection reveals an underpayment or an overpayment by either Party, the underpaid or overpaid amount shall be settled within [***] of the Audited Party’s receipt of the final report. The Auditing Party shall pay for any audit, as well as its expenses associated with enforcing its rights with respect to any payments under this Agreement, except that, if an underpayment of amounts due by the Audited Party of more than [***] percent ([***]%) of the total payments due under this Agreement for the applicable year is discovered, reasonable and necessary fees and expenses charged by the Auditor shall be paid by the Audited Party, subject to reasonable substantiation thereof.

11.INTELLECTUAL PROPERTY RIGHTS

11.1.Ownership under the Clinical IRD Programs and Research IRD Programs.

(a)Ownership. As between the Parties, and subject to the licenses granted under this Agreement, each Party retains all rights, title, and interests in and to all Intellectual Property Rights that such Party owns or Controls as of the Effective Date or that it develops or otherwise acquires after the Effective Date outside the performance of the activities under this Agreement.

(b)Sole Inventions.  Each Party shall solely own any and all Inventions and Know-How developed, conceived, generated or reduced to practice solely by it, its Affiliates or its or their employees, agents or independent contractors in the course of performing activities under any Research Plan or Clinical Development Plan hereunder during the Term (“Sole Inventions”).  Inventorship shall be determined in accordance with U.S. patent laws.

(c)Joint Inventions.  Except as set forth in Section 11.2, the Parties shall jointly own any and all Inventions and Know-How developed, conceived, generated or reduced to practice jointly by a Party, its Affiliates or its or their employees, agents or independent contractors together with another Party, its Affiliates or its or their employees, agents or independent contractors in the course of performing activities under this Agreement during the Term (“Joint Inventions”).  All Patents Covering Joint Inventions shall be referred to herein as “Joint Patents”. Except to the extent a Party is expressly limited by the terms of this Agreement, including via exclusive license to the other Party, each Party shall be entitled to practice, license (through multiple tiers), assign (their respective interest only) and otherwise exploit the Joint Inventions and Joint Patents in all countries and jurisdictions without the duty of accounting or seeking consent from the other Party. Upon the reasonable request of either Party, the other Party shall execute documents that evidence or confirm the requesting Party’s right to engage in such activities.  Inventorship shall be determined in accordance with U.S. patent laws.

11.2.Ownership under the CMC Development Collaboration.

The Parties shall jointly own any and all CMC Development Inventions, CMC Development Know-How and CMC Development Patents regardless of inventorship.  Except to the extent a Party is expressly limited by the terms of this Agreement, including by exclusive license to the other Party, each Party shall be entitled to practice, license (through multiple tiers), assign (their respective interest only) and otherwise exploit the CMC Development Inventions, CMC Development Know-How and CMC Development Patents in all countries and jurisdictions without the duty of accounting or seeking consent from the other Party. Upon the reasonable request of either Party, the other Party shall execute documents that evidence or confirm the requesting Party’s right to engage in such activities.

11.3.Duties to the Other Party.

(a)Assignment. Each Party hereby assigns to the other Party, one-half of its interest in and to any CMC Development Inventions, CMC Development Know-How and CMC Development Patents, including all rights of action and claims for damages and benefits arising due to past and present infringement of said rights, such that each Party owns an undivided joint interest in and to such CMC Development Inventions, CMC Development Know-How and CMC

Development Patents. Each Party shall and shall cause its Affiliates and contractors to, execute and take such further actions reasonably necessary to effectuate such joint ownership in and to such CMC Development Inventions, CMC Development Know-How and CMC Development Patents.

(b)Disclosure. Each Party shall [***] disclose to the JSC all Inventions made by or on behalf of such Party and its Affiliates and subcontractors in the course of performing activities under this Agreement during the Term, including all invention disclosures or other similar documents submitted to such Party by it, its Affiliates or its or their employees, agents or contractors relating to such Invention, and shall also respond to reasonable requests from the other Party for additional information relating to any such Inventions.

(c)Personnel Obligations. Each Party shall cause each employee, agent or contractor of such Party to, and shall cause each of its respective Affiliates or Sublicensees performing work under this Agreement to, prior to commencing such work, be bound by invention assignment obligations, including: (i) [***] reporting any Intellectual Property Right arising from such work; (ii) presently assigning to the applicable Party all of his, her or its rights, title and interests in and to any Intellectual Property Right arising from such work (excluding any agreements with academic universities or other governmental entities, for which a non-exclusive license, or an option for an exclusive license may be obtained); (iii) reasonably cooperating in the preparation, filing, prosecution, maintenance, defense, and enforcement of any Patent; and (iv) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement.

(d)Common Ownership under Joint Research Agreements. Notwithstanding anything to the contrary in this Agreement, neither Party will have the right to invoke Common Ownership under a Joint Research Agreement pursuant to 35 U.S.C. § 102(c) (AIA)  when exercising its rights under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed. If a Party is permitted to invoke the 35 U.S.C. § 102(c) (AIA) as required by the preceding sentence, the Parties will reasonably cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. § 102(c) (AIA).

(e)Updated Exhibit. On each anniversary of the Effective Date during the Term, MeiraGTx shall provide to the JSC an updated copy of Exhibit 1.168, setting forth a true, complete and accurate list of all Patents Controlled by MeiraGTx or any of its Affiliates as of such date, which claim or otherwise Cover any Clinical IRD Products, Clinical IRD Targets or MeiraGTx Know-How in the Field.

11.4.Patent Prosecution and Maintenance.

(a)Sole Patents. Each Party shall have the sole and exclusive right to prosecute and maintain all Patents Covering each Party’s Sole Inventions [***], except to the extent the prosecution of such Patents is otherwise covered by another provision of this Section 11.4.

(b)Clinical IRD Product Patents. Subject to the terms of this Section 11.4, the Parties shall jointly prosecute and maintain (i) the MeiraGTx Patents in MeiraGTx’s name and (ii) the Joint Patents Covering Clinical IRD Products in both Parties’ names (collectively, (i) and (ii), “Clinical IRD Patents”). The Parties shall [***]. The Parties shall [***]. Each Party shall be reasonably informed of the status of the Clinical IRD Patents, shall be provided with all material correspondences received from any patent authorities in connection therewith and shall be entitled to consultation and reasonable input with respect to proposed filings and correspondence. In addition, the Parties shall [***] to consult with and consider the reasonable input of [***] with respect to those MeiraGTx Patents licensed from [***] to MeiraGTx. In the event of a dispute, the Parties shall follow the process of Section 5.8.

(c)CMC Development Patents. Subject to the terms of this Section 11.4, as between the Parties, Janssen shall have the first right, but not the obligation, to prosecute and maintain all CMC Development Patents in both Parties’ names, subject to consultation and reasonable input from MeiraGTx. The Parties shall [***] and will be joint owners of the CMC Development Patents. The Parties shall [***]. Janssen shall keep MeiraGTx reasonably informed of the status of the CMC Development Patents, shall provide MeiraGTx with all material correspondences received from any patent authorities in connection therewith and shall in good faith consult with and consider reasonable input from MeiraGTx with respect to proposed filings and correspondence. If Janssen decides not to prosecute or maintain any CMC Development Patent, Janssen shall notify MeiraGTx thereof in writing, and MeiraGTx shall thereupon have the right, but not the obligation, to assume the prosecution and maintenance thereof in both Parties’ names, [***], and [***]. In the event of a dispute, the Parties shall follow the process of Section 5.8.

(d)Research IRD Product Patents.

(i)Prior to the Receipt of the Applicable Option Exercise Notice. Prior to MeiraGTx’s receipt of an applicable Option Exercise Notice with respect to a Research IRD Product, subject to the terms of this Section 11.4, as between the Parties, MeiraGTx shall have the first right, but not the obligation, to prosecute and maintain (A) the MeiraGTx Research Patents in MeiraGTx’s name and (B) Joint Patents Covering such Research IRD Product in both Parties’ names (collectively, (A) and (B), “Research IRD Patents”), [***], subject to consultation and reasonable input from Janssen. MeiraGTx shall keep Janssen reasonably informed of the status of the Research IRD Patents and shall provide Janssen with all material correspondences received from any patent authorities in connection therewith. If MeiraGTx decides not to prosecute or maintain any Research IRD Patent, MeiraGTx shall notify Janssen thereof in writing, and Janssen shall thereupon have the right, but not the obligation, to assume the prosecution and maintenance of such Research IRD Patent [***] (with such MeiraGTx Patents in MeiraGTx’s name and such Joint Patents in both Parties’ names).

(ii)After Exercise of the Applicable Option. On or after Janssen’s exercise of an Option with respect to a Research IRD Product, subject to the terms of this Section 11.4, as between the Parties, Janssen shall have the first right, but not the obligation, to prosecute and maintain (A) the MeiraGTx Research Patents Covering such Janssen Research IRD Product in MeiraGTx’s name and (B) the Joint Patents Covering such Janssen Research IRD Product in both Parties’ names (collectively, (A) and (B), “Janssen Research IRD Patents”), subject to consultation and reasonable input from MeiraGTx. [***] shall [***] the cost of and expenses thereof. The Parties shall [***] to facilitate the prosecution and maintenance of such Janssen Research IRD Patents. Janssen shall keep MeiraGTx reasonably informed of the status of the Janssen Research IRD Patents, shall provide MeiraGTx with all material correspondences received from any patent authorities in connection therewith and shall in good faith consult with and consider reasonable input from MeiraGTx with respect to proposed filings and correspondence. If Janssen decides not to prosecute or maintain any Janssen Research IRD Patent, Janssen shall notify MeiraGTx thereof in writing, and MeiraGTx shall thereupon have the right, but not the obligation, to assume the prosecution and maintenance thereof (in MeiraGTx’s name with respect to any MeiraGTx Research Patent and both Parties’ names with respect to any Joint Patent Covering Janssen Research IRD Products)] [***], and [***] shall [***] the costs and expenses thereof. In addition, each Party shall [***] to consult with and consider the reasonable input of [***] with respect to those MeiraGTx Research Patents licensed from [***] to MeiraGTx and Covering such Janssen Research IRD Product. In the event of a dispute, the Parties shall follow the process of Section 5.8.

(e)Cooperation. Upon a Party’s request, the other Party shall provide the prosecuting and maintaining Party with all reasonable assistance and cooperation in connection with its prosecution and maintenance of the applicable Patents, including by providing access to relevant persons and executing all documentation reasonably requested by the prosecuting and maintaining Party.

(f)Patent Term Extension. The Parties shall cooperate with one another in seeking and obtaining patent term extensions (including any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to the Clinical IRD Patents, CMC Development Patents, Research IRD Patents and Janssen Research IRD Patents. [***] shall have [***] to obtain patent term extensions or supplemental protection certificates or their equivalents with respect to such Patents that Cover Products and shall report to [***] on the status thereof.

(g)Recordation. To the extent permitted by Applicable Law, if MeiraGTx is responsible for prosecuting any Clinical IRD Patent, CMC Development Patent, Research IRD Patent or Janssen Research IRD Patent, as applicable, under this Section 11.4, then (i) [***] following the Effective Date, MeiraGTx shall record with each Governmental Authority (where such right is available with such Governmental Authority and such Governmental Authority permits the filing of a form of short notice of license) the licenses granted in Section 4.1 against each such Clinical IRD Patent, CMC Development Patent, Research IRD Patent or Janssen Research IRD Patent then issued by or filed with such Governmental Authority and being prosecuted by MeiraGTx, as applicable, and (ii) thereafter on a reasonably regular basis as determined by the JSC or upon Janssen’s reasonable written request, MeiraGTx shall record with each Governmental Authority (where such right is available with such Governmental Authority and such Governmental Authority permits the filing of a form of short notice of license) the licenses granted in Section 4.1 against each Clinical IRD Patent, CMC Development Patent, Research IRD Patent or Janssen Research IRD Patent newly filed with such Governmental Authority and being prosecuted by MeiraGTx, as applicable, in each case ((i)-(ii)) by using a form of short notice of license mutually agreed to by the Parties (but shall not, for the avoidance of doubt, file or publicly disclose this Agreement itself for such purposes). To the extent permitted by Applicable Law, if Janssen is responsible for prosecuting any Clinical IRD Patent, CMC

Development Patent, Research IRD Patent or Janssen Research IRD Patent, as applicable, under this Section 11.4, then Janssen shall have the right to record with a Governmental Authority (where such right is available with such Governmental Authority and such Governmental Authority permits the filing of a form of short notice of license) the licenses granted in Section 4.1 against any such Clinical IRD Patent, CMC Development Patent, Research IRD Patent or Janssen Research IRD Patent then issued by or filed with such Governmental Authority and prosecuted by Janssen, as applicable, by using a form of short notice of license mutually agreed by the Parties (but shall not, for the avoidance of doubt, file or publicly disclose this Agreement itself for such purposes). For clarity, for purposes of this Section 11.4(g), a form of short notice of license may include a short notice form provided by a Governmental Authority or, where permitted by such Governmental Authority, any other short notice of license drafted by the Parties (e.g., a custom short statement that the Parties confirm that certain scheduled Patents are subject to a license grant).

11.5.Third Party Infringement; Patent Actions.

(a)Notice. If either Party becomes aware of: (i) existing or threatened infringement, misappropriation or other violation by a Third Party of any of the MeiraGTx Technology, MeiraGTx Research Technology, Janssen Technology, CMC Development Technology or any Joint Patents (“Third Party Infringement”); (ii) request for declaratory judgment, opposition, nullity action, interference, inter partes reexamination, inter partes review, post-grant review, derivation proceeding or similar action alleging the invalidity, unenforceability or non-infringement of any of the MeiraGTx Patents, MeiraGTx Research Patents, Janssen Technology, CMC Development Patents or any Joint Patents (each, a “Licensed Patent Action”); or (iii) a BLA for a Biosimilar Product referencing a Product submitted to a Party or a Regulatory Authority, it shall [***] notify the other Party in writing to that effect, and the Parties will consult with each other regarding any actions to be taken.

(b)Enforcement Rights for MeiraGTx Know-How, CMC Development Technology and Clinical IRD Patents.

(i)Janssen’s First Right of Enforcement. Janssen shall have the first right, but not the obligation, in the case of the MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents to bring and control an appropriate suit or other action or defend against any Third Party Infringement or Licensed Patent Action with respect to any MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents.  MeiraGTx shall provide reasonable assistance to Janssen in such enforcement or defense, at Janssen’s request and expense, including joining such action as a party plaintiff to ensure legal standing if required by Applicable Laws to pursue such action or if requested by Janssen.  Janssen shall consult with MeiraGTx and keep MeiraGTx reasonably informed of the status of the enforcement or defense of such MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents.  Janssen shall consider MeiraGTx’s comments with respect to the enforcement or defense of such MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents, as applicable, in good faith.  Prior to settling any such suit or action, Janssen shall notify MeiraGTx in writing as to the terms of such proposed settlement to the extent relating to MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents and shall not execute such settlement without MeiraGTx’s written consent if MeiraGTx identifies to Janssen in reasonable detail a material risk of a material negative impact on the MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents, taking into account the potential impact on the value of the Products worldwide as a result of such settlement.  If Janssen recovers monetary damages in such claim, suit or action with respect to the MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents, after Janssen recoups its costs and expenses associated with such litigation, with respect to any portion of such recovery remaining, [***].

(ii)MeiraGTx’s Back-Up Right of Enforcement. If Janssen does not, within the earlier of [***] after learning about a Third Party Infringement or Licensed Patent Action or [***] before the expiration date for filing an appropriate suit or responding to or taking any action (as applicable), initiate and prosecute any legal action to enforce or defend the MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents, as applicable, then MeiraGTx shall have the right, but not the obligation, to commence such a suit or take such an action to enforce or defend the applicable MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents, as applicable.  In such event, Janssen shall take appropriate actions in order to enable MeiraGTx to commence a suit or take the actions set forth in the preceding sentence.  Prior to settling any such suit or action, MeiraGTx shall notify Janssen in writing as to the terms of such proposed settlement and shall not execute such settlement without Janssen’s written consent if Janssen identifies to MeiraGTx in reasonable detail a material risk of a material negative impact on the MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents, taking into account the potential impact on the value of the Products worldwide as a result of such settlement.  Prior to MeiraGTx commencing such a suit or action, MeiraGTx shall consider in good faith any reasonable Janssen business concerns.  If Janssen identifies to MeiraGTx in reasonable detail a material risk of a material negative impact on the MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents resulting directly from such a suit or action, taking into account the potential impact on the value of the Products worldwide, then MeiraGTx shall not commence any such suit or action. If MeiraGTx recovers monetary damages in such claim, suit or action with respect to the MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents, any portion of such recovery remaining after MeiraGTx recoups its costs and expenses associated with such litigation, shall be [***].

(c)Enforcement Rights for MeiraGTx Research Know-How and Research IRD Patents.

(i)Parties’ First Right of Enforcement. Prior to Janssen’s exercise of the applicable Option, MeiraGTx shall have the sole right to bring and control an appropriate suit or other action against any Third Party Infringement or Licensed Patent Action with respect to the MeiraGTx Research Know-How or Research IRD Patents; provided, however, that in the event that any such Third Party Infringement or Licensed Patent Action also affects MeiraGTx Know-How, CMC Development Technology or Clinical IRD Patents, Janssen shall have the first right, but not the obligation, to bring and control such suit or other action pursuant to Section 11.5(b)(i).  On or after Janssen’s exercise of the applicable Option, Janssen shall have the first right, but not the obligation, in the case of the applicable MeiraGTx Research Know-How and Research IRD Patents to bring and control an appropriate suit or other action against any Third Party Infringement or Licensed Patent Action with respect to such MeiraGTx Research Know-How or Research IRD Patents.  MeiraGTx shall provide reasonable assistance to Janssen in such enforcement or defense, at Janssen’s request and expense, including joining such action as a party plaintiff to ensure legal standing if required by Applicable Laws to pursue such action or if requested by Janssen. Janssen shall consult with MeiraGTx and keep MeiraGTx reasonably informed of the status of the enforcement or defense of such MeiraGTx Research Know-How and Research IRD Patents.  Janssen shall consider MeiraGTx’s comments with respect to the enforcement or defense of such MeiraGTx Research Know-How or Research IRD Patents in good faith.  Prior to settling any such suit or action, Janssen shall notify MeiraGTx in writing as to the terms of such proposed settlement to the extent relating to MeiraGTx Research Know-How and Research IRD Patents and shall not execute such settlement without MeiraGTx’s written consent if MeiraGTx identifies to Janssen in reasonable detail a material risk of a material negative impact on the MeiraGTx Research Know-How or Research IRD Patents, taking into account the potential impact on the value of the Products worldwide as a result of such settlement.  If Janssen recovers monetary damages in such claim, suit or action with respect to the MeiraGTx Research Know-How or Research IRD Patents, after Janssen recoups its costs and expenses associated with such litigation, with respect to any portion of such recovery remaining, [***].

(ii)MeiraGTx’s Back-Up Right of Enforcement. If Janssen does not, within [***] after learning about a Third Party Infringement or Licensed Patent Action or [***] before the expiration date for filing an appropriate suit or responding to or taking any action (as applicable), initiate and prosecute any legal action to enforce or defend the MeiraGTx Research Know-How or Research IRD Patents, as applicable, then MeiraGTx shall have the right, but not the obligation, to commence such a suit or take such an action to enforce the applicable MeiraGTx Research Know-How or Research IRD Patents.  In such event, Janssen shall take appropriate actions in order to enable MeiraGTx to commence a suit or take the actions set forth in the preceding sentence.  Prior to settling any such suit or action, MeiraGTx shall notify Janssen in writing as to the terms of such proposed settlement and shall not execute such settlement without Janssen’s written consent if Janssen identifies to MeiraGTx in reasonable detail a material risk of a material negative impact on the MeiraGTx Research Know-How or Research IRD Patents, taking into account the potential impact on the value of the Products worldwide as a result of such settlement.  Prior to MeiraGTx commencing such a suit or action, MeiraGTx shall consider in good faith any reasonable Janssen business concerns.  If Janssen identifies to MeiraGTx in reasonable detail a material risk or a material negative impact on the MeiraGTx Research Know-How or Research IRD Patents resulting directly from such a suit or action, taking into account the potential impact on the value of the Research IRD Products worldwide, then MeiraGTx shall not commence any such suit or action. If MeiraGTx recovers monetary damages in such claim, suit or action with respect to the MeiraGTx Research Know-How or Research IRD Patents, any portion of such recovery remaining after MeiraGTx recoups its costs and expenses associated with such litigation shall be [***].

(d)Cooperation. At the request of the Party bringing and controlling any Third Party Infringement or defending any Licensed Patent Action, as applicable (“Controlling Party”), the other Party shall provide reasonable assistance in connection with such action, including by executing reasonably appropriate documents, providing access to such Party’s premises and employees, cooperating reasonably in discovery, and joining as a party to the action if requested by the Controlling Party. The Controlling Party will keep the other Party reasonably informed of all material developments in connection with any such suit, and the other Party shall have the right to consult with the Controlling Party and to participate in and, if appropriate, be represented by independent but mutually agreed upon counsel in such litigation at such other Party’s own cost and expense.

11.6.Product Infringement.

If a Party becomes aware of any actual or potential Claim alleging that the Research, Development, Manufacture, or Commercialization of any Products under this Agreement infringes, misappropriates, or otherwise violates any Intellectual Property Rights of a Third Party (or would if carried out) (“Product Infringement”), then such Party will notify the other Party [***] following the receipt of service of process in such action, suit, or proceeding, or the date on which such Party becomes aware that such action, suit, or proceeding has been instituted, and the Parties will meet as soon as possible to discuss the overall strategy for defense of such matter. Janssen shall have the first right (but not the obligation) to defend any Claims of Product Infringement. If Janssen does not intend to defend such Product Infringement or determines to cease defending any such Product Infringement and informs MeiraGTx that it wishes for MeiraGTx to defend such Product Infringement, then MeiraGTx will have the right, but not the obligation, upon written notice to Janssen, to defend such Product Infringement or take over defense of the Product Infringement from Janssen, as applicable. Notwithstanding anything to the contrary, if either Party has an obligation to indemnify the other Party with respect to such Claim of Product Infringement, then the provisions of Article 17 will apply with respect thereto.

11.7.Patents Licensed From Third Parties.

Each Party’s rights under this Article 11 with respect to the prosecution and maintenance, enforcement, and defense of any Patent that is licensed from a Third Party shall be subject to the rights retained by such Third Party with respect to such Patent.

11.8.Trademarks.

Janssen shall have the right to brand any and all Product(s) using Janssen related Trademarks it determines appropriate for such Product(s), which may vary by country or within a country (“Product Marks”). Subject to Section 15.4(c)(iii), Janssen shall own all rights in Product Marks and shall have the sole right to register and maintain Product Marks in the countries and regions it determines reasonably necessary, and Janssen shall have the sole right, in its discretion and at its expense, to defend and enforce such Product Marks.

12.CONFIDENTIALITY

12.1.Duty of Confidence.

Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, during the Term and for [***] after the expiration or earlier termination of this Agreement, subject to the other provisions of this Article 12, each Party will, as a receiving Party (the “Receiving Party”), and will cause its Affiliates to, maintain in confidence, not publish or otherwise disclose and otherwise safeguard, any and all Confidential Information disclosed by or on behalf of the other Party (the “Disclosing Party”) or its Affiliates under this Agreement to it, using such degree of care that such Party uses with respect to its own confidential information (which shall in no event be less than a reasonable degree of care). During the Term and for [***] after the expiration or earlier termination of this Agreement, subject to the other provisions of this Article 12, the Receiving Party may only use such Confidential Information for the purposes of this Agreement and in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement.

12.2.Exceptions.

The obligations under this Article 12 shall not apply to any information to the extent that such information:

(a)is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the Receiving Party or its Affiliates;

(b)was known to, or was otherwise in the possession of, the Receiving Party or its Affiliates, as evidenced by written records of the Receiving Party and its Affiliates kept in the ordinary course of business, prior to the time of disclosure by the Disclosing Party or any of its Affiliates;

(c)is disclosed to the Receiving Party or any of its Affiliates on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the Disclosing Party or any of its Affiliates; or

(d)is independently developed by or on behalf of the Receiving Party or its Affiliates outside of its performance under this Agreement, as evidenced by written records of the Receiving Party and its Affiliates kept in the ordinary course of business, without the use of the Confidential Information disclosed by the Disclosing Party or its Affiliates to the Receiving Party or its Affiliates under this Agreement.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party, unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

12.3.Authorized Disclosures.

(a)Disclosures. Except as expressly permitted by this Agreement, in addition to disclosures allowed under Section 12.2 or Section 12.4, the Receiving Party and its Affiliates may only disclose to Third Parties the Disclosing Party’s Confidential Information to the extent such disclosure is necessary in the following instances: (i) in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement, under non-disclosure and non-use provisions no less restrictive than those in this Agreement; (ii) in connection with the prosecution and maintenance of Patents as permitted by this Agreement; (iii) in connection with Regulatory Filings or audits by Regulatory Authorities for any Product; (iv) in connection with prosecuting or defending litigation as permitted by this Agreement; (v) in complying with applicable court orders or governmental regulations (including securities regulations); (vi) in the case of any Party, in communication with its employees, directors, officers, agents, contractors, consultants, and professional advisers; Affiliates; potential or actual collaborators, partners, and licensees (including potential co-marketing and co-promotion contractors); and potential or actual investment bankers, acquirers, lenders or investors, each of the foregoing whom, on a need-to-know basis and prior to disclosure, must be bound by similar obligations of confidentiality and non-use no less restrictive than those contained in this Article 12; (vii) as permitted in accordance with Article 13; or (viii) as mutually agreed to in writing by the Parties.

(b)Disclosures pursuant to Applicable Law. If the Receiving Party is required to disclose Confidential Information of the Disclosing Party pursuant to Applicable Law (including the rules of the Securities and Exchange Commission or any stock exchange) or in connection with any bona fide legal process, including disclosures of the type contemplated by Section 12.3(a), such disclosure to the extent reasonably necessary shall not be deemed a breach of this Agreement; provided, however, that the Receiving Party, except where reasonably impracticable or legally impermissible, will: (i) inform the Disclosing Party as soon as reasonably practicable following it becoming aware of the required disclosure; (ii) limit the disclosure to the required purpose; and (iii) at the Disclosing Party’s request and reasonable expense, assist in attempting to object to, limit or seek to secure confidential treatment of the required disclosure.

12.4.Terms of this Agreement.

The Parties acknowledge and agree that this Agreement and all of the respective terms of this Agreement shall be treated as Confidential Information of each Party, subject to Section 13.5.

12.5.Use of Residuals.

Residuals shall not be considered Confidential Information of MeiraGTx and the restrictions set forth in this Article 12 shall not apply to the use of Residuals.

12.6.Data Privacy.

(a)Privacy and Data Security Laws. Without limiting a Party’s other obligations under this Agreement, each Party shall, and shall cause its Affiliates and permitted subcontractors to, implement and maintain reasonable security procedures and practices appropriate to the nature of Sensitive Information such Party is processing and take such other actions as are reasonably necessary to protect the security and confidentiality of such Sensitive Information against any threats or hazards to the security or integrity of such Sensitive Information in accordance with Privacy and Data Security Laws.

(b)Data Breaches. If a Party learns of any security breach involving Sensitive Information of the other Party collected, prepared or developed in connection with this Agreement, such Party shall immediately notify the owning Party of the same, and shall, at the owning Party’s expense, reasonably cooperate with the owning Party in investigating and responding to the foregoing. The Party whose Sensitive Information has been breached (or allegedly breached) shall have the sole right to determine the content, timing and other details of any notices to affected individuals or Governmental Authorities in connection with such breach.

13.PUBLICATIONS AND PUBLICITY

13.1.Use of Names.

Except as otherwise expressly permitted herein or to the extent required pursuant to Section 13.5, neither Party may use the names or Trademarks of the other Party or its Affiliates for any purpose, including in any press release, publication, or other form of public disclosure, without first obtaining, in each case, the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned, or delayed), except for those disclosures for which consent has already been obtained or which are required by Applicable Law. Notwithstanding the foregoing, Janssen shall be entitled to use the name of MeiraGTx and its Affiliates to the extent necessary under Applicable Law in connection with the Development or Commercialization of any Product.

13.2.Press Releases and Publicity Related to this Agreement.

The Parties shall agree on a form of a press release that may be issued by each, if desired, on or shortly following the Execution Date. Thereafter, except to the extent required to comply with Applicable Law or otherwise pursuant to Section 13.5, neither Party shall issue any press releases or other public statements, whether oral or written, disclosing the existence of this Agreement, or the terms hereof, without first obtaining, in each case, the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, to the extent information in connection with this Agreement has already been publicly disclosed in accordance with this Agreement, either Party (or its Affiliates) may subsequently disclose the same information to the public without the consent of the other Party.

13.3.Public Disclosures and Publications Related to the Programs or Products.

Except to the extent required pursuant to Section 13.5, and subject to this Section 13.3, each Party shall not issue any press releases or other public statements, whether oral or written, regarding the Research Plan Activities, Research IRD Targets, Research IRD Products, CMC Development Plan Activities, Clinical Development Plan Activities, Clinical IRD Products and Clinical IRD Targets, without first obtaining, in each case, the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed. MeiraGTx shall be permitted to provide public statements with respect to certain Clinical IRD Products pursuant to obligations incurred prior to the Execution Date; provided that Janssen has actual knowledge as of the Execution Date of such obligations; and provided further that such public statements shall be approved by Janssen prior to their release (such approval not to be unreasonably withheld, conditioned, or delayed). In addition, and notwithstanding the foregoing, on or after the respective Sponsorship Transfer Date with respect to any Clinical IRD Product and on or after the respective Option Election Date with respect to any Janssen Research IRD Product, Janssen may publish a press release or other public statement about such Clinical IRD Product or Janssen Research IRD Product, as applicable; provided that Janssen shall provide MeiraGTx with a copy of any such press release or public statement reasonably in advance of such publication and consider in good faith any comments timely provided by MeiraGTx to Janssen with respect to such press release or public statement, as applicable.

13.4.Publications.

(a)Review Process. The Parties may wish to publish or present the results of the programs or Products hereunder.  Either Party may publish the results or observations of its work on a program or Product hereunder after providing the other Party [***] to review the proposed publication, abstract or presentation (“Review Period”) to determine whether the proposed publication, abstract or presentation contains any Confidential Information of the non-submitting Party.  If within the Review Period, the non-submitting Party determines that the proposed publication, abstract or presentation contains any such Confidential Information, the non-submitting Party will notify the submitting Party in writing of the presence of the Confidential Information in the proposed publication, abstract or presentation and the submitting Party will delete such Confidential Information from the proposed publication, abstract or presentation.  If, within the Review Period, the non-submitting Party identifies material in such publication, abstract or presentation which, if published, would disclose an Invention of the non-submitting Party that has not yet been protected through the filing of a Patent or would adversely affect the Intellectual Property Rights owned by the non-submitting Party, then at the non-submitting Party’s election, (i) the submitting Party will delay submission of its publication, abstract or presentation for an additional period, not to exceed [***] or such other period mutually agreed to by the Parties, in order to allow for the filing of a Patent or other appropriate Intellectual Property Rights protection for such material or (ii) the submitting Party will remove the identified material prior to publication.

(b)Acknowledgments. Proper acknowledgement will be made for contributions, if any, of each Party to the results or other information and material disclosed in any publication, abstract or presentation under this Section 13.4.  Authorship of scientific publications will be determined in accordance with customary academic and industry policies and procedures, the scientific contribution, and the standards of the applicable journal.

13.5.Disclosures Required By Law.

Notwithstanding Section 13.1, Section 13.2, and Section 13.3, each Party may make any disclosures required to comply with any duty of disclosure it may have pursuant to Applicable Law or the requirements of any Governmental Authority or Regulatory Authority or pursuant to the rules of any recognized stock exchange (including the rules of the Securities and Exchange Commission). If a disclosure required by Applicable Law, the requirements of any Governmental Authority or Regulatory Authority, or the rules of any recognized stock exchange arises, the Parties shall coordinate with each other with respect to the timing, form, and content of such required disclosure. If so requested by the other Party, except where impracticable or not legally permitted, the Party subject to such obligation shall use commercially reasonable efforts to obtain an order protecting the confidentiality of such provisions of this Agreement, as determined by the Disclosing Party in consultation with its legal counsel. Without limiting the foregoing, MeiraGTx shall use commercially reasonable efforts to provide Janssen with each proposed filing by MeiraGTx with the United States Securities and Exchange Commission (or any recognized stock exchange, including Nasdaq, or any similar regulatory agency in any country other than the United States) describing the terms of this Agreement (including any filings of this Agreement) at least [***] prior to submission of such filing, and shall seek confidential treatment of portions of this Agreement or such terms or information as may be reasonably requested by Janssen in a timely manner.

13.6.Publication and Transparency of Clinical Research Results.

All research results of clinical trials hereunder will be posted on clinicalstudyresults.org and on any other registry with requirements consistent with the registration and publication guidelines of the International Committee of Medical Journal Editors, to the extent required.  All data and information posted on clinicaltrial.gov, clinicalstudyresults.org or any other registry will be subject to prior review by the other Party pursuant to Section 13.4(a). All research results generated from clinical trials hereunder may be made available to Third Parties pursuant to data transparency policies and mechanisms of Janssen or its Affiliates then in effect.

14.EFFECTIVENESS

14.1.Effective Date.

Except for the Parties’ obligations under Article 12, Article 13 and this Article 14, which shall be effective as of the Execution Date, this Agreement shall not become effective until the first date (the “Effective Date”) on which (a) expiration or early termination of all applicable waiting periods under the HSR Act has occurred, (b) each of the representations of MeiraGTx set forth in Section 16 are true and correct in all material respects, (c) an officer of MeiraGTx has delivered a written certificate with respect to (b) to Janssen, (d) an updated copy of Exhibit 1.168, setting forth a true, complete and accurate list of all Patents Controlled by MeiraGTx or any of its Affiliates as of the Effective Date, which claim or otherwise Cover any Clinical IRD Products, Clinical IRD Targets or MeiraGTx Know-How in the Field, has been delivered to Janssen and (e) [***] has entered into a binding commitment with MeiraGTx to provide to Janssen the right to undertake a back-up license under [***]’s license grant to MeiraGTx; provided, however, that Janssen may waive the conditions described in clause (b), (c), (d) or (e) above.

14.2.Filings.

The Parties shall cooperate with one another in the preparation and execution of all documents that are required to be filed pursuant to the HSR Act. Each Party shall, within [***] following the Execution Date (or such later time as may be agreed to in writing by the Parties), file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and/or with equivalent foreign authorities, any HSR Filing required of it in the reasonable opinion of either Party with respect to the transactions contemplated hereby.  Neither Party shall seek expedited treatment of any HSR Filing without the other Party’s prior written consent.  Each Party will use reasonable efforts to do, or cause to be done, all things necessary, proper and advisable to, [***] take all actions necessary to make the filings required of such Party or its Affiliates under the HSR Act.  The Parties shall cooperate with one another to the extent necessary in the preparation of any such HSR Filing. Each Party shall be responsible for its own costs, expenses, and filing fees associated with any HSR Filing; provided, however, that Janssen shall be solely responsible for any fees (other than penalties that may be incurred as a result of actions or omissions on the part of MeiraGTx) required to be paid to any Governmental Authority in connection with making any such HSR Filing.

14.3.Outside Date.

This Agreement shall terminate (a) at the election of either Party, immediately upon written notice to the other Party, if the U.S. Federal Trade Commission or the U.S. Department of Justice, or an equivalent authority in the European Union, seeks a preliminary injunction under applicable antitrust and non-competition laws against Janssen and MeiraGTx to enjoin the transactions contemplated by this Agreement; or (b) at the election of either Party, immediately upon written notice to the other Party, in the event that the HSR Clearance Date shall not have occurred on or prior to one hundred eighty (180) days after the effective date of the HSR Filing. In the event of such termination, this Agreement shall be of no further force and effect.

15.TERM AND TERMINATION

15.1.Term.

The term of this Agreement shall commence upon the Effective Date and, unless terminated pursuant to Section 15.2, shall continue in full force and effect, on a Product-by-Product and country-by-country basis, until such time as the Royalty Term expires in such country (the “Term”). On a Product-by-Product and country-by-country basis, effective upon the expiration of the Royalty Term for such Product in such country (but not for any termination of this Agreement), the licenses granted to Janssen will each become fully paid-up, royalty-free, irrevocable, and perpetual in such country with respect to such Product.

15.2.Termination.

This Agreement may be terminated as follows:

(a)Termination for Breach.

(i)General. Subject to Section 15.2(a)(ii), if either Janssen or MeiraGTx is in material breach of this Agreement, the non-breaching Party must give written notice to the breaching Party within [***] following the alleged breach specifying the claimed particulars of such breach in sufficient detail to put the allegedly breaching party on reasonable notice of the nature of the alleged breach, and in the event such material breach is not cured within [***] after such notice (or in the case of any undisputed payment obligations, [***] after such notice), the non-breaching Party shall have the right thereafter to terminate this Agreement immediately, in whole or with respect to the applicable Product  (except with respect to a material breach by Janssen arising under Section 6.1(e), Section 6.2(a), Section 8.4(a), Article 9 and Section 19.4, which must be terminated on a Product-by-Product basis), by giving written notice to the breaching Party to such effect; provided, however, that if such breach is capable of being cured but cannot be cured within the period referenced above and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable under the circumstances to cure such breach; it being understood that no such extension shall apply with respect to any undisputed payment obligations. If arbitration is commenced with respect to any alleged breach hereunder pursuant to Section 18.1, no purported termination of this Agreement pursuant to this Section 15.2(a)(i) shall take effect until: (A) a final resolution of such arbitration; and (B) the losing Party in such arbitration fails to satisfy the arbitration award within the cure time frames referenced above.

(ii)Janssen Special Remedy. If Janssen would have the right to terminate this Agreement under Section 15.2(a)(i), in whole or in part, for an uncured material breach by MeiraGTx in connection with a Product, then Janssen may, in its sole discretion, elect: (A) to either exercise such termination right or (B) in lieu of exercising such termination right, and without limiting Janssen’s rights otherwise set under this Agreement, subsequently reduce any payment amounts due to MeiraGTx under [***] for such Product by [***] percent ([***]%) as a result of this Section 15.2(a)(ii).

(b)Termination for Insolvency. This Agreement may be immediately terminated in its entirety by a Party by providing written notice of termination to the other Party in the event of an Insolvency Event of the other Party.

(c)Termination for Patent Challenge. To the extent permitted by Applicable Law, if Janssen or any of its Affiliates Challenges any Patent included in the MeiraGTx Patents, MeiraGTx Research Patents or Joint Patents in any country in the Territory (such Patent, a “Challenged Patent”), then MeiraGTx may, following written notice to Janssen and provided that Janssen or its Affiliate does not withdraw such Challenge within [***] after receipt of such notice, terminate this Agreement in its entirety by providing written notice of termination to Janssen; provided that this Section 15.2(c) will not apply to, and MeiraGTx may not terminate this Agreement with respect to (i) any claim or proceeding that would otherwise be a Challenge hereunder to the extent commenced by a Third Party that after the Effective Date acquires or is acquired by Janssen or its Affiliates or its or their business or assets, whether by stock purchase, merger, asset purchase, or otherwise; provided that such proceeding commenced prior to the closing of such acquisition; (ii) any claim or proceeding by a licensor of a product licensed by Janssen for which the licensor has an existing challenge, whether in a court or administrative proceeding, against any MeiraGTx

Patent, MeiraGTx Research Patent or Joint Patent; (iii) any Challenge required to be commenced pursuant to an order of a Governmental Authority or Applicable Law; (iv) any Challenge that is commenced by a Sublicensee; provided that Janssen demands that such Sublicensee withdraw such Challenge [***] after Janssen becomes aware of such Challenge and terminates the sublicense agreement with the applicable Sublicensee if such Sublicensee does not withdraw such Challenge within [***] after receipt of such demand from Janssen; (v) any proceeding not initiated, directed or controlled by or on behalf of Janssen or one of its Affiliates, for which Janssen or the Affiliate, as the case may be, opposes, or assists any Third Party to oppose, the grant of a MeiraGTx Patent, MeiraGTx Research Patent or Joint Patent pursuant to any application in relation thereto in an administrative proceeding, such as a patent re-examination, inter partes review, or other post grant proceeding or opposition; (vi) challenges by an open forum entity or other industry group in which Janssen or its Affiliates or Sublicensees do not direct or control the action of such entity; (vii) general activities not specifically directed to a particular Patent, such as amicus briefs on cases not involving any MeiraGTx Patent, MeiraGTx Research Patent or Joint Patent; (viii) lobbying or other efforts directed to patent issues generally and not to any specific Patent; (ix) any affirmative defense or other validity, enforceability, or non-infringement challenge, whether in the same action or in any other agency or forum of competent jurisdiction, advanced by Janssen, any of its Affiliates or Sublicensees in response to any claim or action brought in the first instance by, or on behalf of, MeiraGTx or any Third Party; (x) providing documents or testimony in response to any discovery requests or court order in a valid legal process not directed to Challenging any Challenged Patent; or (xi) any Challenge related to any Clinical IRD Patent, CMC Development Patent, Research IRD Patent or Janssen Research IRD Patent for which Janssen’s reasonable input with respect to such Patent’s prosecution, maintenance or enforcement pursuant to Section 11.4 or Section 11.5 was not included in any filings or correspondence with patent authorities or otherwise accepted or pursued by MeiraGTx (as applicable).

(d)Termination by Janssen At Will. Beginning on [***], Janssen may terminate this Agreement at will in its entirety or on a Product-by-Product basis at any time on: (i) [***] prior written notice to MeiraGTx, if prior to the First Commercial Sale of such Product; and (ii) on [***] prior written notice to MeiraGTx, if following the First Commercial Sale of such Product.

15.3.Rights in Insolvency.

The Parties agree that this Agreement constitutes an executory contract under Section 365 of the Code for the license of “intellectual property” as defined under Section 101 of the Code and constitutes a license of “intellectual property” for purposes of any similar laws in any other country in the Territory. The Parties further agree that Janssen, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Code, including under Section 365(n) of the Code, and any similar laws in any other country in the Territory and that Janssen cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of Janssen’s rights under this Agreement and Section 365(n) without the express, contemporaneous consent of Janssen. The Parties further agree that, in the event of an Insolvency Event by or against MeiraGTx under the Code and any similar laws in any other country in the Territory, Janssen may be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property (including Materials and Research Results), and the same, if not already in its possession, will be [***] delivered to it: (a) upon any such commencement of an Insolvency Event upon its written request therefor, unless MeiraGTx elects to continue to perform all of its obligations under this Agreement; or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of MeiraGTx upon written request therefor by Janssen.  Whenever MeiraGTx or any of its successors or assigns provides to Janssen any of the intellectual property licensed hereunder (or any embodiment thereof including Materials and Research Results) pursuant to this Section 15.3, Janssen shall have the right to perform MeiraGTx’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by Janssen shall release MeiraGTx from liability resulting from rejection of the license or the failure to perform such obligations.  MeiraGTx and Janssen each acknowledges and agrees that Option Fees, Development Milestone Payments, Commercial Milestone Payments and Royalties constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code.

All rights, powers and remedies of Janssen provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code with respect to MeiraGTx. The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, and to be enforceable under Bankruptcy Code Section 365(n):

(i)the right of access to any intellectual property rights (including all embodiments thereof) of MeiraGTx licensed to Janssen hereunder, or any Third Party with whom MeiraGTx contracts to perform an obligation of MeiraGTx under this Agreement, and, in the case of the Third Party, which is necessary for the Manufacture, use, sale, import or export of Products; and

(ii)the right to contract directly with any Third Party to complete the contracted work.

15.4.Effects of Expiration or Termination.

(a)Licenses. Upon any expiration or termination of this Agreement after the Effective Date, in whole or in part, any licenses granted by a Party under Section 4.1 with respect to a Terminated Product will terminate, except to the extent necessary for Janssen to perform any of its obligations that survive such termination, to conduct wind-down activities in compliance with applicable legal and ethical obligations, or to the extent set forth in Section 4.1(c) or Section 15.1, and each of the Parties’ respective obligations with respect to such Terminated Product shall terminate, except as set forth in Section 15.1, Section 15.4, Section 15.5 and Section 15.6. For clarity, upon any termination in part of this Agreement, the licenses granted under Article 4 shall survive with respect to the Products not affected by such partial termination.

(b)Confidential Information. Upon any expiration or termination of this Agreement, in whole or in part, each Party will destroy all written, electronic, or other materials containing Confidential Information of the other Party, including all copies thereof relating to such Terminated Product within [***] of such termination and provide certification of such destruction to the owning Party; provided, that: (i) a Party may retain one (1) copy of any materials containing Confidential Information of the other Party in its archives solely for the purpose of monitoring its ongoing confidentiality obligations hereunder; and (ii) a Party will not be obligated to destroy such materials containing Confidential Information of the other Party that are necessary for the Party to exercise any other license or right of such Party that survives such termination of this Agreement; provided, however, that the receiving Party’s use of such Confidential Information will continue to be subject to the requirements and restrictions set forth in Article 12.

(c)Wind-Down Activities. Upon any termination of this Agreement, in whole or in part, by MeiraGTx for Janssen’s uncured material breach under Section 15.2(a), by MeiraGTx under Section 15.2(b) or Section 15.2(c), or by Janssen under Section 15.2(d), then the following shall occur:

(i)Janssen hereby grants to MeiraGTx, with respect to the Terminated Product(s), a non-exclusive, perpetual and irrevocable right and license, with the right to grant sublicenses (through multiple tiers), under Janssen’s Sole Inventions as necessary to Develop, Manufacture and Commercialize such Terminated Product(s) in the Field in the Territory;

(ii)Effective as of such termination date, Janssen hereby assigns, and shall [***] transfer (at MeiraGTx’s reasonable expense, unless MeiraGTx terminated this Agreement, in whole or in part, for Janssen’s uncured material breach under Section 15.2(a), in which case such transfer shall be at Janssen’s reasonable expense) on an as-is, where-is basis, to MeiraGTx or MeiraGTx’s designee possession and ownership of all governmental or regulatory correspondence, conversation logs, filings and approvals (including all Regulatory Approvals and Pricing Approvals), and global safety database, in each case relating to the Development, Manufacture or Commercialization of the Terminated Product(s) and to the extent permitted under Applicable Law, and Janssen shall reasonably cooperate, at no additional out-of-pocket cost to Janssen, with requests by MeiraGTx for assistance necessary to facilitate MeiraGTx’s assumption of regulatory responsibilities for the Terminated Product(s) in the applicable countries in which direct transfer is not permitted during the [***] following such termination date;

(iii)Effective as of such termination date, Janssen hereby assigns (and shall ensure that its Affiliates or Sublicensees hereby assign) to MeiraGTx all Trademarks used solely with respect to the Terminated Product(s) in the Territory (together with the goodwill associated with the foregoing); and

(iv)Effective as of such termination date, Janssen shall [***] provide MeiraGTx with a summary of all Third Party agreements relating to the Development, Manufacture or Commercialization of the Terminated Product(s) to which Janssen is a party (other than those to be assigned to MeiraGTx) and shall assign to MeiraGTx any Third Party agreements solely relating to the Development, Manufacture or Commercialization of the Terminated Product(s), and MeiraGTx shall accept such assignment, including responsibility for all liabilities and obligations accruing under such agreements from and after the date of termination, in each case to the extent permitted thereunder. With respect to each agreement relating to the Development, Manufacture or Commercialization of Terminated Product(s) that is not transferred to MeiraGTx, at MeiraGTx’s request, Janssen shall use reasonable efforts to facilitate a direct introduction between MeiraGTx and the Third Party counterparty to such agreement.

(d)Clinical Studies. If Janssen is conducting any Clinical Study on the date of notice of termination for any reason under this Agreement, then MeiraGTx shall notify Janssen within [***] after the notice of termination with regard to any Clinical Study, whether MeiraGTx elects to have Janssen (i) complete such Clinical Study on behalf of MeiraGTx (unless Janssen reasonably believes there is a material safety issue that should prevent the continuation of such Clinical Study), (ii) wind down such Clinical Study as soon as practicable, subject to compliance with ethical and legal requirements, or (iii) transfer such Clinical Study to MeiraGTx as soon as practicable.  Notwithstanding the foregoing, if Janssen terminates this Agreement pursuant to Section 15.2(a) or 15.2(b), then this Section 15.4(d) shall not apply and Janssen, at its sole discretion, shall determine whether to continue or wind down any ongoing Clinical Study, subject to compliance with ethical and legal requirements; and each Party shall bear its own expenses incurred pursuant to such wind down.  In addition, and subject to the foregoing:

(i)If MeiraGTx notifies Janssen of its election to have Janssen complete a Clinical Study on behalf of MeiraGTx, Janssen and MeiraGTx will, as necessary, negotiate in good faith a separate agreement pursuant to which Janssen would complete such Clinical Study.  If the Parties fail to reach agreement within [***] after MeiraGTx makes such election, Janssen may wind down such Clinical Study, subject to compliance with ethical and legal requirements or, if requested by MeiraGTx, transfer such Clinical Study to MeiraGTx.

(ii)If MeiraGTx notifies Janssen of its election to have Janssen wind down such Clinical Study (or fails to provide notice within such [***] period), then Janssen shall wind-down such Clinical Study as soon as practicable, subject to compliance with ethical and legal requirements.

(iii)If MeiraGTx notifies Janssen of its election to have Janssen transfer such Clinical Study to MeiraGTx, then Janssen shall use commercially reasonable efforts to transfer, and MeiraGTx shall use commercially reasonable efforts to assume, such Clinical Study as [***] as practicable (and, in any event, within [***]) after the effective date of termination.

(iv)The costs of ongoing Clinical Studies under this Section 15.4(d) shall be borne as follows:

(A) By [***] after the effective date of termination, if [***].  [***] shall reimburse [***] for any such costs incurred by [***] after the effective date of termination.

(B) By [***] after the effective date of termination, if [***].  [***] shall reimburse [***] after the effective date of termination.

(C)By [***] as follows after the effective date of termination, if [***]: (x) by [***] until the earlier of (i) completion of such wind-down or (ii) [***] after the effective date of termination for such Clinical Study for such Clinical IRD Product; and (y) by [***] until the completion of such wind-down; provided that both Parties shall cooperate to wind-down such Clinical Study for such Clinical IRD Product as soon as reasonably practicable, including through discussions with the applicable Regulatory Authorities to minimize the compliance and legal requirement period for such wind-down.

(D)By [***] after the effective date of termination, if [***] until the completion of such wind-down.

(e)Further Actions. Janssen shall take all such further actions within the [***] following such termination of this Agreement, in whole or in part, as may be reasonably requested by MeiraGTx in order to give effect to the foregoing clauses in this Section 15.4, [***].

(f)Rights Terminated. Except as set forth in Section 15.1, Section 15.4, Section 15.5 and Section 15.6, the rights and obligations of the Parties hereunder shall terminate as of the date of such termination of this Agreement, in whole or in part, with respect to the Terminated Product(s). For clarity, termination of this Agreement, in whole or part, will not affect a Party’s rights to freely exploit CMC Development Inventions or CMC Development Patents in accordance with Article 11. In addition, upon any expiration or termination of this Agreement after the Effective Date, in whole or in part, each Party shall not undertake any further actions under this Agreement following such expiration or termination except in accordance with this Section 15.4. Subject to Section 15.2(a)(ii), Section 15.4(d) and Section 15.5, in the event of any expiration or termination of this Agreement, in whole or in part, (i) Janssen will pay all amounts then due and owing to MeiraGTx in accordance with Article 10 as of the effective date of such expiration or termination; (ii) each Party will use reasonable efforts to mitigate and avoid any costs incurred by or on behalf of such Party on or after such date of expiration and termination, to the extent to be reimbursed by the other Party in accordance with the express terms herewith (including under Section 15.4(d)(iv)(C)); and (iii) no further payment amounts shall be due to MeiraGTx with respect to the Terminated Product(s) after the effective date of such expiration or termination.

15.5.Post-Termination Royalties to Janssen.

Following termination of this Agreement, in whole or in part, with respect to a Product, MeiraGTx shall be obligated to pay Janssen a royalty on Net Sales of such Product in the amount of: (a) [***] percent ([***]%) of Net Sales if a Phase 2 Study has not been initiated for such Product as of the effective date of termination; (b) [***] percent ([***]%) of Net Sales if a Phase 2 Study has been initiated as of the effective date of termination but a Pivotal Study has not been initiated for such Product as of the effective date of termination; (c) [***] percent ([***]%) of Net Sales if a Pivotal Study has been initiated for such Product as of the effective date of termination but Pricing Approval in at least one (1) country has not been obtained for such Product as of the effective date of termination; or (d) [***] percent ([***]%) of Net Sales if Pricing Approval in at least one (1) country has been obtained for such Product as of the effective date of termination.  The royalty reporting, payment, record-keeping, audit and withholding tax provisions set forth in Sections 10.8, 10.9, 10.11, 10.13(d) and 10.14 and “Royalty Term” definition set forth in Section 10.9(a) shall apply mutatis mutandis to royalties payable pursuant to this Section 15.5.  For purposes of this Section 15.5, “Net Sales” shall have the meaning given to it in Section 1.176, as if the references to Janssen in such definition were to MeiraGTx.

15.6.Survival.

Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Subject to the other terms and conditions regarding the termination and survival of obligations under this Agreement in the event of expiration or termination of this Agreement, upon expiration or termination of this Agreement, all provisions of this Agreement will cease to have any effect, except that the following provisions will survive any such expiration or termination for any reason for the period of time specified therein, or if not specified, then they will survive indefinitely: Article 1 (Definitions), Section 3.5 (Research Records), Section, 3.7(c) (Final Report), Section 4.1(c) (Internal Research License), Section 4.7 (No Other Rights), Section 6.1(g) (Clinical Development Records), Section 10.1 (Upfront Payment) (only with respect to the last sentence), Section 10.11 (Reports and Royalty Payments), Section 10.12 (Disclaimer), Section 10.13 (Payment Terms), Section 10.14 (Records and Audits), Section 11.1 (Ownership under the Clinical IRD Programs and Research IRD Programs), Section 11.2 (Ownership under the CMC Development Collaboration), Section 11.3 (Duties to the Other Party), Section 11.8 (Trademarks) (only with respect to the second sentence), Article 12 (Confidentiality), Section 13.1 (Use of Names), Section 13.2 (Press Releases and Publicity Related to this Agreement), Section 13.4 (Publications) (provided, however, that Section 13.4 shall not survive in the event of any expiration or termination of this Agreement in its entirety), Section 13.5 (Publications Required by Law), Section 14.3 (Outside Date), Section 15.1 (Term), Section 15.3 (Rights in Insolvency), Section 15.4 (Effects of Expiration or Termination), Section 15.5 (Post-Termination Royalties to Janssen), Section 15.6 (Survival), Section 15.7 (Termination Not Sole Remedy), Article 17 (Indemnification; Liability; Insurance), Article 18 (Dispute Resolution) and Article 19 (General Provisions).

15.7.Termination Not Sole Remedy.

Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein, and except that termination shall be MeiraGTx’s sole remedy with respect to any failure by Janssen to discharge its obligations under Section 6.1(e), Section 6.2(a), Section 8.4(a) and Article 9.

16.REPRESENTATIONS, WARRANTIES AND COVENANTS

16.1.Representations and Warranties by Each Party.

Each Party hereby represents and warrants to the other Party, that as of the Execution Date and the Effective Date:

(a)such Party is a company duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation or incorporation;

(b)such Party has full power and authority to execute, deliver, and perform this Agreement, and has taken all action required by Applicable Law and its organizational documents to authorize the execution and delivery of this Agreement by such Party and the performance of all obligations of such Party as contemplated by this Agreement;

(c)this Agreement constitutes a legal, valid, and binding agreement enforceable against such Party in accordance with its terms;

(d)the person or persons executing this Agreement on such Party’s behalf have been duly authorized to do so by all requisite corporate action;

(e)all consents, approvals and authorizations from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with entering into this Agreement have been obtained, except in the case of the Execution Date as required pursuant to the HSR Act; and

(f)the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, the performance of such Party’s obligations hereunder and the licenses, options, rights of negotiation and other rights to be granted by such Party pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not: (i) conflict with or result in a breach of any provision of its organizational documents; (ii) conflict with, violate, result in a breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Execution Date or Effective Date, including with respect to applicable Third Party Licenses; or (iii) conflict with or violate any requirements of Applicable Laws existing as of the Execution Date or Effective Date and applicable to such Party.

16.2.Representations, Warranties and Covenants by MeiraGTx.

In addition to the representations and warranties made by MeiraGTx in Section 16.1 above and Section 16.3 below, MeiraGTx hereby represents, warrants and covenants to Janssen that, (1) as of the Execution Date, (2) except as otherwise expressly provided, the Effective Date, and (3) solely with respect to Sections 16.2(a), (b), (d), (f), (g), (i), (k), (l), and (m), and solely with respect to the [***] Product as a Research IRD Product, as of the Option Election Date:

(a)MeiraGTx has, and will have during the Term of this Agreement, the full right, power and authority to grant the licenses, exclusivity, options, right of first negotiation and other rights granted to Janssen hereunder, including under (i) the MeiraGTx Patents and MeiraGTx Know-How; and (ii) to MeiraGTx’s knowledge, the MeiraGTx Research Patents and MeiraGTx Research Know-How that each Cover Research IRD Products;

(b)MeiraGTx has not entered, and during the Term, will not enter, into any written agreement that grants or would grant to any Affiliate or Third Party, including any academic organization or agency or other Person, any rights to (i) any Clinical IRD Target or Clinical IRD Product; or (ii) to MeiraGTx’s knowledge, any Research IRD Product or related Research IRD Target, or that otherwise conflicts or would conflict with the rights granted to Janssen hereunder or MeiraGTx’s ability to fully perform its obligations hereunder, apart from those rights set forth in Exhibit 16.2(b);

(c)Exhibit 1.168 sets forth a true, complete and accurate list of all Patents Controlled by MeiraGTx or any of its Affiliates as of the Execution Date, which claim or otherwise Cover any Clinical IRD Products, Clinical IRD Targets or MeiraGTx Know-How in the Field, and each such updated copy of Exhibit 1.168 provided by MeiraGTx to Janssen as of the Effective Date and to the JSC on each anniversary of the Effective Date thereafter sets forth a true, complete and accurate list of all Patents Controlled by MeiraGTx or any of its Affiliates as of such respective dates, which claim or otherwise Cover any Clinical IRD Products, Clinical IRD Targets or MeiraGTx Know-How in the Field.

(d)the MeiraGTx Technology comprises all of the Intellectual Property Rights used by MeiraGTx and its Affiliates and consultants in the Research, Development and Manufacturing of the Clinical IRD Products prior to the Execution Date, and no MeiraGTx [***] Technology is used by MeiraGTx or its Affiliates or consultants, or is otherwise necessary, for the Research, Development, Manufacture or Commercialization of Clinical IRD Products;

(e)to MeiraGTx’s knowledge, (i) the MeiraGTx Research Technology comprises all of the Intellectual Property Rights used by MeiraGTx and its Affiliates and consultants in the Research, Development and Manufacturing of Research IRD Products prior to the Execution Date, and (ii) no MeiraGTx [***] Technology is used by MeiraGTx or its Affiliates or consultants, or is otherwise necessary, for the Research, Development, Manufacture or Commercialization of Research IRD Products;

(f)neither MeiraGTx nor its Affiliates is or was engaged in the Commercialization of any Clinical IRD Product or Research IRD Product on or prior to the Execution Date;

(g)Exhibit 16.2(g) sets forth a complete and accurate list of all Existing Third Party Obligations as of the Execution Date, and besides Existing Third Party Obligations as set forth in Exhibit 16.2(g), neither MeiraGTx nor any of its Affiliates is subject to any royalty, milestone or other payment obligation to any Third Party in connection with the practice, or the grant of rights to Janssen to practice, (i) any of the MeiraGTx Technology, including with respect to the Commercialization of Clinical IRD Products under this Agreement and (ii) to MeiraGTx’s knowledge, any of the MeiraGTx Research Technology, including with respect to the Commercialization of Research IRD Products;

(h)MeiraGTx has provided Janssen with complete, true and accurate copies of all agreements in effect between MeiraGTx and [***] relating to this Agreement;

(i)MeiraGTx has not materially breached, or received any notice of breach or default under, any Existing Third Party Obligation, and each Existing Third Party Obligation is valid, binding and in full force and effect;

(j)Exhibit 4.4 sets forth a complete and accurate list of all subcontractors that MeiraGTx has existing relationships with as of the Execution Date, such subcontractors’ activities or obligations in connection with this Agreement and if applicable, any MeiraGTx commitments specifically requiring either of the Parties to engage any such subcontractors in connection with any Clinical Development Plan Activities or Research Plan Activities on or after the Effective Date;

(k)to MeiraGTx’s knowledge, the Research, Development, Manufacture and Commercialization of the Products, do not, or will not, infringe or misappropriate the Intellectual Property Rights of any Third Party, and MeiraGTx or any of its Affiliates or licensees or Sublicensees of any MeiraGTx Technology or MeiraGTx Research Technology Covering Research IRD Products have not received any written notice alleging such infringement or misappropriation, except that [***];

(l)there are no claims, judgments, orders, decrees, or settlements against or owed by MeiraGTx or any of its Affiliates, and there is no written action or proceeding of any nature, civil,

criminal, regulatory or otherwise, pending or, to the knowledge of MeiraGTx, threatened against MeiraGTx or any of its Affiliates, in each case that would prevent MeiraGTx from performing its obligations under this Agreement or from granting the licenses and other rights set forth hereunder;

(m)none of MeiraGTx, its Affiliates, or licensees or Sublicensees of any MeiraGTx Technology, have initiated or been involved in any proceeding or other Claims in which it alleges that any Third Party is or was infringing or misappropriating any (i) MeiraGTx Technology or (ii) to MeiraGTx’s knowledge, MeiraGTx Research Technology Covering Research IRD Products, nor have any such proceedings been threatened by MeiraGTx, its Affiliates, or licensees or Sublicensees, nor does MeiraGTx or its Affiliates know of any valid basis for any such proceedings; and

(n)MeiraGTx has provided Janssen with true, accurate and complete copies of all agreements listed in Exhibit 16.2(b) and Exhibit 16.2(g) attached hereto (including amendments and addendums to such agreements).

16.3.Mutual Covenants.

(a)Compliance. Each Party shall comply, and shall cause its Affiliates, subcontractors and Sublicensees to comply, in all material respects with all Applicable Laws applicable to the Development, Manufacture and Commercialization of Products and performance of its obligations under this Agreement, including, to the extent applicable, the statutes, regulations and written directives of the FDA (including cGCP, cGLP, and cGMP), the EMA and any Regulatory Authority having jurisdiction in the Territory, the FD&C Act, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. § 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 U.S.C. § 1320a-7b(f), Anti-Corruption Laws, Privacy and Data Security Laws, Trade Control Laws and U.S. Export Control Laws.

(b)No Debarred Person. In the course of the Research, Development, Manufacture and Commercialization of the Products, neither Party nor its Affiliates, Sublicensees or subcontractors shall use any employee, officer, director, agent or consultant who is or has been a Debarred Person, or, to such Party’s or its Affiliate’s knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party [***] in writing upon becoming aware that any person performing services under this Agreement has become a Debarred Person or is the subject of debarment proceedings or pending or threatened debarment proceedings by any Regulatory Authority.

(c)Know-How and IP Protection. All of a Party’s employees and other Persons acting on such Party’s behalf, in each case with access to Know-How and Inventions as contemplated herein, are obligated to maintain the confidentiality of such Know-How and Inventions and not use such Know-How or Inventions for any purpose inconsistent with the terms and conditions of this Agreement.  All of a Party’s employees and other Persons performing activities hereunder on behalf of such Party in accordance herewith will be obligated to assign all rights, title and interests in and to any Inventions developed by them in connection with such activities, whether or not patentable, to such Party.

16.4.No Other Warranties.

EXCEPT AS EXPRESSLY STATED HEREIN, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF JANSSEN OR MEIRAGTX; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

17.INDEMNIFICATION; LIABILITY; INSURANCE

17.1.Indemnification by MeiraGTx.

MeiraGTx shall indemnify, defend and hold Janssen, its Affiliates and Sublicensees, and their respective officers, directors, employees and agents (“Janssen Indemnitees”) harmless from and against any Damages arising out of or resulting from any Claims of Third Parties against them to the extent arising or resulting from:

(a)the negligence, gross negligence or willful misconduct of any MeiraGTx Indemnitee or contractor in connection with this Agreement;

(b)the breach of any of the covenants, agreements, warranties or representations made by MeiraGTx to Janssen under this Agreement;

(c)MeiraGTx’s Research activities with respect to any Research IRD Products prior to the respective Option Election Date, including pursuant to Section 2.2(a) and Section 3.3;

(d)MeiraGTx’s Research or Development activities with respect to the [***] Product unless and until Janssen elects to make the [***] Product a Clinical IRD Product pursuant to Section 2.1(b);

(e)MeiraGTx’s Research or Development activities with respect to any Clinical IRD Product, including its Clinical Development Plan Activities pursuant to Section 6.1(c) and Section 6.1(e), and, prior to the Sponsorship Transfer Date, regulatory activities pursuant to Section 7.1(a); or

(f)MeiraGTx’s Manufacturing activities with respect to any Product, including Manufacturing Products pursuant to Section 8.1, any Supply Agreement or any Quality Agreement, and conducting CMC Development Plan Activities pursuant to Section 8.4(a);

except that MeiraGTx shall not be obliged to so indemnify the Janssen Indemnitees for any Claim to the extent that Janssen has an obligation to indemnify MeiraGTx Indemnitees pursuant to Section 17.2 for such Claim.

17.2.Indemnification by Janssen.

Janssen shall indemnify, defend and hold MeiraGTx, its Affiliates and Sublicensees, and their respective officers, directors, employees and agents (“MeiraGTx Indemnitees”) harmless from and against any Damages arising out of or resulting from any Claims of Third Parties against them to the extent arising or resulting from:

(a)the negligence, gross negligence or willful misconduct of any Janssen Indemnitee or contractor in connection with this Agreement;

(b)the breach of any of the covenants, agreements, warranties or representations made by Janssen to MeiraGTx under this Agreement;

(c)Janssen’s Research, Development or Commercialization activities with respect to any Janssen Research IRD Product pursuant to Section 2.2(a), Section 6.2(a), Section 7.2(a) or Article 9;

(d)Janssen’s Development or Commercialization activities with respect to any Clinical IRD Product, including conducting its Clinical Development Plan Activities pursuant to Section 6.1(c) and Section 6.1(e), regulatory activities after [***] pursuant to Section 7.1(a) and Commercialization activities pursuant to Article 9; or

(e)Janssen’s Manufacturing activities with respect to any Product, including Manufacturing Products pursuant to the applicable Supply Agreements and conducting its CMC Development Plan Activities pursuant to Section 8.4(a);

except that Janssen shall not be obliged to so indemnify the MeiraGTx Indemnitees for any Claim to the extent that MeiraGTx has an obligation to indemnify Janssen Indemnitees pursuant to Section 17.1 for such Claim.

17.3.Indemnification Procedure.

(a)For the avoidance of doubt, all indemnification claims in respect of a Janssen Indemnitee or MeiraGTx Indemnitee shall be made solely by Janssen or MeiraGTx, respectively.

(b)A Party seeking indemnification hereunder (the “Indemnified Party”) shall notify the other Party (the “Indemnifying Party”) in writing reasonably [***] after the assertion against the Indemnified Party of any Claim or fact in respect of which the Indemnified Party intends to base a claim for indemnification hereunder (an “Indemnification Claim Notice”); provided, that the failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby. The Indemnification Claim Notice shall contain a description of the Claim and the nature and amount of the Claim (to the extent that the nature and amount of such Claim is known at such time). Upon the request of the Indemnifying Party, the Indemnified Party shall furnish [***] to the Indemnifying Party copies of all correspondence, communications, and official documents (including court documents) received or sent in respect of such Claim.

(c)Subject to Section 17.3(d) and Section 17.3(e), the Indemnifying Party shall have the right, upon written notice given to the Indemnified Party, to assume the defense and handling of such Claim, at the Indemnifying Party’s sole expense, in which case Section 17.3(d) shall govern. The assumption of the defense of a Claim by the Indemnifying Party shall be construed as acknowledgement that the Indemnifying Party is liable to indemnify any Indemnitee with respect to the Claim, and shall constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification. Until the Indemnifying Party gives such written notice to the Indemnified Party, Section 17.3(e) shall govern.  An Indemnifying Party will not have the right to conduct the defense of any Claim (a) brought by a Governmental Authority, (b) where such Claim involves injunctive relief (which cannot reasonably be severed from the proceeding for damages) or (c) where the Indemnified Party reasonably believes that the Indemnifying Party does not have the financial resources to discharge its indemnification obligation in full, unless the Indemnifying Party posts a bond to cover such potential indemnification obligations.

(d)Upon assumption of the defense of a Claim by the Indemnifying Party:  (i) the Indemnifying Party shall have the right to and shall assume sole control and responsibility for defending and handling the Claim; (ii) the Indemnifying Party may, at its own cost, appoint as counsel in connection with conducting the defense and handling of such Claim any law firm or counsel selected by the Indemnifying Party which is reasonably acceptable to the Indemnified Party; (iii) the Indemnifying Party shall keep the Indemnified Party informed of the status of such Claim; and (iv) the Indemnifying Party shall have the right to settle such Claim on any terms the Indemnifying Party chooses; provided, however, that it shall not, without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned, or delayed), agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification under this Agreement or which admits any wrongdoing or responsibility for the Claim on behalf of the Indemnified Party or which involves a conduct restriction or obligation of any kind. The Indemnified Party shall cooperate with the Indemnifying Party and shall be entitled to participate in, but not control, the defense of such Claim with its own counsel and at its own expense. In particular, the Indemnified Party shall furnish such records, information, and testimony, provide witnesses, and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making the Indemnified Party, the Indemnitees, and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided.

(e)If the Indemnifying Party does not assume the defense of the Indemnified Party in accordance with Section 17.3(c), the Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate. In such event, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the status of such Claim and shall not settle such Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned, or delayed. If the Indemnified Party defends or handles such Claim, the Indemnifying Party shall cooperate with the Indemnified Party, at the Indemnified Party’s request but at no expense to the Indemnified Party, and shall be entitled to participate in the defense and handling of such Claim with its own counsel and at its own expense.

(f)Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

17.4.Mitigation of Loss.

Each Indemnified Party will take and will procure that the other Janssen Indemnitees (where Janssen is the Indemnified Party) or the MeiraGTx Indemnitees (where MeiraGTx is the Indemnified Party) take all such reasonable steps and actions in order to mitigate any potential Damages under this Article 17.

17.5.Limited Liability.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECULATIVE OR PUNITIVE DAMAGES OF ANY KIND ARISING FROM OR RELATING TO THIS AGREEMENT, THE NEGOTIATION OF THIS AGREEMENT OR THE ACTIVITIES CONDUCTED HEREUNDER, OR ANY OTHER DAMAGES not reasonably foreseeable as a proximate result of the breach of a party OF THIS AGREEMENT, on any theory of liability (whether in contract, tort, strict liability or otherwise), REGARDLESS OF ANY NOTICE, AWARENESS OR ADVICE OF THE LIKELIHOOD OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 17.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT INDEMNIFICATION FOR DaMAGES OF THE NATURE DESCRIBED ABOVE THAT ARE PAYABLE TO A THIRD PARTY FOLLOWING A FINAL ADJUDICATION OF THE MATTER IN QUESTION OR A SETTLEMENT EFFECTED IN ACCORDANCE WITH THIS AGREEMENT.

17.6.Insurance Obligations

Each Party, at its own expense, shall procure and maintain during the Term and for a period of [***] thereafter product liability insurance adequate to cover the activities to be conducted by such Party and its obligations under this Agreement that are consistent with normal business practices of prudent companies similarly situated; provided, however, that in no event shall such product liability insurance be written in amounts less than [***] per claim or per occurrence and annual aggregate.  All such insurance shall include worldwide coverage.  Prior to the initiation of any Clinical Study of a Product, the Party responsible for such Clinical Study shall secure, and maintain in full force and effect, clinical trial insurance as required by Applicable Law in those territories where such Clinical Study shall be conducted.  It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under Section 17.1 and Section 17.2. Each Party shall provide the other Party with written evidence of such insurance upon request.  Each Party shall provide the other Party with written notice at least [***] prior to the cancellation, non-renewal or material change of such insurance that could materially adversely affect the rights of such other Party hereunder. Notwithstanding the foregoing, either Party’s failure to maintain adequate insurance shall not relieve that Party of its obligations set forth in this Agreement. The Parties acknowledge and agree that Janssen may meet its obligations under this Section 17.6 through self-insurance consistent with the levels set forth herein with prior written notice to MeiraGTx.  In such event, Janssen shall provide a written certification of such self-insurance to MeiraGTx upon request.

18.DISPUTE RESOLUTION

18.1.Dispute Resolution.

(a)Escalation; Decision-Making Authority. In the case of any dispute, claim or controversy between the Parties arising from or related to this Agreement, or the interpretation, application, breach, termination or validity of this Agreement and which are not subject to Section 5.8(c) (a “Dispute”), the Parties will discuss and negotiate in good faith a solution acceptable to the Parties and in the spirit of this Agreement.  If, after negotiating in good faith pursuant to the foregoing sentence, the Parties fail to reach agreement within [***] (or such longer period as agreed in writing by the Parties), then the Dispute may be referred to the Executive Officers for resolution at the request of either Party.  If, after negotiating in good faith, the Executive Officers fail to reach agreement within [***] of submission to the Executive Officers (or such longer period as agreed in writing by the Parties), then either Party may upon written notice to the other submit the Dispute to non-binding mediation pursuant to Section 18.1(b).

(b)Mediation.

(i)If the Parties fail to resolve the Dispute pursuant to Section 18.1(a), the Parties shall attempt in good faith to resolve any Dispute by confidential mediation in accordance with the then-current Mediation Procedure of the International Institute for Conflict Prevention and Resolution (“CPR Mediation Procedure”) (www.cpradr.org) before initiating arbitration. The CPR Mediation Procedure shall control, except where it conflicts with these provisions, in which case these provisions control. The mediator shall be chosen pursuant to CPR Mediation Procedure. The mediation shall be held in New York, New York.

(ii)Either Party may initiate mediation by written notice to the other Party of the existence of a Dispute. The Parties agree to select a mediator within [***] of the notice and the mediation will begin [***] after the selection. The mediation will continue until the mediator, or either Party, declares in writing, no sooner than after the conclusion of [***] of a substantive mediation conference attended on behalf of each Party by a senior business person with authority to resolve the Dispute, that the Dispute cannot be resolved by mediation. In no event, however, shall mediation continue more than [***] from the initial notice by a Party to initiate meditation unless the Parties agree in writing to extend that period.

(iii)Any period of limitations that would otherwise expire between the initiation of mediation and its conclusion shall be extended until [***] after the conclusion of the mediation.

(c)Arbitration. If the Parties fail to resolve the Dispute pursuant to Section 18.1(a) or Section 18.1(b), and a Party desires to pursue resolution of the Dispute, subject to Section 18.5, the Dispute shall be resolved by final and binding arbitration as follows:

(i)The Dispute shall be finally resolved by arbitration in accordance with the then-current CPR Rules for Non-Administered Arbitration Rules (“CPR Rules”) (www.cpradr.org), except where they conflict with these provisions, in which case these provisions control. The place of arbitration shall be New York, New York. All aspects of the arbitration shall be treated as confidential.

(ii)Whenever a Party decides to institute such arbitration proceedings, such Party shall as [***] as practicable, give written notice to that effect to the other Party. The law of this arbitration clause shall be the law of New York, USA, the seat and venue of the arbitration shall be New York, USA, and the arbitration proceedings shall be conducted in the English language. The arbitrators will be chosen from the CPR Panel of Distinguished Neutrals, unless a candidate not on such panel is approved by both Parties. Each arbitrator shall be a lawyer with at least fifteen (15) years’ experience with a law firm or corporate law department of over twenty-five (25) lawyers or who was a judge of a court of general jurisdiction. There shall be three (3) arbitrators for the Dispute, selected as follows:  each Party shall select an arbitrator in accordance with the “screened” appointment procedure provided in CPR Rule 5.4, and the chair will be chosen in accordance with CPR Rule 6.4. If, however, the aggregate award sought by the Parties is less than [***] and equitable relief is not sought, a single arbitrator shall be appointed in accordance with the CPR Rules. Candidates for the arbitrator position(s) may be interviewed by representatives of the Parties in advance of their selection, provided that all Parties are represented.

(iii)The hearing on the merits shall be concluded within [***] after the initial prehearing conference and the award shall be rendered within [***] of the conclusion of the hearing, or of any post-hearing briefing, which briefing shall be completed by both sides within [***] after the conclusion of the hearing, unless the arbitrator(s) determine(s), in a reasoned decision, that the interest of justice or the complexity of the case requires that the time limit for concluding the hearing on the merits or rendering the award be extended. In the event the Parties cannot agree upon a schedule, then the arbitrator(s) shall set the schedule following the time limits set forth above as closely as practical.

(iv)The hearing on the merits will be concluded in [***] or less, unless the arbitrator(s) determine(s), in a reasoned decision, that the interest of justice or the complexity of the case requires that the time limit for concluding the hearing on the merits or rendering the award be extended. Multiple hearing days will be scheduled consecutively to the greatest extent possible. A transcript of the testimony adduced at the hearing shall be made and shall be made available to each Party.

(v)The Parties shall allow and participate in discovery in accordance with the United States Federal Rules of Civil Procedure.  Unresolved discovery disputes shall be submitted to the arbitrator(s).

(vi)The arbitrator(s) shall decide the merits of any Dispute in accordance with the law governing this Agreement, without application of any principle of conflict of laws that would result in reference to a different law. The arbitrator(s) may not apply principles such as “amiable compositeur” or “natural justice and equity.”

(vii)The arbitrator(s) are expressly empowered to decide dispositive motions in advance of any hearing and shall endeavor to decide such motions as would a United States District Court Judge sitting in the jurisdiction whose substantive law governs.

(viii)The arbitrator(s) shall render a written opinion stating the reasons upon which the award is based. The Parties consent to the entry of judgment on any award rendered hereunder. Judgment on the award may be entered in any court of competent jurisdiction.

(ix)The award of the arbitral tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award. When any Dispute occurs and when any Dispute is under arbitration, except for the matters in Dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement. Except in a proceeding to enforce the results of the arbitration or as otherwise required by Applicable Law, neither Party nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Parties. Notwithstanding anything to the contrary contained in this Agreement, each Party to the Dispute shall be entitled to seek provisional remedies, interim measures of protection and emergency relief, if possible, such as attachment, preliminary injunction, replevin or other equitable relief, from the arbitral tribunal or any court of competent jurisdiction in accordance with the Applicable Laws of that jurisdiction in order to avoid irreparable harm, maintain the status quo, preserve its status and priority as a creditor or preserve the subject matter of the Dispute.

(d)Waivers. EACH PARTY HERETO WAIVES: (I) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY AND (II) ANY CLAIM FOR ATTORNEY FEES, COSTS AND PREJUDGMENT INTEREST; PROVIDED, HOWEVER, THAT THE FOREGOING WILL NOT LIMIT A PARTY’S OBLIGATIONS IN RESPECT OF DAMAGES CLAIMED BY A THIRD PARTY.

18.2.Governing Law.

This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to the conflicts or choice of laws provision thereof (“Governing Law”). The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to the interpretation of this Agreement.

18.3.Exclusions.

Nothing in this Article 18 shall preclude a Party from: (a) seeking and obtaining in any competent court injunctive or equitable relief to preserve the status quo or prevent immediate harm to the Party; or (b) submitting any dispute, controversy or Claim relating to the scope, validity, enforceability or infringement of any Patents or Trademarks to adjudication in accordance with the Applicable Laws of the country or jurisdiction in which the relevant patent is pending or has been issued, including before any patent or trademark administrative body in the country in which such Patent or Trademark was granted or arose. The Parties agree that the venue of any such adjudication involving a patent pending in or issued by the United States will be a U.S. federal district court sitting in New York, New York or an appellate body of such court, and for a patent pending in or issued by any other country, any competent court having jurisdiction over the subject of the Patent controversy or Claim sitting in the capital of such country (or if there is not any such competent court in the capital, a location reasonably proximate to the capital), and each Party hereby irrevocably submits to the jurisdiction of such courts or administrative bodies.

18.4.Cumulative Remedies.

Unless expressly stated otherwise in this Agreement, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to, and not in lieu of, any other remedy referred to in this Agreement or otherwise available to either Party under Applicable Law.

18.5.Injunctive Relief.

Notwithstanding anything to the contrary set forth in this Agreement, the Parties each stipulate and agree that given the nature of the Confidential Information and Intellectual Property Rights and the competitive damage and irreparable harm that may result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information or Intellectual Property Rights to any Third Party, monetary damages may not be a sufficient remedy for any breach of Section 4.4, Article 11, Article 12 or Article 13 by a Party. In the case of any such breach or threatened breach, in addition to all other remedies, the non-breaching Party will be entitled to seek equitable relief (including temporary or permanent restraining orders, specific performance or other injunctive relief) for any such breach or threatened breach from any court of competent jurisdiction without first submitting to the dispute resolution procedures set forth in Section 18.1.

19.GENERAL PROVISIONS

19.1.Assignment.

Subject to Section 4.6(d) and Section 4.6(e), neither Party may assign its rights or obligations under this Agreement, in whole or in part, without the other Party’s prior written consent, except that either Party may assign this Agreement, in whole or in part, without the other Party’s consent to: (a) an Affiliate of the assigning Party; or (b) any Third Party successor or purchaser of all or substantially all of its business or assets to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other similar transaction. In addition, Janssen may, without the prior written consent of MeiraGTx, assign its rights and obligations, in whole or in part, under this Agreement to a Third Party, where Janssen or its Affiliate is required, or makes a good faith determination based on advice of counsel, to divest any Products in order to comply with Applicable Law or the order of any Governmental Authority as a result of a merger or acquisition or similar transaction. In any such case, Janssen shall provide MeiraGTx with advance notice of any such assignment. Any permitted assignee will assume all obligations of its assignor under this Agreement (or related to the assigned portion in case of a partial assignment). For clarity: (i) an assignment to an Affiliate will terminate, and all rights so assigned will revert to the assigning Party, if and when such Affiliate ceases to be an Affiliate of the assigning Party; and (ii) sublicensing of any licenses granted under this Agreement will be governed by Section 4.1(c) and Section 4.3. Any attempted assignment in contravention of the foregoing will be null and void.

Subject to the terms of this Agreement, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

19.2.Extension to Affiliates.

Each Party may discharge any obligations and exercise any rights under this Agreement through delegation of its obligations or rights to any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be deemed a breach by such Party. Any reference to performance by a Party hereunder includes any performance by its Affiliates.

19.3.Severability.

If any of the provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein, the remainder of this Agreement shall be in full force and effect, and the Parties will negotiate in good faith to substitute any invalid or unenforceable provision with a valid and enforceable provision such that this Agreement conforms as nearly as possible with the original intent of the Parties.

19.4.Force Majeure.

If either Party is prevented from performing its obligations under this Agreement due to any contingency beyond its reasonable control (“Force Majeure”), including acts of Governmental Authorities, any war, terrorism, hostilities between nations, civil commotions, riots, national industry strikes, sabotage, fire, floods and acts of nature such as typhoons, hurricanes, earthquakes, or tsunamis, the Party so affected shall not be responsible to the other Party for any delay or failure of performance of its obligations hereunder, for so long as and to the extent that such Force Majeure prevents such performance. If a Force Majeure arises, the Party immediately affected thereby shall give prompt written notice to the other Party specifying the Force Majeure event complained of, and shall use Commercially Reasonable Efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence to resume performance of its obligations with reasonable dispatch.

19.5.Waivers and Amendments.

The delay or failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right, term or condition or excuse a similar subsequent failure to perform any such term or condition by the other Party, and no waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, in any one (1) or more instances, will be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

19.6.Relationship of the Parties.

Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between MeiraGTx and Janssen or their respective Affiliates, or to constitute one as the agent of the other. Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

19.7.Notices.

All notices, consents, waivers, and other communications under this Agreement must be in writing, in the English language, and will be deemed to have been duly given when: (a) delivered by hand; (b) when sent by an internationally recognized overnight delivery service (receipt requested); or (c) when sent by confirmed email, in each case, to the appropriate addresses set forth below (or to such other addresses as a Party may designate by notice in accordance with this Section 19.7):

If to MeiraGTx:

MeiraGTx UK II Limited
25 Provost Street
London N1 7NH
Email: [***]
Attn: Chief Operating Officer

with a copy to:

MeiraGTx – US
430 East 29th Street, 10th Floor
New York, NY 10016
Attn: Chief Operating Officer

If to Janssen:

Janssen Pharmaceuticals, Inc.
1125 Trenton-Harbourton Road
Titusville, NJ 08560
Attention: President

with a copy to:

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933
Attn: General Counsel, Pharmaceuticals

Any such notice shall be deemed to have been given on the date delivered. A Party may add, delete (so long as at least one (1) person is remaining) or change the person or address to which notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section 19.7.

19.8.Further Assurances.

Janssen and MeiraGTx hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver, and to cause to be executed, acknowledged, and delivered, any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

19.9.No Third Party Beneficiary Rights.

The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any Third Party (including any third party beneficiary rights), except with respect to certain Janssen Indemnitees and certain MeiraGTx Indemnitees, who are Third Parties, solely with respect to Article 17.

19.10.English Language.

This Agreement was prepared and executed in the English language, which language shall govern the interpretation of, and any disputes regarding, the terms of this Agreement. Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

19.11.Interpretation.

Unless the context of this Agreement otherwise requires:

(a)references to an Article, Section or Exhibit means an Article or Section of, or Exhibit to, this Agreement, unless another agreement is specified;

(b)the term “including” (in its various forms) means “including without limitation”;

(c)a particular statute or statutory instrument, regulation or any of their provisions shall include all rules and regulations thereunder and shall be construed as a reference to that statute or statutory instrument, regulation or such provision as the same may have been or may from time to time hereafter be modified, amended or re-enacted;

(d)words denoting the singular shall include the plural and vice versa, and words denoting any gender shall include all genders;

(e)references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement;

(f)the Exhibits and other attachments form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Exhibits and attachments;

(g)the headings in this Agreement, in any Exhibit to this Agreement and in the table of contents to this Agreement are for information and convenience only and shall not in any way affect the construction of or be considered in the interpretation of this Agreement;

(h)the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement;

(i)the word “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”;

(j)“days” refers to calendar days;

(k)the terms “hereof”, “herein”, “hereby”, and derivative or similar words refer to this entire Agreement;

(l)general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things;

(m)the words “shall” and “will” have the same meaning; and

(n)the Parties agree that each Party has been represented by legal counsel in connection with this Agreement, the terms and conditions of this Agreement are the result of negotiations between the Parties, each Party has participated in the drafting hereof, and the terms and provisions of this Agreement shall not be construed and applied in favor of or against any Party by reason of the extent to which any Party participated in the preparation of this Agreement.

19.12.Entire Agreement.

This Agreement, together with its Exhibits, which are incorporated by reference herein, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and supersedes all prior discussions, representations, understandings, agreements, proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter; provided, however, that the Prior CDA shall survive in accordance with its terms, except that any Information (as defined in the Prior CDA) that was disclosed by MeiraGTx LLC under the Prior CDA and that relates to the subject matter of this Agreement will be deemed Confidential Information of MeiraGTx under this Agreement and treated in accordance with the terms and conditions of Article 12 and Article 13. If any conflict between a substantive provision of this Agreement and any Exhibit hereto arises, the substantive provisions of this Agreement shall prevail.

19.13.Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same single instrument. Signature pages of this Agreement exchanged by facsimile or other electronic transmission will be deemed to be as effective as an original executed signature page.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

MEIRAGTX UK II LTD

By:	/s/ Alexandria Forbes
Name:	Alexandria Forbes
Title:	Chief Executive Officer

Signature Page to Collaboration, Option and License Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

MEIRAGTX HOLDINGS PLC

By:	/s/ Alexandria Forbes
Name:	Alexandria Forbes
Title:	Chief Executive Officer

Signature Page to Collaboration, Option and License Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

Janssen Pharmaceuticals, INc.

By:	/s/ Jeffrey N. Smith
Name:	Jeffrey N. Smith
Title:	Vice President

Signature Page to Collaboration, Option and License Agreement

Exhibit 1.34

Clinical Development Plans, Including Anticipated Costs and Timelines

See attached for anticipated costs and timelines.

Initial Clinical Development Plans to be attached upon approval as Exhibits 1.34-4, -5, -6 and (as applicable) -7 in accordance with Section 6.1(c).

Exhibit 1.34-1

Anticipated Costs and Timelines – CNGA3 Product

[***]

Exhibit 1.34-2

Anticipated Costs and Timelines – CNGB3 Product

[***]

Exhibit 1.34-3

Anticipated Costs and Timelines – RPGR Product

[***]

Exhibit 1.51

CMC Development Plans

To be attached upon approval.

Exhibit 1.103

Final Report Requirements

Required

[***]

Exhibit 1.136

J&J Universal Calendar for 2019 and 2020

[***]

Exhibit 1.168

MeiraGTx Patents

[***]

Exhibit 1.221

IRD Genes

[***]

Exhibit 1.223

Research Plans

To be attached upon approval.

Exhibit 3.4

Research Budget Cap

Calendar Year	2019	2020	2021
Research Budget Cap*	[***]	[***]	[***]

* Total budget to be [***] in accordance with Section 3.8. Includes all pre-clinical work required to [***].

Exhibit 3.5

Janssen Data Policies

JANSSEN DATA GENERATION, PROCESSING AND STORAGE POLICIES

[***]

Exhibit 4.4

MeiraGTx Subcontractors

Subcontractor	Activities
[***]

MeiraGTx Commitments to Engage Scheduled Subcontractors: [***]

Exhibit 8.2

Key Terms of Clinical Supply Agreement and Clinical Quality Assurance Agreement

The Clinical Supply Agreement will substantially contain the following provisions:

[***]

Exhibit 8.3

Key Terms of Commercial Supply Agreement and Commercial Quality Assurance Agreement

The Commercial Supply Agreement will substantially contain the following provisions:

[***]

Exhibit 8.4(a)

CMC Development Plan Activities – Breakdown

[***]

Exhibit 16.2(b)

Third Party Rights

[***]

Exhibit 16.2(g)

MeiraGTx Existing Third Party Obligations

[***]